--------------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS SUPPLEMENT (SUBJECT TO COMPLETION)

DATED APRIL 11, 2000

(TO THE PROSPECTUS DATED DECEMBER 22, 1999)


                           $881,194,536 (APPROXIMATE)

                     COPELCO CAPITAL RECEIVABLES LLC, ISSUER

                         COPELCO CAPITAL, INC., SERVICER

                                  SERIES 2000-A

                               LEASE-BACKED NOTES

--------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

This prospectus supplement may be used to offer and sell the notes only if accompanied by this prospectus.

The notes are secured solely by the assets of Copelco Capital Receivables LLC. The notes are not debt obligations of any other person.

The notes will not be insured or guaranteed by any governmental agency or instrumentality.
--------------------------------------------------------------------------------

We will issue --

     o    Seven classes of notes which are to be offered by this prospectus;

     o Class A-2b Lease-Backed Notes, which will be sold in a private placement and are not offered by this prospectus;

     o Class E Lease-Backed Notes, which will be sold in a private placement and are not offered by this prospectus but serve as credit support to the notes offered by this prospectus;

     o Residual Notes which will be sold in a private placement and are not offered by this prospectus.

The notes --

     o Are backed by a pledge of our assets. Our assets securing the notes will include a pool of copier, computer, healthcare and commercial and industrial equipment leases, and all of our interest in the equipment underlying the leases;

     o    Receive distributions beginning on June 19, 2000;

     o    Represent our debt obligations; and

     o    Currently have no trading market.

=================================================================================================================
                   |               |               |            |            |         Initial Ratings
                   |               |               |            |            |-----------------------------------
                   |               |               |            |  Initial   |          |             |
                   |    Issuance   |               |            |  Public    |          |             |
                   |     Amount    |  Underwriting |  Interest  | Offering   |          |             |
                   |  (Approximate)|    Discount   |    Rate    |  Price     |  Moodys  |    Fitch    |    S&P
-------------------|---------------|---------------|------------|------------|----------|-------------|----------
Class A-1 Notes    |  $185,514,639 |           %   |        %   |        %   |    P-1   |    F1+/AAA  |    A-1+
-------------------|---------------|---------------|------------|------------|----------|-------------|----------
Class A-2a Notes   |  $139,135,979 |           %   | Variable(1)|        %   |    P-1   |    F1+/AAA  |     A-1
-------------------|---------------|---------------|------------|------------|----------|-------------|----------
Class A-3 Notes    |  $255,082,629 |           %   |        %   |        %   |    Aaa   |      AAA    |     AAA
-------------------|---------------|---------------|------------|------------|----------|-------------|----------
Class A-4 Notes    |  $236,531,165 |           %   |        %   |        %   |    Aaa   |      AAA    |     AAA
-------------------|---------------|---------------|------------|------------|----------|-------------|----------
Class B Notes      |  $ 18,551,464 |           %   |        %   |        %   |    Aa2   |       AA    |     AA
-------------------|---------------|---------------|------------|------------|----------|-------------|----------
Class C Notes      |  $ 18,551,464 |           %   |        %   |        %   |    A2    |       A     |      A
-------------------|---------------|---------------|------------|------------|----------|-------------|----------
Class D Notes      |  $ 27,827,196 |           %   |        %   |        %   |   Baa2   |      BBB    |     BBB
=================================================================================================================

(1) The Class A-2a Notes will have a variable interest rate based on one-month LIBOR.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    FIRST UNION SECURITIES, INC.                    PRUDENTIAL SECURITIES
      (CO-LEAD AND BOOKRUNNER)                           (CO-LEAD)

                         BANC OF AMERICA SECURITIES LLC

                          MELLON FINANCIAL MARKETS, LLC

            The date of this Prospectus Supplement is April __, 2000

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further applicable discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus. If given or made, the information or representations must not be relied upon. The information in this document is accurate only as of the date of this document regardless of when this prospectus supplement and accompanying prospectus are delivered or when the notes are sold to you.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Important Notice About the Information Presented in This Prospectus
  Supplement and the Accompanying Prospectus..............................  S-3
Summary...................................................................  S-4
Lease-Backed Notes Series 2000-A..........................................  S-4
Risk Factors..............................................................  S-9
Use of Proceeds...........................................................  S-11
The Swap Agreement........................................................  S-11
Variable Funding Capital Corporation......................................  S-12
The Series Pool...........................................................  S-13
Copelco Capital, Inc. Financial Information...............................  S-25
Management's Discussion and Analysis of Financial Condition...............  S-25
Description of the Notes..................................................  S-26
Security for the Notes....................................................  S-49
The Indenture Trustee.....................................................  S-49
Legal Matters Affecting a Lessee's  Rights and Obligations................  S-49
Material Federal Income Tax Consequences..................................  S-51
ERISA Considerations......................................................  S-52
Underwriting..............................................................  S-53
Experts...................................................................  S-55
Legal Matters.............................................................  S-55
Ratings of the Offered Notes..............................................  S-55
Financial Statements of Copelco Capital Receivables LLC...................  S-57
Glossary..................................................................  S-61

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     All references to "we," "us," "our," "ourselves," or the "Issuer" mean Copelco Capital Receivables LLC.

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) this prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

     IF THE PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the notes offered by this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit information contained in the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of these materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     SUMMARY

o This summary highlights select information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the notes, we suggest that you carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of various calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus supplement.

                               LEASE-BACKED NOTES
                                  SERIES 2000-A

     We will issue the notes offered by this prospectus supplement in book-entry form through the facilities of The Depository Trust Company.

ISSUER

We are a limited liability company formed under the laws of the State of Delaware. Our address is 700 East Gate Drive, Mt. Laurel, NJ 08054.

MANAGER

We will be managed by Copelco Manager, Inc., a wholly-owned bankruptcy-remote subsidiary of Copelco Capital, Inc. The address of the manager is 700 East Gate Drive, Mt. Laurel, NJ 08054.

SERVICER

Copelco Capital, Inc. The address of the servicer is One International Boulevard, Mahwah, NJ 07430.

TRUSTEE

Manufacturers and Traders Trust Company. The address of the trustee is One M&T Plaza, Buffalo, NY 14248.

THE PLEDGED ASSETS

We will pledge our property to secure payments on the notes. The pledged assets will include a pool of leases (except for any lease payments due or to become due thereon during April 2000), cash on deposit in a reserve account and the collection account, rights under the swap agreement described below and other assets as described in detail elsewhere in this prospectus supplement. The proceeds of issuance of the Class A-2b Notes will be deposited in a Class A-2 funding account and invested in eligible investments. Proceeds from these investments will be used to pay the Class A-2a Notes on their stated maturity date.

LEASES

o On or about April 20, Copelco Capital, Inc. will contribute to us a pool of leases and its interests in the equipment underlying the leases (except for any lease payments due or to become due thereon during April 2000). Payments on the notes will be made from payments on these leases (except for any lease payments due or to become due thereon during April 2000).

o The leases will include copier, electronic, manufacturing and healthcare equipment leases. As of March 28, 2000, copiers make up approximately 49.20% of the total original cost of the leased equipment in this pool.

o The lessees under the leases are primarily hospitals, non-hospital medical facilities, physicians, and businesses.

o The leases are triple-net leases, which means that the lessees are required to pay all taxes, maintenance and insurance associated with the equipment. The leases are non-cancelable by the lessees. All payments under the leases are absolute, unconditional obligations of the lessees without right of offset for any reason.

o We will calculate the principal value of the pool of leases at any time by discounting their remaining payments, with the exception of minor charges and delinquent payments, at a rate equal to _____%.

o We will pay the notes from payments on the leases (except for any lease payments due or to become due thereon during April 2000). Noteholders should not rely on the sale of leased equipment for payments on the notes.

CUT-OFF DATE

The opening of business on March 28, 2000.

PAYMENT DATE

The 18th day of each month if the 18th is a business day. If the 18th is not a business day, the payment date will be the following day that is a business day. The first payment date will be June 19, 2000.

DETERMINATION DATE

Five business days before the payment date. The trustee will calculate the amounts to be paid on the notes on this date.

RECORD DATE

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

ISSUANCE DATE

On or about April 20, 2000.

DENOMINATIONS

We will issue the notes in minimum denominations of $1,000 and integral multiples of $1,000. One note of each class may be issued in another denomination.

DISTRIBUTIONS ON THE NOTES

Each month, we will distribute the amounts received on the leases and any other collections available as our property as follows:

INTEREST DISTRIBUTIONS

On each payment date, we will pay interest at the applicable interest rate that accrued during the prior interest accrual period. The applicable interest rate for each class of notes offered hereby is set forth on the cover of this prospectus supplement. The interest rate on the Class A-2b notes will be equal to the yield on the eligible investments held in the Class A-2 funding account on or prior to the payment date in March 2001 and thereafter one-month LIBOR plus _____%. In the event that the swap counterparty defaults under the swap agreement, the Class A-2a notes will receive interest payments at a fixed rate of _____% and, after the payment date in March 2001, the

Class A-2b Notes will receive interest payments at a fixed rate of _____%.

PRINCIPAL DISTRIBUTIONS

On each payment date, we will pay principal in reduction of the outstanding principal balance of the notes.

Principal payments will be an amount usually equal to the decrease in the principal value of the leases between determination dates. We will pay principal as follows:

     o to the Class A-1 noteholders on each payment date, until the principal amount on the Class A-1 Notes has been reduced to zero;

     o to the Class A-2a noteholders, from amounts held in the Class A-2 funding account on the payment date in March 2001;

     o when the Class A-1 Notes and the Class A-2a Notes have been paid in full, to the Class A-2b noteholders, until the principal amount on the Class A-2b Notes has been reduced to zero, an amount generally equal to 85.0000% of the decrease in the principal value of the leases;

     o when the Class A-2b Notes have been paid in full, to the Class A-3 noteholders, until the principal amount on the Class A-3 Notes has been reduced to zero, an amount generally equal to 85.0000% of the decrease in the principal value of the leases;

     o when the Class A-3 Notes have been paid in full, to the Class A-4 noteholders, until the principal amount on the Class A-4 Notes has been reduced to zero, an amount generally equal to 85.0000% of the decrease in the principal value of the leases;

     o    when the Class A-1 Notes have been paid in full:

          o to the Class B noteholders, an amount generally equal to 2.5000% of the decrease in the principal value of the leases;

          o to the Class C noteholders, an amount generally equal to 2.5000% of the decrease in the principal value of the leases;

          o to the Class D noteholders, an amount generally equal to 3.7500% of the decrease in the principal value of the leases;

          o to the Class E noteholders, an amount generally equal to 3.4375% of the decrease in the principal value of the leases.

THIS GENERAL DESCRIPTION OF DISTRIBUTIONS ON THE NOTES IS SUBJECT TO CERTAIN TARGETS, FLOORS AND OTHER QUALIFICATIONS. WE REFER YOU TO "DESCRIPTIONS OF THE NOTES--DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION REGARDING THE PAYMENT OF INTEREST AND PRINCIPAL ON THE NOTES.

RESERVE ACCOUNT

The trustee will hold the reserve account. The servicer will deposit collections received from the leases into the reserve account on any payment date after interest and principal payments on the notes have been made. The servicer will continue to make those deposits until the balance in the reserve account is at the lesser of 1% of the principal value of the leases at the cut-off date and the outstanding principal amount of the notes. We will use funds in the reserve account to pay shortfalls in amounts due to the noteholders.

OPTIONAL REDEMPTION

We may, on any payment date, redeem the notes when the total lease principal balance of the performing leases is less than or equal to 10% of the total principal value of the leases as of March 28, 2000. If a redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

FINAL SCHEDULED PAYMENT DATE

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following dates:

Class A-1         May 14, 2001
Class A-2a        March 19, 2001
Class A-2b        April 18, 2002
Class A-3         August 18, 2003
Class A-4         August 18, 2005
Class B           March 20, 2006
Class C           May 18, 2006
Class D           May 18, 2006

Final payment on the notes (except for the Class A-2a Notes) will probably be earlier than the final scheduled payment date set out above for the applicable class of notes.

SWAP AGREEMENT

o We will enter into a swap agreement with a swap counterparty for the benefit of the noteholders. Under the swap agreement, the swap counterparty's payments will be calculated at one-month LIBOR and our payments will be calculated at the assumed fixed rate of ____%. The swap agreement will terminate on the stated maturity of the Class A-2b Notes.

o To the extent that interest on any payment date at one-month LIBOR exceeds interest calculated at the assumed fixed rate:

     o the swap counterparty will be obligated to pay an amount equal to the excess to us; and

     o that payment will constitute a portion of available funds.

o Likewise under the swap agreement, to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at one-month LIBOR, we will be obligated to pay an amount equal to the excess to the swap counterparty.

o First Union National Bank, a national banking association, will be the swap counterparty to us under the swap agreement. The swap counterparty currently has short term unsecured debt credit ratings of "A-1", "P-1" and F1+" from S&P, Moody's and Fitch, respectively and has long-term unsecured senior debt credit ratings of "A+", "Aa3" and "AA-" from S&P, Moody's and Fitch, respectively.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

o Dewey Ballantine LLP, our special tax counsel and counsel to the underwriters, is of the opinion that the notes will be treated as debt and we will not be treated as an association, or publicly traded partnership, taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

o Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" and is of the opinion that that discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the offered notes to their original purchaser.

LEGAL INVESTMENT

The Class A-1 Notes and Class A-2a Notes will be eligible securities for purchase by money market funds under rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS

o We will not issue the notes unless they have been assigned the ratings set out on the cover page of this prospectus supplement.

o You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT.

GEOGRAPHIC                   Adverse economic conditions or other factors
CONCENTRATION OF LEASES      particularly affecting any state or region where a
MAY ADVERSELY AFFECT         high concentration of leases is located could
THE LEASES                   adversely affect the performance on the leases. As
                             of March 28, 2000, approximately 17.88%, 13.86%
                             and 8.83% of the leases, based on the statistical discounted present value of the leases, were located in California, New York and Texas, respectively. No other state accounts for more than 6% of the leases. We are unable to determine and have no basis to predict, with respect to any state or region, whether those events have occurred or may occur, or to what extent those events may affect the leases or the repayment of amounts due under the notes.

ANY FAILURE BY THE SWAP      The notes will be dependent upon payments to be
COUNTERPARTY TO PAY          made by the swap counterparty under the swap
AMOUNTS OWED UNDER           agreement for receipt of the full amount of
THE SWAP AGREEMENT           interest on the notes. You will bear the risk of
WOULD REDUCE THE FUNDS       any shortfall in the payment of interest on the
AVAILABLE TO MAKE            notes on any payment date resulting from the
PAYMENTS ON THE NOTES        failure of the swap counterparty to make a
                             required payment under the swap agreement in proportion to the amount of interest payable on each class of notes on such payment date.

                             The obligations of the swap counterparty under the swap agreement are unsecured. In the event that the swap counterparty's short-term unsecured senior debt is reduced below its current level, the swap counterparty will be obligated, at its option, either to (a) post collateral or establish other arrangements (including obtaining credit enhancement) to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take either of these actions, we will be entitled to terminate the swap agreement and to claim from the swap counterparty the fair market value of a replacement swap from a swap counterparty satisfactory to the rating agencies. You will bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of our inability to obtain a replacement swap agreement.

THE OCCURRENCE OF            Our ability to pay the full principal amount of
DEFAULTS RELATIVE TO         the Class A-2a notes on the stated maturity date
CERTAIN INVESTMENTS WILL     of the Class A-2a notes will be limited if
RESULT IN THE CLASS A-2a     defaults occur on investments in the Class A-2
NOTES NOT BEING PAID IN      funding account. In the event of such defaults, it
FULL ON THEIR STATED         is possible that the full principal amount of the
MATURITY DATE                Class A-2a notes will not be paid on the stated
                             maturity date of the Class A-2a notes.

                             In such event, the interest rate on the Class A-2a Notes will increase to one-month LIBOR plus .20% and the Class A-2a Notes will be paid from payments on the leases.

INSOLVENCY OF COPELCO        In some circumstances, a bankruptcy of Copelco
CAPITAL, INC. MAY REDUCE     Capital, Inc. may reduce payments to noteholders.
PAYMENTS TO NOTEHOLDERS      Copelco Capital, Inc. believes that each
                             contribution of the leases should be treated as an absolute and unconditional assignment.

                             However, in the event of an insolvency of Copelco Capital, Inc., a court or bankruptcy trustee could attempt to:

                               o  recharacterize the contribution of the
                                  related leases by Copelco Capital, Inc. to the issuer as a loan from the issuer to Copelco Capital, Inc. secured by a pledge of the leases; or

                               o consolidate the assets of the issuer with those of Copelco Capital, Inc. because Copelco Capital, Inc. will indirectly own all of the membership interests in the issuer; or

                             If either recharacterization or consolidation were successful, the bankruptcy trustee could repudiate any leases that are considered to be operating leases for bankruptcy law purposes and all obligations relating to such operating leases. An attempt to recharacterize the transactions, even if unsuccessful, could result in delays in payments to you. If either attempt were successful, the notes would be accelerated, and the trustee's recovery on your behalf could be limited to the then current value of the leases or the underlying equipment. Consequently, you could lose the right to future payments and you may not receive your anticipated principal and interest on the notes.

                             Although Copelco Capital, Inc. believes that the contribution of the leases should be treated as an absolute and unconditional assignment, for accounting purposes the leases will be treated as assets of Copelco Capital, Inc. of its consolidated group and for tax purposes, no such assignment will be recognized. This treatment of the assets might increase the risk of recharacterization of the transfer to the issuer as a financing.

            WE REFER YOU TO THE GLOSSARY ON PAGE 61 FOR THE MEANING
                          OF DEFINED TERMS USED BELOW.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the notes (other than the Class A-2b Notes) will be distributed to our owners. The distribution will occur immediately after the contribution by Copelco Capital, Inc. of the pool of copier, computer, healthcare and commercial and industrial equipment lease contracts, including payments due thereunder (except any lease payments due or to become due thereon during April 2000) and interests in the applicable equipment to us. The net proceeds will be utilized to repurchase the leases and related equipment from other subsidiaries and affiliates of Copelco Capital, Inc., to repay bank debt and for general corporate purposes. The proceeds from the sale of the Class A-2b Notes will be deposited in a Class A-2 Funding Account and invested in Eligible Investments. Proceeds from these investments will be used to pay the Class A-2a notes on their stated maturity date.

                               THE SWAP AGREEMENT

     The issuer will enter into a swap agreement (the "Swap Agreement") with First Union National Bank ("FUNB "), a national banking association, as swap counterparty (the "Swap Counterparty") for the benefit of the noteholders. FUNB is a subsidiary of First Union Corporation, whose principal office is located in Charlotte, North Carolina. First Union Corporation is the sixth largest bank holding company in the United States based on approximately $253 billion in total assets as of December 31, 1999.

     FUNB is a commercial bank offering a wide range of banking, trust and other services to its customers. As of December 31, 1999, FUNB had total assets of approximately $229 billion, total net loans of approximately $138 billion, total deposits of approximately $145 billion and stockholder's equity of approximately $17 billion.

     FUNB currently has short term ratings of "A-1", "P-1" and "F1+" and long term senior unsecured ratings of "A+", "Aa3" and "AA-" from S&P, Moody's and Fitch, respectively.

     With respect to the Swap Agreement, First Union Bank shall have the right to assign its rights and obligations under such Swap Agreement to a replacement Swap Counterparty subject to the requirement that each rating agency rating the notes confirms that such assignment will not cause such rating agency to lower or withdraw its then current rating on the notes.

     Under the Swap Agreement, the Swap Counterparty's payments will be calculated at LIBOR and the Issuer's payments will be calculated at an assumed fixed rate of ____%. To the extent that on any payment date interest calculated at LIBOR exceeds interest calculated at the assumed fixed rate:

     o the Swap Counterparty will be obligated to pay an amount equal to the excess to the Issuer; and

     o    the payment will constitute a portion of the Available Funds.

Likewise, under the swap agreement to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at LIBOR, the Issuer will be obligated to pay an amount equal to the excess to the Swap Counterparty. The Swap Agreement will terminate on the stated maturity of the Class A-2b Notes. The obligations of the Issuer under the Swap Agreement will be secured by the same collateral which secures the Notes.

     The obligations of the Swap Counterparty under the Swap Agreement are unsecured. In the event that the Swap Counterparty's short-term unsecured senior debt ceases to be rated at its current level, the Swap Counterparty will be obligated, at its option, either to (a) post collateral or establish other arrangements (including obtaining credit enhancement) to secure its obligations under the swap agreement or (b) arrange for a substitute Swap Counterparty to assume the rights and obligations of the Swap Counterparty under the Swap Agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the Swap Counterparty's debt. If the Swap Counterparty fails to take either of these actions, the issuer will be entitled to terminate the swap agreement and to claim from the Swap Counterparty the cost of obtaining a replacement swap agreement from a Swap Counterparty satisfactory to the rating agencies. The noteholders will bear the risk of any failure by the Swap Counterparty to take the actions required of it and the risk of any inability of the issuer to obtain a replacement swap agreement.

     If the Swap Counterparty defaults in its payment obligations under the Swap Agreement or other specified events of default relating to the Swap Counterparty under that agreement occur, an early termination date under the Swap Agreement may be designated. An early termination date under the Swap Agreement may also be designated by the trustee or by the Swap Counterparty in other circumstances, including payment defaults by the issuer relative to its obligations under the Swap Agreement, an Event of Default under the indenture and failure by the Swap Counterparty to transfer its rights and obligations to a substitute Swap Counterparty with the required debt ratings and otherwise reasonably satisfactory to the trustee in the circumstances described above relating to a downgrading, or loss of credit ratings, of the Swap Counterparty.

                  If early termination under the Swap Agreement occurs, either the issuer or the Swap Counterparty may be required to make an early termination settlement payment. The amount of that payment will be determined with a view to reflecting the cost of a hypothetical replacement swap agreement. The amount of any such early termination settlement payment could be substantial and cannot be determined now, since it will depend on a market valuation of the hypothetical replacement swap agreement at the time of the early termination.

     In the event of early termination of the Swap Agreement, the interest rate on the Class A-2a notes will convert to a fixed rated of ____% and, after the payment date in March 2001, the interest rate on the Class A-2b notes interest rate will convert to a fixed rate of ____%.

                      VARIABLE FUNDING CAPITAL CORPORATION

     Variable Funding Capital Corporation ("VFCC") is a special-purpose, bankruptcy-remote Delaware corporation. VFCC, a multiseller asset-backed commercial paper program originally established in September 1995, is administered by First Union Securities, Inc. VFCC is currently authorized to issue up to $20 billion of asset-backed commercial paper.

     As of December 31, 1999, VFCC had $12.3 billion in outstanding asset-backed commercial paper with purchase limits totaling $18.4 billion. All transactions under the program are currently credit enhanced by seller-specific liquidity facilities.

     VFCC is currently fully supported by liquidity facilities administered by First Union National Bank who also acts as the primary liquidity provider to VFCC. All VFCC liquidity providers must have minimum short term ratings of "A-1" and "P-1" from S&P and Moody's, respectively. VFCC's asset-backed commercial paper is currently rated A-1 and P-1 by S&P and Moody's, respectively.

     It is intended that amounts in the Class A-2 Funding Account will be invested in commercial paper of VFCC during such time as VFCC is rated A-1/P-1. In the event, VFCC is unable to issue such commercial paper for any reason, amounts in the Class A-2 Funding Account will be invested in other Eligible Investments.

                                 THE SERIES POOL

     THE LEASES. As of the Cut-off Date, which is March 28, 2000, the notes will be secured by a pool of leases (except for any lease payments due or to become due thereon in April 2000). The lessees are primarily hospitals, medical facilities, physicians and business owners throughout the United States. The leases were originated or acquired by the Business Technology Group, the Healthcare Group and the Commercial & Industrial Group of Copelco Capital, Inc., or their predecessors. See "Security for the Notes" and "Legal Matters Affecting a Lessee's Rights and Obligations." Unless otherwise noted, the statistical information included below was computed using the Statistical Discounted Present Value of the Leases as of the Cut-off Date (excluding any lease payments due or to become due in April 2000). The actual principal value of the leases on the issuance date will be calculated using the Discounted Present Value of the Leases (excluding any lease payments due or to become due in April 2000). The Statistical Discounted Present Value of the Leases as of the Cut-off Date will not vary materially from the Discounted Present Value of the Leases as of the Cut-off Date. The Statistical Discounted Present Value of the leases was calculated using a rate (the "Statistical Discount Rate") equal to 8.214%.

     The leases are triple-net leases, which means that the terms of the leases require the lessees to pay all taxes, maintenance and insurance associated with the equipment, and impose no affirmative obligations on the lessor, and are non-cancelable by the lessees. Under agreed upon conditions, however, Copelco Capital, Inc. may consent to prepayment of the leases. Generally, Copelco Capital, Inc. will consent to a prepayment of a lease where the lessee is upgrading the equipment. All payments under the leases are absolute, unconditional obligations of the hospitals, non-hospital medical facilities, physicians, businesses and individual business owners who lease the equipment. Lessees are without right of offset for any reason. Those payments will be made by the lessees to the servicer for our account.

     Each lessee entered into its lease for specified equipment which may be designated in schedules incorporated into the lease. To the extent not set forth in the lease Contract, the schedules, among other things, establish the periodic payments and the term of the lease with respect to that equipment. The leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the leases. The weighted average original and remaining term of the series pool are 52.76 and 45.82 months, respectively. Copelco Capital, Inc. will represent and warrant that, as of the Cut-off Date, all leases will be current or less than or equal to 63 days delinquent and, as of the initial Determination Date, all lessees will have made at least one payment.

     Lessees covenant to maintain the equipment and install it at a place of business agreed upon with Copelco Capital, Inc. Delivery, transportation, repairs and maintenance are the obligation of the lessees, and all lessees are required to carry, at their respective expense, liability and replacement cost insurance under terms acceptable to Copelco Capital, Inc. Those insurance proceeds will constitute Casualty Payments. Subject to agreed upon exceptions, if the lessee does not provide evidence of insurance coverage within 90 days of the commencement of the lease, Copelco Capital, Inc. may obtain insurance and invoice the lessee for the cost thereof. Any defaults under a lease permit a declaration, as immediately due and payable, of all remaining lease payments under the lease and the immediate return of the equipment. Generally, any payments received six days after the scheduled payment date are subject to late charges.

     The servicer's customary practices with respect to Non-Performing Leases include action as is necessary to cause, or attempt to cause, the lessee thereunder to cure the non-performance or to terminate the lease and recover the outstanding amount owed under the lease and all damages resulting from any default on the Non-Performing Leases. The servicer will take action that is consistent with the customary practices of servicers in the equipment leasing industry. In addition, the servicer will use its best efforts to sell or lease any equipment that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time in order to recoup any amounts still due on the lease.

     At the end of the lease term, the lessee must return the equipment with certification from the manufacturer that the equipment is in good working order, normal wear and tear excepted, unless the lease is renewed or the equipment is purchased by the lessee.

     Historically, approximately 90% of the equipment leased by the Origination Groups is purchased or re-leased by the original lessee at the expiration of the lease term. In accordance with the terms of the leases, the lessee is generally required to advise Copelco Capital, Inc. 90 to 120 days prior to the lease termination of its intent to return the equipment at the expiration of the lease. In most cases, the failure by a lessee to so advise Copelco Capital, Inc. results in an automatic renewal of the lease for a specified period. For equipment which is returned to Copelco Capital, Inc. by the lessees, Copelco Capital, Inc. participates in an active secondary market for the sale of used equipment.

     THE EQUIPMENT. The equipment subject to the leases is purchased by Copelco Capital, Inc. under direct specifications and instructions from the lessees. As of the Cut-off Date, the series pool had approximately 54 equipment categories.

     THE PLEDGED ASSETS. The assets pledged to secure the notes will consist of a pool of copier, computer, healthcare and commercial and industrial equipment lease contracts, including payments due thereunder (except for any lease payments due or to become due thereunder during April 2000) and interests in the applicable leased equipment acquired or originated by Copelco Capital, Inc. and contributed to us. The pledged assets will, in addition, include the funds on deposit in Collection Account, the Reserve Account, the Class A Principal Payment Account and the Class A-2 Funding Account and rights under the Swap Agreement.

     INFORMATION WITH RESPECT TO THE LEASES AND THE LESSEES. The following tables summarize information with respect to the leases and the lessees as of the Cut-off Date. We are not aware of any trends or changes relating to the data in the following tables that would be expected to impact the future performance of the leases. With respect to the tables below, if any part of a payment is not received as scheduled, the entire payment due for that period is reflected as delinquent.

                                              DISTRIBUTION OF LEASES BY STATE

                                                                          Percentage
                                                                              of
                                                                         Statistical                      Percentage
                                                          Statistical     Discounted                     of Aggregate
                                           Percentage     Discounted       Present        Aggregate        Original
                             Number of     of Number     Present Value     Value of        Original        Equipment
          State                Leases      of Leases       of Leases        Leases      Equipment Cost       Cost
------------------------     ---------     ----------    -------------   ------------   --------------   ------------
Alabama                          447          0.82%      $ 8,723,554          0.94%      $  9,570,580         0.91%
Alaska                            96          0.18         1,092,891          0.12          1,224,024         0.12
Arizona                          714          1.31        13,358,357          1.44         15,203,792         1.45
Arkansas                         150          0.28         3,038,075          0.33          3,480,342         0.33
California                     9,111         16.76       165,551,801         17.88        187,000,897        17.81
Colorado                       2,025          3.73        22,602,101          2.44         25,509,545         2.43
Connecticut                    1,064          1.96        19,004,177          2.05         22,126,211         2.11
Delaware                         107          0.20         1,755,559          0.19          1,984,836         0.19
District of Columbia             273          0.50         5,171,482          0.56          5,956,033         0.57
Florida                        3,288          6.05        52,552,889          5.68         59,480,009         5.66
Georgia                        1,625          2.99        26,674,467          2.88         29,759,240         2.83
Guam                               1          0.00             4,669          0.00              7,603         0.00
Hawaii                            60          0.11           794,740          0.09            868,570         0.08
Idaho                            171          0.31         2,147,441          0.23          2,468,209         0.24
Illinois                       1,882          3.46        30,529,608          3.30         34,912,407         3.33
Indiana                          660          1.21         9,695,637          1.05         11,126,418         1.06
Iowa                             124          0.23         3,371,999          0.36          3,841,837         0.37
Kansas                           156          0.29         2,573,337          0.28          3,163,110         0.30
Kentucky                         310          0.57         4,946,741          0.53          5,932,854         0.57
Louisiana                        733          1.35         9,456,533          1.02         10,529,134         1.00
Maine                            384          0.71         5,138,767          0.56          5,779,588         0.55
Maryland                         697          1.28        10,823,890          1.17         12,200,327         1.16
Massachusetts                  1,504          2.77        22,938,246          2.48         26,397,886         2.51
Michigan                         733          1.35        14,318,639          1.55         16,581,673         1.58
Minnesota                        350          0.64        11,799,877          1.27         13,151,689         1.25
Mississippi                      285          0.52         3,664,839          0.40          4,125,542         0.39
Missouri                         540          0.99         8,232,260          0.89          9,464,348         0.90
Montana                          102          0.19         2,242,264          0.24          2,499,000         0.24
Nebraska                         170          0.31         2,385,090          0.26          2,592,383         0.25
Nevada                           625          1.15         9,913,807          1.07         10,872,965         1.04
New Hampshire                    307          0.56         5,256,521          0.57          5,913,518         0.56
New Jersey                     2,775          5.11        54,310,799          5.87         60,764,211         5.79
New Mexico                       286          0.53         5,416,055          0.59          6,301,651         0.60
New York                       7,710         14.19       128,267,517         13.86        149,842,512        14.27
North Carolina                 1,028          1.89        13,191,897          1.43         15,448,683         1.47
North Dakota                      14          0.03           473,765          0.05            487,861         0.05
Ohio                           1,795          3.30        30,046,952          3.25         33,622,244         3.20
Oklahoma                         363          0.67         6,861,681          0.74          7,464,105         0.71
Oregon                           711          1.31        16,172,725          1.75         18,765,394         1.79
Pennsylvania                   1,976          3.64        29,187,690          3.15         32,900,719         3.13
Puerto Rico                       27          0.05           915,675          0.10            952,661         0.09
Rhode Island                     333          0.61         5,353,872          0.58          6,232,943         0.59
South Carolina                   476          0.88         5,925,146          0.64          6,857,656         0.65
South Dakota                      23          0.04           360,969          0.04            414,140         0.04
Tennessee                        502          0.92        10,820,286          1.17         11,763,074         1.12
Texas                          4,169          7.67        81,722,654          8.83         90,441,706         8.61
U.S. Territories                   2          0.00            25,903          0.00             30,950         0.00
Utah                             287          0.53         7,368,672          0.80          7,740,215         0.74
Vermont                           69          0.13         1,175,694          0.13          1,298,084         0.12
Virgin Islands                     1          0.00             3,143          0.00              3,272         0.00
Virginia                         924          1.70        14,096,986          1.52         16,101,453         1.53
Washington                     1,660          3.05        24,981,917          2.70         28,142,546         2.68
West Virginia                    181          0.33         3,258,352          0.35          3,460,642         0.33
Wisconsin                        307          0.56         5,258,261          0.57          6,243,171         0.59
Wyoming                           36          0.07           787,832          0.09            965,576         0.09

=====================================================================================================================
Total                         54,349        100.00%      $925,744,701       100.00%      $1,049,970,041     100.00%
=====================================================================================================================


                             DISTRIBUTION OF LEASES BY PRESENT VALUE OF LEASE PAYMENTS

                                                                          Percentage
                                                                              of
                                                                           Statistical                      Percentage
                                                           Statistical      Discounted                     of Aggregate
                                            Percentage      Discounted       Present        Aggregate        Original
   Statistical Discounted      Number       of Number     Present Value      Value of        Original        Equipment
Present Value of the Leases   of Leases     of Leases       of Leases         Leases      Equipment Cost       Cost
---------------------------   ---------     ----------   --------------    -----------    --------------   -------------
$       0.01 -     5,000.00     18,762         34.52%     $ 52,339,685         5.65%      $   64,703,068        6.16%
    5,000.01 -    10,000.00     14,261         26.24       103,234,107        11.15          122,096,103       11.63
   10,000.01 -    15,000.00      7,298         13.43        89,324,939         9.65          103,971,446        9.90
   15,000.01 -    20,000.00      4,121          7.58        71,240,229         7.70           81,361,922        7.75
   20,000.01 -    25,000.00      2,492          4.59        55,565,356         6.00           63,169,656        6.02
   25,000.01 -    30,000.00      1,499          2.76        40,880,964         4.42           46,259,068        4.41
   30,000.01 -    35,000.00      1,059          1.95        34,221,070         3.70           38,965,470        3.71
   35,000.01 -    40,000.00        713          1.31        26,595,299         2.87           29,816,748        2.84
   40,000.01 -    45,000.00        602          1.11        25,453,934         2.75           28,711,796        2.73
   45,000.01 -    50,000.00        462          0.85        21,908,528         2.37           24,705,854        2.35
   50,000.01 -    60,000.00        741          1.36        40,520,033         4.38           46,405,487        4.42
   60,000.01 -    70,000.00        479          0.88        30,928,193         3.34           34,115,087        3.25
   70,000.01 -    80,000.00        322          0.59        24,107,919         2.60           26,852,823        2.56
   80,000.01 -    90,000.00        236          0.43        20,031,030         2.16           22,760,817        2.17
   90,000.01 -   100,000.00        173          0.32        16,387,558         1.77           18,104,966        1.72
  100,000.01 -   125,000.00        321          0.59        35,889,781         3.88           40,246,541        3.83
  125,000.01 -   150,000.00        225          0.41        30,865,328         3.33           33,723,142        3.21
  150,000.01 -   175,000.00        132          0.24        21,283,459         2.30           23,701,227        2.26
  900,000.01 - 1,000,000.00        416          0.77       134,967,311        14.58          150,094,870       14.30
1,000,000.01 - 1,500,000.00         24          0.04        28,134,380         3.04           29,105,551        2.77
1,500,000.01 - 2,000,000.00          6          0.01         9,971,441         1.08            9,573,139        0.91
Greater than   2,000,000.00          5          0.01        11,894,157         1.28           11,525,261        1.10

=======================================================================================================================
 Total                         54,349        100.00%    $925,744,701        100.00%     $1,049,970,041       100.00%
=======================================================================================================================



                                DISTRIBUTION OF LEASES BY REMAINING TERM TO MATURITY

                                                                          Percentage
                                                                              of
                                                                          Statistical                    Percentage
                                                        Statistical       Discounted                    of Aggregate
                                         Percentage     Discounted         Present        Aggregate       Original
                            Number of    of Number    Present Value of     Value of       Original       Equipment
Remaining Term (Months)       Leases     of Leases         Leases           Leases     Equipment Cost       Cost
-----------------------     ---------    ----------   ----------------    -----------  --------------   -------------
         1 - 12               2,058         3.79%       $18,216,761           1.97%     $ 26,589,226         2.53%
        13 - 24               5,640        10.38         45,364,411           4.90        64,892,677         6.18
        25 - 36              21,764        40.04        231,733,886          25.03       278,722,718        26.55
        37 - 48               9,107        16.76        158,168,845          17.09       181,462,647        17.28
        49 - 60              15,295        28.14        400,019,861          43.21       428,274,629        40.79
        61 - 72                 304         0.56         46,925,310           5.07        45,586,941         4.34
        73 - 84                 181         0.33         25,315,626           2.73        24,441,204         2.33
======================================================================================================================
Total:                       54,349       100.00%      $925,744,701         100.00%   $1,049,970,041       100.00%
======================================================================================================================


                                 DISTRIBUTION OF LEASES BY ORIGINAL TERM TO MATURITY

                                                                          Percentage
                                                                              of
                                                                          Statistical                    Percentage
                                                        Statistical       Discounted                    of Aggregate
                                         Percentage     Discounted         Present        Aggregate       Original
                            Number of    of Number    Present Value of     Value of       Original       Equipment
 Original Term (Months)       Leases     of Leases         Leases           Leases     Equipment Cost       Cost
-----------------------     ---------    ----------   ----------------    -----------  --------------   -------------
         1 - 12                 417         0.77%        $ 3,860,725          0.42%     $   4,999,443        0.48%
        13 - 24               1,883         3.46          17,145,514          1.85         23,684,588        2.26
        25 - 36               5,353         9.85          66,480,052          7.18         84,266,783        8.03
        37 - 48              22,625        41.63         226,215,789         24.44        273,673,489       26.06
        49 - 60               9,886        18.19         224,174,250         24.22        250,360,064       23.84
        61 - 72              13,937        25.64         342,310,674         36.98        368,510,557       35.10
        73 - 84                 186         0.34          31,839,569          3.44         31,301,028        2.98
        85 - 96                  62         0.11          13,718,127          1.48         13,174,089        1.25
======================================================================================================================
Total                        54,349       100.00%       $925,744,701        100.00%    $1,049,970,041      100.00%
======================================================================================================================


                                    DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE

                                                                          Percentage
                                                                              of
                                                                          Statistical                    Percentage
                                                        Statistical       Discounted                    of Aggregate
                                         Percentage     Discounted         Present        Aggregate       Original
                            Number of    of Number    Present Value of     Value of       Original       Equipment
       Lease Type             Leases     of Leases         Leases           Leases     Equipment Cost       Cost
-----------------------     ---------    ----------   ----------------    -----------  --------------   -------------
Finance Lease                 53,651        98.72%      $901,219,495         97.35%    $1,015,491,970       96.72%
Operating Lease                  698         1.28         24,525,206          2.65         34,478,071        3.28
=====================================================================================================================
Total                         54,349       100.00%      $925,744,701        100.00%    $1,049,970,041      100.00%
=====================================================================================================================


                                  DISTRIBUTION OF FINANCE LEASES BY PURCHASE OPTION

                                                                          Percentage
                                                                              of
                                                                          Statistical                    Percentage
                                                        Statistical       Discounted                    of Aggregate
                                         Percentage     Discounted         Present        Aggregate       Original
                            Number of    of Number    Present Value of     Value of       Original       Equipment
    Purchase Option           Leases     of Leases         Leases           Leases     Equipment Cost       Cost
-----------------------     ---------    ----------   ----------------    -----------  --------------   -------------
Fair Market Value             35,552       65.41%       $457,422,021        49.41%     $  533,788,046       50.84%
Fixed Purchase Option          4,320        7.95         104,333,819        11.27         118,036,781       11.24
Nominal Buyout                13,779       25.35         339,463,655        36.67         363,667,142       34.64
======================================================================================================================
Total                         53,651       98.72%       $901,219,495        97.35%     $1,015,491,970       96.72%
======================================================================================================================


                                       DISTRIBUTION OF LEASES BY DELINQUENCIES

                                                                          Percentage
                                                                              of
                                                                          Statistical                    Percentage
                                                        Statistical       Discounted                    of Aggregate
                                         Percentage     Discounted         Present        Aggregate       Original
                            Number of    of Number    Present Value of     Value of       Original       Equipment
    Days Delinquent           Leases     of Leases         Leases           Leases     Equipment Cost       Cost
-----------------------     ---------    ----------   ----------------    -----------  --------------   -------------
         0 - 29               53,094       97.69%       $907,133,477         97.99%    $1,028,155,672       97.92%
        30 - 59                1,226        2.26          18,330,662          1.98         21,456,606        2.04
        60 - 63                   29        0.05             280,562          0.03            357,763        0.03
=====================================================================================================================
Total                         54,349      100.00%       $925,744,701        100.00%    $1,049,970,041      100.00%
=====================================================================================================================


                                           DISTRIBUTION OF LEASES BY EQUIPMENT TYPE

                                                                        Percentage
                                                                            of
                                                                        Statistical                    Percentage
                                                      Statistical      Discounted                    of Aggregate
                                          Percentage   Discounted        Present        Aggregate       Original
                                          Number of    of Number    Present Value of     Value of       Original       Equipment
    Equipment Type                          Leases     of Leases         Leases           Leases     Equipment Cost       Cost
-----------------------                   ---------    ----------   ----------------    -----------  --------------   -------------
Anesthesia Equipment                           16        0.03%      $    702,267          0.08%      $      747,282      0.07%
Automated Chemistry Systems                    89        0.16          4,120,684          0.45            4,703,709      0.45
Automated Hematology Systems                  206        0.38          3,920,103          0.42            4,238,297      0.40
Automated Test Equipment                        3        0.01            272,836          0.03              273,664      0.03
Automobile Shop Equipment                       3        0.01            100,983          0.01               86,212      0.01
Carts, Stretchers, Wheel Chairs               246        0.45          4,296,212          0.46            4,939,279      0.47
Cash Registers, Point of Sale                 114        0.21          1,827,813          0.20            2,076,286      0.20
Computers                                   3,725        6.85         60,723,897          6.56           68,024,110      6.48
Computers--100% Software                      114        0.21          2,600,804          0.28            2,903,239      0.28
Construction Equipment                         19        0.03            795,220          0.09              947,288      0.09
Copier                                     36,454       67.07        447,161,008         48.30          516,538,683     49.20
Dental Operatory Equipment                    977        1.80         21,890,471          2.36           22,507,518      2.14
EEG                                            67        0.12            745,804          0.08              882,952      0.08
Electronics Production Equipment              302        0.56         51,266,502          5.54           63,825,310      6.08
Facsimile                                   2,941        5.41          8,928,487          0.96           10,972,721      1.05
Furniture and Fixtures                         29        0.05          1,547,107          0.17            1,592,025      0.15
Gamma Cameras                                  38        0.07          8,236,933          0.89            9,123,925      0.87
Holter Monitors                                91        0.17          1,376,595          0.15            1,491,001      0.14
Hosp Beds; Elec. Stryker FRMS, Burn Beds       64        0.12          1,000,983          0.11            1,230,814      0.12
Lasers                                         31        0.06          1,899,164          0.21            2,400,408      0.23
Lift Trucks                                    54        0.10          1,122,777          0.12            1,229,364      0.12
Machine Tools                                 300        0.55         30,629,684          3.31           32,895,432      3.13
Mailing Equipment                             217        0.40          2,279,521          0.25            2,475,961      0.24
Mammography                                     9        0.02            693,831          0.07              938,226      0.09
Materials Handling Equipment                1,489        2.74         38,192,314          4.13           46,318,543      4.41
MBL X-Ray Systems; C-arm; IMG I                 2        0.00            168,571          0.02              203,846      0.02
Misc. Commercial & Industrial Equipment       216        0.40          5,082,495          0.55            6,174,991      0.59
Miscellaneous Hospital Equipment              425        0.78         51,424,685          5.55           51,342,951      4.89
Misc. Lab Eqp. (Pthlgy, Gas, Chrmts)           19        0.03            588,673          0.06              593,931      0.06
Misc. Vet Eqp. Cages, Scales, Tables           13        0.02            195,470          0.02              203,427      0.02
Misc. X-Ray Eqp. (Tnks, Driers, Tbl)            8        0.01            327,457          0.04              332,413      0.03
MRI Systems                                    10        0.02          3,159,008          0.34            3,439,830      0.33
Office Furniture                               28        0.05            788,842          0.09              831,788      0.08
Opthlmc Diag Eqp (Slit Lamps, Tonometers)     376        0.69          7,371,223          0.80            8,431,124      0.80
Opt Eqp; Lens Grinding, Resurfacing           120        0.22          1,880,581          0.20            2,355,212      0.22
Packaging Equipment                             5        0.01             65,598          0.01               74,419      0.01
Patient Monitoring Systems                    104        0.19          2,278,391          0.25            2,481,109      0.24
Patient Room Furnishing and FI                  6        0.01            478,263          0.05              518,001      0.05
Phone, TV, Comm Equipment                      46        0.08            940,894          0.10            1,051,800      0.10
Photo Equipment                                 5        0.01             59,144          0.01               68,058      0.01
Phys Misc Medical Eqp & Exam Tables         1,587        2.92         34,475,217          3.72           37,731,850      3.59
Phys Office Furn, Fixtures & Phones            34        0.06            525,989          0.06              554,391      0.05
Plastics Machinery                              2        0.00            463,488          0.05              608,982      0.06
Printing Equipment                            780        1.44         33,534,769          3.62           35,714,688      3.40
Processing Equipment                           20        0.04            898,281          0.10              963,777      0.09



                                                                        Percentage
                                                                            of
                                                                        Statistical                    Percentage
                                                      Statistical      Discounted                    of Aggregate
                                          Percentage   Discounted        Present        Aggregate       Original
                                          Number of    of Number    Present Value of     Value of       Original       Equipment
    Equipment Type                          Leases     of Leases         Leases           Leases     Equipment Cost       Cost
-----------------------                   ---------    ----------   ----------------    -----------  --------------   -------------
Radiographic Fluoroscopic Systems               7        0.01            191,764          0.02              249,830      0.02
Respiratory Therapy Equipment                 950        1.75         22,050,318          2.38           24,421,103      2.33
Standard X-Ray Systems                         81        0.15          2,673,572          0.29            3,631,702      0.35
Surgical Eqp; Scopes, Electrosurgical+          7        0.01            188,948          0.02              180,431      0.02
Telephone                                     222        0.41          3,120,376          0.34            3,363,838      0.32
Telex                                          19        0.03             91,909          0.01              101,566      0.01
Ultrasound                                    120        0.22          7,110,271          0.77            8,184,437      0.78
Working Capital                               236        0.43         17,369,400          1.88           17,485,402      1.67
Miscellaneous                               1,303        2.40         31,909,106          3.45           35,312,899      3.36
==============================================================================================================================
Total                                      54,349      100.00%      $925,744,701        100.00%      $1,049,970,041    100.00%
==============================================================================================================================

(1) The following abbreviations used in this table have the following meanings:

   "Eqp." -- Equipment
   "Misc." -- Miscellaneous


     CASH FLOW OF THE RECEIVABLES. The following shows the scheduled cashflows from the lease contracts.

           Collection Period                             Scheduled Cashflow
           -----------------                             ------------------
           May 2000...........................             $25,791,277.90
           June 2000..........................              26,204,038.02
           July 2000..........................              26,346,979.93
           August 2000........................              26,309,692.02
           September 2000.....................              26,531,438.45
           October 2000.......................              26,486,661.84
           November 2000......................              26,606,522.96
           December 2000......................              26,312,744.56
           January 2001.......................              26,349,196.03
           February 2001......................              25,926,117.70
           March 2001.........................              25,993,481.63
           April 2001.........................              25,235,636.11
           May 2001...........................              25,060,169.30
           June 2001..........................              25,028,303.65
           July 2001..........................              24,865,225.58
           August 2001........................              24,709,722.37
           September 2001.....................              24,718,116.72
           October 2001.......................              24,546,635.76
           November 2001......................              24,503,996.02
           December 2001......................              24,283,996.03
           January 2002.......................              24,397,068.72
           February 2002......................              23,875,000.97
           March 2002.........................              23,700,651.42
           April 2002.........................              23,079,819.17
           May 2002...........................              22,673,842.61
           June 2002..........................              22,384,493.38
           July 2002..........................              21,971,673.45
           August 2002........................              21,541,655.32
           September 2002.....................              21,191,317.45
           October 2002.......................              20,282,665.70
           November 2002......................              19,484,325.09
           December 2002......................              18,499,068.03
           January 2003.......................              17,692,097.82
           February 2003......................              16,347,761.14
           March 2003.........................              15,542,632.73
           April 2003.........................              14,650,523.51
           May 2003...........................              14,384,124.05
           June 2003..........................              14,082,519.04
           July 2003..........................              13,880,289.38
           August 2003........................              13,641,357.82
           September 2003.....................              13,526,524.78
           October 2003.......................              13,049,124.77
           November 2003......................              12,762,255.70
           December 2003......................              12,392,303.57
           January 2004.......................              12,258,443.24
           February 2004......................              11,409,121.09
           March 2004.........................              10,911,811.20
           April 2004.........................              10,425,522.57
           May 2004...........................              10,115,945.97
           June 2004..........................               9,816,545.17
           July 2004..........................               9,441,289.16
           August 2004........................               9,012,375.35
           September 2004.....................               8,523,900.29
           October 2004.......................               7,545,058.21
           November 2004......................               6,499,103.20
           December 2004......................               5,494,355.77
           January 2005.......................               4,560,626.55
           February 2005......................               3,314,963.61
           March 2005.........................               2,392,470.32
           April 2005.........................               1,624,452.74
           May 2005...........................               1,410,871.69
           June 2005..........................               1,335,699.20
           July 2005..........................               1,109,109.57
           August 2005........................               1,009,940.05
           September 2005.....................                 953,153.07

           Collection Period                             Scheduled Cashflow
           -----------------                             ------------------
           October 2005.......................                 852,355.24
           November 2005......................                 769,951.18
           December 2005......................                 747,816.10
           January 2006.......................                 656,172.23
           February 2006......................                 584,368.05
           March 2006.........................                 510,289.17
           April 2006.........................                 430,804.85
           May 2006...........................                 429,672.85
           June 2006..........................                 428,097.64
           July 2006..........................                 380,528.28
           August 2006........................                 372,854.94
           September 2006.....................                 343,919.82
           October 2006.......................                 289,090.22
           November 2006......................                 263,309.80
           December 2006......................                 237,891.93
           January 2007.......................                 179,083.17
           February 2007......................                  91,868.59
           March 2007.........................                  26,778.68
           April 2007.........................                   4,808.43
           May 2007...........................                          0

     HISTORICAL DELINQUENCY INFORMATION. All accounts over 92 days past due are automatically classified as delinquent. At the time a lease is classified as delinquent an evaluation is made to determine the estimated realizable amount. The difference between the book receivable net investment balance and the estimated realizable amount is defined as a charge-off and processed as a charge against the Allowance for Doubtful Accounts. All Non-Performing Leases are reviewed on a periodic basis for collectibility and for any further deterioration in the previously established estimated realizable value. Additional charge-offs are processed as necessary. Any payments received for an account that has been partially or fully written down are initially applied against any net investment balance not as yet charged off and then to the Allowance for Doubtful Accounts as a recovery.

     General delinquency information for equipment leases not charged-off in the Origination Groups that are owned by Copelco Capital, Inc. is presented below. The "Copelco Capital, Inc. Combined Portfolio" table below sets out the aggregate delinquency experience of the Business Technology Group, Commercial & Industrial Group and the HealthCare Group. The total receivables balance shown below is equal to the aggregate future rent owing on the leases. If any portion of a scheduled monthly payment on a lease is not received as scheduled, the entire receivable balance for that lease is reflected as delinquent on the table below.

(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases.



                                     HISTORICAL DELINQUENCY EXPERIENCE

                                 COPELCO CAPITAL, INC. COMBINED PORTFOLIO

                       December 31              December 31,             December 31,
                          1999                      1998                     1997
                       -----------              -----------              -----------
TOTAL
RECEIVABLES
BALANCE (1)          $2,809,026,021            $2,110,428,632           $1,732,009,721
-----------------------------------------------------------------------------------------------
No. of Days
Delinquent
30-59                    52,399,209     1.87%      47,444,381    2.25%      38,610,259    2.23%
60-89                    17,375,059     0.62       13,152,258    0.62       11,999,057    0.69
90+                      26,563,784     0.95        5,244,005    0.25       10,437,965    0.60
-----------------------------------------------------------------------------------------------
Total Delinquencies  $   96,388,052     3.43%  $   65,840,644    3.12%  $   61,047,281    3.52%



                      December 31,              December 31,
                          1996                     1995
                      ------------              ------------
TOTAL
RECEIVABLES
BALANCE (1)          $1,503,055,810            $1,238,424,241
----------------------------------------------------------------------
No. of Days
Delinquent

30-59                    34,481,668     2.29%      26,255,335    2.12%
60-89                     8,136,578     0.54        4,976,920    0.40%
90+                       7,587,972     0.50        6,703,063    0.54%
----------------------------------------------------------------------
Total Delinquencies  $   50,206,218     3.34%  $   37,935,318    3.06%


(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases.




                            BUSINESS TECHNOLOGY GROUP


                       December 31              December 31,             December 31,
                          1999                      1998                     1997
                       -----------              -----------              -----------
TOTAL
RECEIVABLES
BALANCE (1)          $1,679,073,707            $1,213,803,856           $  964,765,984
-----------------------------------------------------------------------------------------------
No. of Days
Delinquent
30-59                    32,872,860     1.96%      25,605,251    2.11%      21,036,692    2.18%
60-89                    11,009,537     0.66        8,054,059    0.66        5,451,379    0.57
90+                      18,912,409     1.13        4,157,517    0.34        6,432,173    0.67
-----------------------------------------------------------------------------------------------
Total Delinquencies  $   62,794,806     3.74%  $   37,816,827    3.12%  $   32,920,244    3.41%



                      December 31,              December 31,
                          1996                     1995
                      ------------              ------------
TOTAL
RECEIVABLES          $  812,719,952            $  669,800,055
BALANCE (1)
-------------------------------------------------------------
No. of Days
Delinquent
30-59                    24,072,598     2.96%      18,298,832
60-89                     5,249,429     0.65        3,492,843
90+                       4,940,285     0.61        4,867,482
-------------------------------------------------------------
Total Delinquencies  $   34,262,311     4.22%  $   26,659,157





                  COMMERCIAL & INDUSTRIAL AND HEALTHCARE GROUPS

                      December 31               December 31,             December 31,
                         1999                       1998                     1997
                      -----------               -----------              -----------
TOTAL
RECEIVABLES
BALANCE (1)          $1,129,952,314            $  896,624,776           $  767,243,737
------------------------------------------------------------------------------------------------
No. of Days
Delinquent
30-59 days               19,526,349     1.73%      21,839,130     2.44%     17,573,567     2.29%
60-89 days                6,365,522     0.56        5,098,199     0.57       6,547,678     0.85
90 Days+                  7,651,375     0.68        1,086,488     0.12       4,005,792     0.52
------------------------------------------------------------------------------------------------
Total Delinquencies  $   33,543,246     2.97%  $   28,023,817     3.13%    $28,127,037     3.67%


                      December 31,              December 31,
                         1996                      1995
                      -----------               -----------
TOTAL
RECEIVABLES
BALANCE (1)          $  690,335,858            $  568,624,186
-------------------------------------------------------------
No. of Days
Delinquent
30-59 days               10,409,069     1.51%       7,956,503
60-89 days                2,887,149     0.42        1,484,077
90 Days+                  2,647,688     0.38        1,835,581
-------------------------------------------------------------
Total Delinquencies  $   15,943,906     2.31%  $   11,276,161






     HISTORICAL DEFAULT EXPERIENCE. General charge-off information for leases in the Origination Groups that are owned and serviced by Copelco Capital, Inc. for the period January 1, 1995 to December 31, 1999 is set forth below. The average receivables outstanding as shown below equals the arithmetic average of the beginning of the period receivable balance and the end of the period receivable balance. The receivables balance is equal to the aggregate future rent owing on leases not charged-off.


                        HISTORICAL CHARGE-OFF EXPERIENCE

                    COPELCO CAPITAL, INC. COMBINED PORTFOLIO

                                  December,31   December 31,  December 31,  December 31,  December 31,
                                     1999          1998          1997          1996          1995
                                  -----------   -----------   -----------   -----------   -----------
AVERAGE RECEIVABLES OUTSTANDING   $2,459,727    $1,921,219    $1,617,532    $1,370,740    $1,119,456
-----------------------------------------------------------------------------------------------------
NET LOSSES ....................   $   30,559    $   32,477    $   22,138    $   15,713    $   11,457
NET LOSSES AS A %
OF AVG. RECEIVABLES ...........         1.24%         1.69%         1.37%         1.15%         1.02%


(1)  Equals the arithmetic average of the beginning of the period Receivable
     Balance and the end of the period Receivable Balance. The Receivables
     Balance is equal to the aggregate future rent owing on the leases.

(2)  Annualized

                            BUSINESS TECHNOLOGY GROUP

                             (DOLLARS IN THOUSANDS)

                                  December 31   December 31,  December 31,  December 31,  December 31,
                                     1999          1998          1997          1996          1995
                                  -----------   -----------   -----------   -----------   -----------
AVERAGE RECEIVABLES
OUTSTANDING (1) ...............   $1,446,439    $1,089,285    $  888,742    $  741,260    $  606,499
-----------------------------------------------------------------------------------------------------
NET LOSSES ....................   $   21,193    $   22,789    $   16,295    $   13,386    $    9,969
NET LOSSES AS A %
OF AVG. RECEIVABLES ...........         1.47%         2.09%         1.83%         1.81%         1.64%

(1)  Equals the arithmetic average of the beginning of the period Receivable
     Balance and the end of the period Receivable Balance. The Receivables
     Balance is equal to the aggregate future rent owing on the leases.

(2)  Annualized

                  COMMERCIAL & INDUSTRIAL AND HEALTHCARE GROUPS

                             (DOLLARS IN THOUSANDS)

                                  December 31   December 31,  December 31,  December 31,  December 31,
                                     1999          1998          1997          1996          1995
                                  -----------   -----------   -----------   -----------   -----------
AVERAGE RECEIVABLES
OUTSTANDING(1) ................   $1,013,288    $  831,934    $  728,790    $  629,480    $  512,958
-----------------------------------------------------------------------------------------------------
NET LOSSES ....................   $    9,366    $    9,688    $    5,843    $    2,327    $    1,488
NET LOSSES AS A %
OF AVG. RECEIVABLES ...........         0.92%         1.16%         0.80%         0.37%         0.29%

(1)  Annualized



     There can be no assurance that the levels of delinquency and loss reflected in the above tables are or will be indicative of the performance of the leases in the future.

                         COPELCO CAPITAL, INC. FINANCIAL INFORMATION

                       December 31, 1999   December 31, 1998   December 31, 1997
                       -----------------   -----------------   -----------------

Total Assets            $3,749,960,000      $2,856,553,000      $2,068,307,000

Total Liabilities        3,512,379,000      $2,664,583,000      $1,912,609,000

Shareholder Equity         237,581,000         $191,970,000       $155,698,000

Total Revenue              390,499,000         $312,040,000       $253,787,000

Net Income                  44,813,000          $35,658,000        $32,137,000



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     As of the date of this prospectus supplement, we have had no operating history. The net proceeds of the sale of the notes will be distributed to our owners. See "Use of Proceeds." We are prohibited by our limited liability company agreement from engaging in business other than (1) receiving as a contribution equipment leases and lease receivables, including interests in the equipment underlying such leases (except for any lease payments due or to become due thereon during April 2000), from Copelco Capital, Inc. and its affiliates,
(2) the issuance of notes collateralized by our assets and (3) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. Our ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by our limited liability company agreement to only those activities that relate to the leases, lease receivables and related equipment. The leases which secure the notes under the indenture will be acquired from Copelco Capital, Inc. or another originator named in the prospectus supplement. Information concerning the general delinquency and loss experience of Copelco Capital, Inc.'s lease portfolio is described under "The Series Pool--Historical Delinquency Experience." Copelco Capital, Inc.'s loss experience is statistically limited to absolute numbers. As such, we are unable to discern any material trends when evaluating Copelco Capital, Inc.'s loss experience on the basis of the equipment types associated with the leases.

     Copelco Capital Inc.'s ultimate parent is Itochu Corporation. Itochu Corporation, located in Tokyo, was established in 1949 and is one of the "Big Five" general trading firms with operations in metals, minerals, textiles, machinery, foodstuffs, chemicals, wood, construction materials and commodities markets. Itochu Corporation may sell some or all of its interest in Copelco Capital, Inc. in the near future.

     DIRECTORS AND EXECUTIVE OFFICERS OF OUR MANAGER. The following table sets forth the executive officers and directors of Copelco Manager, Inc., our manager, and their ages and positions as of April 1, 2000. Because we are organized as a special purpose company and will be largely passive, it is expected that the officers and directors of Copelco Manager, Inc. will participate in our management to a limited extent. Most of the actions pertaining to maintaining and servicing the assets will be performed by the servicer.

--------------------------------------------------------------------------------
Name                                Age     Position
--------------------------------------------------------------------------------

Robert J. Lemenze, Jr.              39      President, Director
John Hakemian                       58      Director
Nicholas Antonaccio                 50      Vice President-Finance and Treasurer
Takeshi Okumura                     49      Director
Lauren Zinn Abel                    45      Secretary
David C. Epper                      45      Director
Andrew Pannaccione                  45      Director

     Robert J. Lemenze, Jr. has served as Chief Executive Officer of the Manager since being appointed/elected on March 1, 1999. Mr. Lemenze was elected President and Chief Operating Officer of Copelco Capital, Inc. in January 1997. Prior to this he served as Vice President of Sales and head of the Document Imaging Sales Group since joining Copelco Capital, Inc. in 1987.

     John Hakemian has served as Director since being elected on March 1, 1999. For the last five years, Mr. Hakemian has served, initially, as the chief financial officer for a subsidiary of Itochu International, our ultimate parent company in the United States, and, more recently, as the Vice President - Finance of Itochu International Enterprise.

     Nicholas Antonaccio has served as Vice President - Finance and Treasurer since being elected on March 1, 1999. Mr. Antonaccio joined Copelco Capital, Inc. as a Senior Vice President and Chief Financial Officer in September 1995. He formerly served as the Treasurer of Concord Leasing Company.

     Takeshi Okumura has served as Director since being elected on May 5, 1999. For the last six months, Mr. Okumura has served as the Vice President and General Manager of the Finance Division and Treasurer of Itochu International and, prior to that, as General Manager of the Project Finance Department of Itochu International.

     Lauren Zinn Abel has served as Secretary since being elected on January 3, 2000. For the last five years, Ms. Abel has served as the Associate General Counsel for Copelco Capital, Inc.

     David C. Epper has served as a director since March 1, 1999.

     Andrew Ponnaccione has served as a director since March 1, 1999.

     None of the above-listed directors and officers of the Manager will be compensated directly by us nor by the Manager, nor with any of our funds or assets nor with the funds or assets of the Manager, nor will any such directors and officers receive compensation in the capacities in which they act as our Manager.

                            DESCRIPTION OF THE NOTES

     GENERAL. The following series 2000-A lease-backed notes will be offered in accordance with the indenture between ourselves and the trustee. The table below describes the


                                      S26
respective interest rate, initial principal amount, expected maturity date and stated maturity date for each class being offered by this prospectus supplement and the Class A-2b Notes and the Class E Notes.


CLASS  |   INTEREST RATE   |    APPROXIMATE INITIAL |  EXPECTED MATURITY  |  STATED MATURITY DATE
       |                   |      PRINCIPAL AMOUNT  |       DATE(3)       |
-------|-------------------|------------------------|---------------------|----------------------
       |                   |                        |                     |
 A-1   |                   |    $      185,514,639  |  March 19, 2001     |      May 14, 2001
 A-2a  |   Variable (1)    |    $      139,135,979  |  March 19, 2001     |      March 19, 2001
 A-2b  |   Variable (2)    |    $      139,135,979  |  October 18, 2001   |      April 18, 2002
 A-3   |                   |    $      255,082,629  |  February 18, 2003  |      August 18, 2003
 A-4   |                   |    $      236,531,165  |  May 18, 2004       |      August 18, 2005
  B    |                   |    $       18,551,464  |  May 18, 2004       |      March 20, 2006
  C    |                   |    $       18,551,464  |  May 18, 2004       |      May 18, 2006
  D    |                   |    $       27,827,196  |  May 18, 2004       |      May 18, 2006
  E    |                   |    $       25,508,263  |  May 18, 2004       |      April 18, 2008

(1)  The interest rate on the Class A-2a Notes is based on one-month LIBOR.

(2)  The interest rate on the Class A-2b Notes is equal to the yield on Eligible
     Investments held in the Class A-2 Funding Account prior to the payment date in March 2001 and thereafter LIBOR plus __%.

(3)  Assuming optional redemption was exercised.


     The "Description of the Notes" contained in the prospectus and this prospectus supplement with respect to the notes is a summary of all material terms relating to the Offered Notes. Although the material terms of the indenture are contained either in this prospectus supplement or the prospectus, we suggest that investors in the Offered Notes review the indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Whenever any particular section of the indenture or any term used in the indenture is referred to, we suggest that you should review that section of the indenture or term used in order to fully understand this offering.

     The Offered Notes and the privately placed Class A-2b Notes, Class E Notes, and the Residual Notes represent our secured debt obligations secured by the pledged assets. The Class E Notes are subordinated to the Offered Notes for the purpose of, among other things, offsetting losses and other shortfalls. The Residual Notes will be paid primarily from Residual Realizations and will have no direct rights to the Lease Payments. Neither represents an interest in or recourse obligation of Copelco Capital, Inc. or any of its other affiliates other than us. We are a Delaware limited liability company with limited assets. Consequently, the holders of the notes must rely solely upon the leases (except for any lease payments due or to become due thereon during April 2000), funds on deposit in the Collection Account, the Reserve Account, the Class A Principal Payment Account and the Class A-2 Funding Account and our rights under the Swap Agreement, for payment of principal of and interest on the Offered Notes.

     INTEREST RATES. The notes will bear interest from the issuance date at the applicable interest rate for the respective class as presented in the table above, except that if the Class A-2a Notes are not paid in full by the payment date in March 2001, the Class A-2a Notes shall receive interest on the outstanding principal amount of the Class A-2a Notes at the rate equal to LIBOR plus .20%. In the event that the Swap Counterparty defaults under the Swap Agreement, the Class A-2a Notes will receive interest at a fixed rate of _____% and, after payment in full of the Class A-2a Notes on the Payment Date in March 2001, the Class A-2b Notes will receive interest payments at a fixed rate of _____%. The interest rate is calculated on the basis of a year of 360 days comprised of twelve 30-day months, except in the case of the Class A-1 Notes, the Class A-2a Notes and the Class A-2b Notes, for which interest will be calculated on the basis of a year of 360 days and the actual number of days in the interest accrual period, payable on the eighteenth day of each month, or if that day is not a business day the next succeeding business day, to the person in whose name the Note was registered at the close of business on the related Record Date.

     Principal will be payable as set out under "Distributions on Notes." Notes may be presented to the corporate trust office of the trustee for registration of transfer or exchange (Section 2.03). Notes may be exchanged without a service charge, but we may require payment to cover taxes or other governmental charges (Section 2.03).

     DISCOUNTED PRESENT VALUE OF THE LEASES. The Discounted Present Value of the Leases is calculated using the Discount Rate. The "Discount Rate" is calculated by taking the sum of (a) the weighted average interest rate (or its swapped rate) of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, each weighted by (1) their respective initial principal amount, and (2) the expected weighted average life-under a zero prepayment and no loss scenario to optional redemption-of each class of notes (for the Class A-2b Notes, the weighted average life is computed assuming Class A-2b Notes are funded on the March 2001 Payment Date), as applicable, and
(b) the servicing fee rate of 0.75% per annum. The Discount Rate is ___%. Each of the indenture and the assignment and servicing agreement will provide that any calculation of future remaining scheduled payments made on a Determination Date or with respect to a Payment Date will be calculated after giving effect to any payments received prior to the date of calculation to the extent the payments relate to scheduled payments due and payable by the lessees with respect to the applicable Due Period and all prior Due Periods. See "The Series Pool--The Equipment." The aggregate Discounted Present Value of the Leases as of the Cut-off Date, calculated at the Discount Rate is $___________.

     The Residual Notes will have no rights with respect to Available Funds. On any Payment Date, Residual Realizations shall be directed by the Trustee to the holders of the Residual Notes in accordance with the Indenture. Except in the case of an Event of Default, the holders of the Offered Notes will not have any right to any Residual Realizations under any circumstance and neither the Residual Notes nor the Residual Realizations will provide credit enhancement for the Offered Notes.

     DETERMINATION DATE. On the fifth day prior to each payment date, or the preceding business day, the servicer will determine the amount of payments received on the leases for the immediately preceding calendar month which will be available for distribution on the payment date. See "Description of the Notes--Distributions on Notes."

     PAYMENT DATE. Payments on the notes will be made on the eighteenth day of each month, or if that day is not a business day, the next succeeding business day, commencing on June 19, 2000, to holders of record on the Record Date, which is the last business day preceding a payment date, or, if the notes are definitive notes, the last business day of the month preceding a payment date. See "Description of the Notes--Distributions on Notes."

     INTEREST PAYMENTS. On each payment date, the interest due on the respective class of notes since the last payment date will be the interest that has accrued on those notes since the last payment date, or in the case of the first payment date, since the issuance date, at the applicable interest rate applied to the then unpaid principal amounts of that class of notes, after giving effect to payments of principal to the noteholders of that class on the preceding payment date. See "Description of the Notes--General" and "Distributions on Notes."

     PRINCIPAL PAYMENTS. For each payment date, each of the noteholders will be entitled to receive payments of principal, to the extent funds are available therefor, in the priorities set forth in the indenture and described below and under "Description of the Notes--Distributions on Notes." On each payment date, to the extent funds are available therefor, the principal payment will be paid to the Noteholders in the following priority:

     (a)  to the Class A Noteholders, the Class A Principal Payment as follows:

               i) prior to the Payment Date in March 2001, (A) to the Class A-1 Noteholders only, until the outstanding principal amount on the Class A-1 Notes is reduced to zero, and then (B) the balance, if any, to the Class A Principal Payment Account;

               ii) on the Payment Date in March 2001 and thereafter, (A) to the Class A-1 Noteholders only, until the outstanding principal amount on the Class A-1 Notes is reduced to zero, (B) to the Class A-2a Noteholders only, until the outstanding principal amount on the Class A-2a Notes is reduced to zero, then (C) to the Class A-2b Noteholders only, until the outstanding principal amount of the Class A-2b Notes is reduced to zero, then (D) to the Class A-3 Noteholders only, until the outstanding principal amount on the Class A-3 Notes is reduced to zero, and finally (E) to the Class A-4 Noteholders only, until the outstanding principal amount on the Class A-4 Notes is reduced to zero; provided that the Class A-2b Noteholders will have no rights to such payments to the extent that amounts in the Class A-2 Funding Account are insufficient to fully pay principal on the Class A-2a Notes;

          (b)  to the Class B Noteholders, the Class B Principal Payment,

          (c)  to the Class C Noteholders, the Class C Principal Payment,

          (d)  to the Class D Noteholders, the Class D Principal Payment,

          (e)  to the Class E Noteholders, the Class E Principal Payment and

          (f) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target Investor Principal Amount, the Class D Floor exceeds the Class D Target Investor Principal Amount and/or the Class E Floor exceeds the Class E Target Investor Principal Amount, Additional Principal shall be distributed, until the outstanding principal amount of each Class has been reduced to zero.

          On the Payment Date in March 2001 (and thereafter if necessary), amounts held in the Class A-2 Funding Account will be used to pay principal on the Class A-2a Notes until the outstanding principal amount is reduced to zero.

          In the event amounts in the Class A-2 Funding Account are insufficient to pay principal on the Class A-2a Notes, amounts in the Collection Account will be used to pay such principal. In such event, the principal balance of the Class A-2b Notes will be written-down by an amount equal to such shortfall on the Payment Date in March 2001 and the Class A-2b Notes will only be paid such written-down amount to the extent there are recoveries on investments in the Class A-2 Funding Account.

     "Additional Principal" with respect to each payment date equals (a) zero if each of the Class Target Investor Principal Amounts for Classes B, C, D and E exceed their respective Class Floors on that payment date and (b) in each other case, the excess, if any, of (i)(A) the Outstanding Principal Balance of the notes plus the Overcollateralization Balance as of the immediately preceding payment date after giving effect to payments on that payment date, minus (B) the Discounted Present Value of the Performing Leases as of the applicable Determination Date, over (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment to be paid on that payment date.

     The "Class A Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, the lesser of (1) the amount necessary to reduce the outstanding principal amount on the Class A-1 Notes to zero and (2) the difference between (A) the Discounted Present Value of the Performing Leases as of the previous Determination Date and (B) the Discounted Present Value of the Performing Leases as of the applicable Determination Date, and (b) after the Class A-1 Notes have been paid in full, (i) prior to the March 2001 Payment Date, the amount necessary to reduce the aggregate outstanding principal amount on the Class A Notes (excluding Class A-2b Notes) to the Class A Target Investor Principal Amount less amounts, if any, on deposit in the Class A Principal Payment Account and (ii) on or after the March 2001 Payment Date, the amount necessary to reduce the aggregate outstanding principal amount on the Class A Notes (after giving effect to any principal writedowns related to the Class A-2b Notes) to the Class A Target Investor Principal Amount.

     The "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the outstanding principal amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the outstanding principal amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

     The "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the outstanding principal amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the outstanding principal amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

     The "Class D Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the outstanding principal amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the outstanding principal amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount and the Class D Floor.

     The "Class E Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the outstanding principal amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the outstanding principal amount of the Class E Notes to the greater of the Class E Target Investor Principal Amount and the Class E Floor.

     The "Class A Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class A Percentage and (b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

     The "Class B Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class B Percentage and (b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

     The "Class C Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class C Percentage and (b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

     The "Class D Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class D Percentage and (b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

     The "Class E Target Investor Principal Amount with respect to each payment date is an amount equal to the product of (a) the Class E Percentage and (b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

     The "Class Floors" means the Class B Floor, the Class C Floor, the Class D Floor or the Class E Floor.

     The "Class Target Investor Principal Amounts" means the Class A Target Investor Principal Amount or the Class B Target Investor Principal Amounts or the Class C Target Investor Principal Amount or the Class D Target Investor Principal Amount or the Class E Target Investor Principal Amounts, respectively.

     The "Class A Percentage" will be equal to approximately 85.0000%. The "Class B Percentage" will be equal to approximately 2.5000%. The "Class C Percentage" will be equal to approximately 2.500%. The "Class D Percentage" will be equal to approximately 3.7500%. The "Class E Percentage" will be equal to approximately 3.4375%.

     The "Class B Floor" with respect to each payment date means (a) 3.25% of the initial Discounted Present Value of the Leases as of the Cut-off Date, plus
(b) the Cumulative Loss Amount with respect to that payment date, minus (c) the sum of the outstanding principal amount of the Class C Notes, the outstanding principal amount of the Class D Notes, the outstanding principal amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding payment date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that payment date.

     The "Class C Floor" with respect to each payment date means (a) 2.20% of the initial Discounted Present Value of the Leases as of the Cut-off Date, plus
(b) the Cumulative Loss Amount with respect to that payment date, minus (c) the sum of the outstanding principal amount of the Class D Notes, the outstanding principal amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding payment date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that payment date; provided, however, that if the outstanding principal amount of the Class B Notes is less than or equal to the Class B Floor on that payment date, the Class C Floor will equal the outstanding principal amount of the Class C Notes utilized in the calculation of the Class B Floor for that payment date.

     The "Class D Floor" with respect to each payment date means (a) 1.80% of the initial Discounted Present Value of the Leases as of the Cut-off Date, plus
(b) the Cumulative Loss Amount with respect to the payment date, minus (c) the sum of the outstanding principal amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding payment date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that payment date; provided, however, that if the outstanding principal amount of the Class C Notes is less than or equal to the Class C Floor on that payment date, the Class D Floor will equal the outstanding principal amount of the Class D Notes utilized in the calculation of the Class C Floor for that payment date.

     The "Class E Floor" with respect to each payment date means (a) 1.20% of the initial Discounted Present Value of the Leases as of the Cut-off Date, plus
(b) the Cumulative Loss Amount with respect to that payment date, minus (c) the Overcollateralization Balance as of the immediately preceding payment date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that payment date; provided, however, that if the outstanding principal amount of the Class D Notes is less than or equal to the Class D Floor on that payment date, the Class E Floor will equal the outstanding principal amount of the Class E Notes utilized in the calculation of the Class D Floor for that payment date.

     The "Overcollateralization Balance" with respect to each payment date is an amount equal to the excess, if any, of (a) the Discounted Present Value of Performing Leases as of the applicable Determination Date over (b) the outstanding principal amount of the notes as of that payment date after giving effect to all principal payments made on that day.

     The "Cumulative Loss Amount" with respect to each payment date is an amount equal to the excess, if any, of (a) the total of (i) the outstanding principal amount of the notes as of the immediately preceding payment date after giving effect to all principal payments made on that day, plus (ii) the Overcollateralization Balance as of the immediately preceding payment date, minus (iii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination Date applicable to the immediately preceding payment date minus the Discounted Present Value of the Performing Leases as of the applicable Determination Date and (B) Available Funds remaining after the payment of amounts owing the servicer and in relation to interest on the notes on that payment date, over (b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

     The "Servicing Fee" with respect to each payment date is an amount equal to one-twelfth of 0.75% times the Discounted Present Value of the Performing Leases, as of the prior payment date.

     COLLECTION ACCOUNT. The trustee will establish and maintain the Collection Account, which will be an Eligible Account into which the servicer will deposit all Lease Payments, Casualty Payments, Termination Payments, proceeds from repurchases by Copelco Capital, Inc. of leases as a result of breaches of representations and warranties, and recoveries from Non-Performing Leases to the extent Copelco Capital, Inc. has not substituted a Substitute Lease for that Non-Performing Lease, except to the extent required to reimburse unreimbursed Servicer Advances, on or for each lease included in the series pool within two Business Days of receipt thereof; provided that Residual Realizations will not be deposited in the Collection Account. All Lease Payments, Casualty Payments, Termination Payments and other payments relating to a lease received and so deposited in the Collection Account shall constitute our property, securing payments on the applicable notes (Section 3.02(a)). An amount equal to interest due on the notes from the closing date to May 18, 2000 shall be deposited in the Collection Account at closing.

     A "Casualty Payment" is any payment in accordance with a lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of equipment subject thereto which results, in accordance with the terms of the lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the lessee's obligation to make future Lease Payments thereunder.

     A "Lease Payment" is each periodic installment of rent payable by a lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required in accordance with the terms of a Lease at or before the commencement of the Lease, payments becoming due before the applicable cut-off date and supplemental or additional payments required by the terms of a lease with respect to taxes, insurance, maintenance, including, without limitation, any Maintenance Charges, or other specific charges, including, without limitation, any Excess Copy Charges and Fee Per Scan Charges, shall not be Lease Payments hereunder.

     A "Termination Payment" is a payment payable by a lessee under a lease upon the early termination of the lease (but not on account of a casualty or a lease default) which may be agreed upon by the servicer, acting in our name, and the lessee.

     CLASS A PRINCIPAL PAYMENT ACCOUNT. The Trustee will establish and maintain the Class A Principal Payment Account which will be an Eligible Account for the benefit of the Class A-2 Noteholders. Prior to the payment date in March 2001 and when the Class A-1 Notes have been paid in full, the Servicer will transfer to the trustee for deposit into the Class A Principal Payment Account the balance of the Class A Principal Payment payable to the Class A Noteholders after making all payments required by the Indenture (Section 3.03(b). On the Payment Date in March 2001, all amounts on deposit in the Class A Principal Payment Account will be transferred by the Trustee to the Collection Account to be distributed in accordance with the priorities set forth in the Indenture (Section 3.07).

     CLASS A-2 FUNDING ACCOUNT. The trustee will establish and maintain the Class A-2 Funding Account, which will be an Eligible Account for the benefit of the Class A-2a Noteholders and the Class A-2b Noteholders. On the closing date, the proceeds from the issuance of the Class A-2b notes will be deposited by the trustee in the Class A-2 Funding Account and invested in Eligible Investments which will mature no later than one Business Day prior to the Payment Date in March 2001. On the Payment Date in March 2001, all amounts on deposit in the Class A-2 Funding Account will be applied by the Trustee to the extent necessary to make a principal payment on the Class A-2a Notes. (Section 3.08)

     DEPOSIT OF FUNDS. The servicer shall deposit within two business days of receipt the following funds, as received, into the Collection Account (Section 3.03(a)), including any funds deposited into the Collection Account from the Reserve Account, ("Available Funds"):

     (a) Lease Payments due during the prior Due Period, net of any Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges;

     (b) recoveries from Non-Performing Leases to the extent Copelco Capital, Inc. has not substituted Substitute Leases for those Non-Performing Leases, except to the extent required to reimburse unreimbursed Servicer Advances;

     (c) late charges received on delinquent Lease Payments not advanced by the servicer;

     (d) proceeds from repurchases by Copelco Capital, Inc. of leases as a result of breaches of representations and warranties to the extent Copelco Capital, Inc. has not substituted Substitute Leases for those leases other than, with respect to a Warranty Lease, the Residual Warranty Payments;

     (e) proceeds from investment of funds in the Collection Account, and the Reserve Account and the Class A Principal Payment Account, if any;

     (f) Casualty Payments other than Residual Casualty Payments which are, at any date of determination with respect to a lease, the excess of (a) the Casualty Payment associated with the lease over (b) the Discounted Present Value of the remaining Lease Payments associated with the lease as of the beginning of the Due Period relating to that date of determination plus any amounts previously unpaid;

     (g)  Servicer Advances;

     (h) any amounts paid by the Swap Counterparty to the Issuer under to the Swap Agreement;

     (i) Termination Payments to the extent we do not reinvest those Termination Payments in Additional Leases other than Residual Prepayments;

     (j)  proceeds received once we exercise our right to redeem the notes; and

     (k) to the extent there occurs an Available Funds Shortfall, funds, if any, on deposit in the Reserve Account to the extent of the Available Funds Shortfall.

     Available Funds will not include "Residual Realizations," which are (a) cash flows realized from the sale or release of the equipment following the expiration dates of the leases, other than equipment subject to Non-Performing Leases, (b) Residual Warranty Payments, (c) Residual Casualty Payments and (d) Residual Prepayments.

     "Residual Warranty Payments" means the excess of (a) the repurchase price associated with the Warranty Lease over (b) the Discounted Present Value of the remaining Lease Payments associated with the Warranty Lease as of the beginning of the Due Period relating to that date of determination, plus any amounts previously due and unpaid;

     "Residual Prepayments" means, at any date of determination with respect to a terminated lease, the excess of (a) the payment associated with the terminated lease over (b) the Discounted Present Value of the remaining Lease Payments of the terminated lease as of the beginning of the Due Period relating to that date of determination, plus any amounts previously due and unpaid.

     RESERVE ACCOUNT. The trustee will establish and maintain the Reserve Account. On the Issuance Date, we will make an initial deposit in an amount equal to 1.0% of the Discounted Present Value of the Leases as of the Cut-off Date into the Reserve Account. In the event that Available Funds, excluding amounts on deposit in the Reserve Account, are insufficient to pay the Required Payments, the trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account and that deficiency. In addition, on each payment date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 1.0% of the Discounted Present Value of the Leases as of the Cut-off Date and (b) the outstanding principal amount of the notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to us (Section 3.05(c)).

     If on any Payment Date, the aggregate amount on deposit in the Collection Account and the Reserve Account are greater than or equal to the sum of (i) the aggregate outstanding principal balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes, (ii) the accrued and unpaid Interest Payments, (iii) the accrued and unpaid Servicing Fee and (iv) the unreimbursed Servicer Advances, the amount on deposit in the Reserve Account will be deposited in the Collection Account and applied to pay in full the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes. (Section 3.05(b))

     DISTRIBUTIONS ON NOTES. Payments on the notes will commence on June 18, 2000. On each Determination Date, the servicer will determine the Available Funds and the Required Payments.

     For each payment date, the interest due with respect to the notes will be the interest that has accrued on those notes since the last payment date or, in the case of the first payment date, since the issuance date, at the applicable interest rates applied to the outstanding principal amount of each class, after giving effect to payments of principal to Noteholders on the preceding payment date or, in the case of the first payment date, the Issuance Date, plus all previously accrued and unpaid interest on the notes (Section 2.01(c)). Funds in the Collection Account, together with reinvestment earnings thereon, will be used by the trustee to make required payments of principal and interest on the applicable notes (Section 3.03(b)).

     For each payment date, principal payments due with respect to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment, respectively. In addition, to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target Investor Principal Amount, the Class D Floor exceeds the Class D Target Investor Principal Amount and/or the Class E Floor exceeds the Class E Target Investor Principal Amount, Additional Principal shall be distributed until the outstanding principal amount of each Class has been reduced to zero (Section 3.03(b)).

     Unless an event of default and acceleration of the notes has occurred, on or before each payment date, the servicer will instruct the trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority (Section 3.03(b)):

     (a) to pay the Swap Counterparty any amount due pursuant to the Swap Agreement;

     (b)  to pay the Servicing Fee;

     (c) to reimburse unreimbursed Servicer Advances in relation to a prior payment date;

     (d) to make interest payments, owing on the Class A Notes concurrently to the Class A-1 Noteholders, Class A-2a Noteholders, Class A-2b Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;

     (e)  to make interest payments on the Class B Notes;

     (f)  to make interest payments on the Class C Notes;

     (g)  to make interest payments on the Class D Notes;

     (h)  to make interest payments on the Class E Notes;

     (i)  to make the Class A Principal Payment as follows:

          (i) prior to the Payment Date in March 2001, (A) to the Class A-1 Noteholders only, until the outstanding principal amount on the Class A-1 Notes is reduced to zero, and then (B) the balance, if any, to the Class A Principal Payment Account;

          (ii) on the Payment Date in March 2001 and thereafter, (A) to the Class A-1 Noteholders only, until the outstanding principal amount on the Class A-1 Notes is reduced to zero, then (B) to the Class A-2a

          Noteholders only, until the outstanding principal amount on the Class A-2a Notes is reduced to zero, then (C) to the Class A-2b Noteholders only, until the outstanding principal amount of the Class A-2b Notes is reduced to zero, then (D) to the Class A-3 Noteholders only, until the outstanding principal amount on the Class A-3 Notes is reduced to zero, and finally (E) to the Class A-4 Noteholders only, until the outstanding principal amount on the Class A-4 Notes is reduced to zero; provided that, the Class A-2b Noteholders will have no rights to such payments to the extent that amounts in the Class A-2 Funding Account are insufficient to fully pay principal on the Class A-2a Notes;

     (j)  to make the Class B Principal Payment to the Class B Noteholders;

     (k)  to make the Class C Principal Payment to the Class C Noteholders;

     (l)  to make the Class D Principal Payment to the Class D Noteholders;

     (m)  to make the Class E Principal Payment to the Class E Noteholders;

     (n) to pay the Additional Principal, if any, as an additional reduction of principal to the Class A Noteholders, as provided in Clause (i) above, until the outstanding principal amount on all of the Class A Notes has been reduced to zero, then to Class B Noteholders until the outstanding principal amount on the Class B Notes has been reduced to zero, then to the Class C Noteholders until the outstanding principal amount on the Class C Notes has been reduced to zero, then to the Class D Noteholders until the outstanding principal amount on the Class D Notes has been reduced to zero, and finally to the Class E Noteholders, until the outstanding principal amounts on the Class E Notes has been reduced to zero;

     (o) to make a deposit to the Reserve Account in an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount; and

     (p)  to Copelco Capital Receivables LLC, the balance, if any.

     On the Payment Date in March 2001 (and thereafter if necessary), amounts held in the Class A-2 Funding Account will be used to pay principal on the Class A-2a Notes until the outstanding principal amount of the Class A-2a Notes is reduced to zero.

     ADVANCES BY THE SERVICER. Prior to any payment date, the servicer may, but will not be required to, advance to the trustee an amount sufficient to cover delinquencies on some or all leases with respect to prior Due Periods. The servicer will be reimbursed for the Servicer Advances from Available Funds on the following payment date. See "Distribution on Notes" above.

     EVENTS OF DEFAULT AND NOTICE THEREOF. The following events will be defined in the indenture as "Events of Default" with respect to the notes:

     (a)  default in making Interest Payments when they become due and payable;
          or

     (b) default in making Principal Payments (i) with respect to all Classes except for the A-2a Notes, at the Stated Maturity of such Class or
          (ii) with respect to the Class A-2a Notes, at the Stated Maturity of the Class A-2b Notes; or

     (c) insolvency or bankruptcy events relating to Copelco Capital Receivables LLC (Section 6.01)

     The indenture will provide that the trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods) (Sections 6.03 and 7.02).

     If an Event of Default occurs, the unpaid principal amount of the applicable notes shall automatically become due and payable together with all accrued and unpaid interest thereon. The trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the notes, not sell the applicable leases and equipment unless the sale is for an amount greater than or equal to the outstanding principal amount of the notes unless directed to do so by the holders of 66-2/3% of the then outstanding principal amount of the notes (Section 6.03).

     Subsequent to an event of default and following any acceleration of the notes in accordance with the indenture, any moneys that may then be held or thereafter received by the trustee shall be applied in the following order of priority, at the date or dates fixed by the trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the notes and surrender thereof:

          First to the payment of all costs and expenses of collection incurred by the trustee and the Noteholders, including the reasonable fees and expenses of any counsel to the trustee and the Noteholders;

          Second to pay the Swap Counterparty, any amounts due under the Swap Agreement.

          Third if the person then acting as servicer under the Assignment and Servicing Agreement is not Copelco Capital, Inc. or an affiliate of Copelco Capital, Inc., to the payment of all Servicing Fees then due to that person.

          Fourth

          o first, to the payment of all accrued and unpaid interest on the outstanding principal amount of the Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes pro rata to the date of payment thereof, including -- to the extent permitted by applicable law -- interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class A-

               1 Interest Rate, Class A-2a Interest Rate, Class A-2b Interest Rate, Class A-3 Interest Rate and Class A-4 Interest Rate respectively;

          o second, to the payment of all accrued and unpaid interest on the outstanding principal amount of the Class B Notes to the date of payment thereof, including -- to the extent permitted by applicable law -- interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate;

          o third, to the payment of all accrued and unpaid interest on the outstanding principal amount of the Class C Notes to the date of payment thereof, including, to the extent permitted by applicable law, interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate;

          o fourth, to the payment of all accrued and unpaid interest on the outstanding principal amount of the Class D Notes to the date of payment thereof, including, to the extent permitted by applicable law, interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class D Interest Rate;

          o fifth, to the payment of all accrued and unpaid interest on the outstanding principal amount of the Class E Notes to the date of payment thereof, including, to the extent permitted by applicable law, interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class E Interest Rate;

          o sixth, to the payment of the outstanding principal amount of the Class A-1 Notes and the Class A-2a Notes pro rata to the date of payment thereof;

          o seventh, to the payment of the outstanding principal amount of the Class A-2b Notes, Class A-3 Notes and Class A-4 Notes pro rata to the date of payment thereof;

          o eighth, to the payment of the outstanding principal amount of the Class B Notes to the date of payment thereof;

          o ninth, to the payment of the outstanding principal amount of the Class C Notes;

          o tenth, to the payment of the outstanding principal amount of the Class D Notes;

          o eleventh, to the payment of the outstanding principal amount of the Class E Notes;

          Fifth to the payment of amounts due under the $71,321,925 (approximate) __% Class R-1 Lease-Residual Backed Notes and the $24,516,912 (approximate) __% Class R-2 Lease-Residual Backed Notes;

          Sixth to the payment of amounts then due the trustee under the indenture;

     Seventh if the person then acting as servicer is Copelco Capital, Inc. or an affiliate of Copelco Capital, Inc., to the payment of all Servicer's Fees then due to that person; and

          Eighth to the payment of the remainder, if any, to us or any other person legally entitled thereto (Section 6.06).

     We will be required to furnish annually, to the trustee, a statement of our officers to the effect that to the best of their knowledge we are not in default in the performance and observance of the terms of the indenture or, if we are in default, specifying that default (Section 8.09).

     The indenture will provide that the holders of 66-2/3% in aggregate principal amount of the notes then outstanding will have the right to waive agreed upon defaults and, subject to agreed upon limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the trustee (Sections 6.12). The indenture will provide that in case an Event of Default shall occur, which shall not have been cured or waived, the trustee will be required to exercise its rights and powers under that indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs (Section 7.01(b)). Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request of any of the Noteholders unless they shall have offered to the trustee reasonable security or indemnity (Section 6.12). Upon request of a Noteholder, the trustee will provide information as to the outstanding principal amount of each Class of Notes.

     MODIFICATION OF THE INDENTURE. With some exceptions, under the indenture, our rights and obligations and the rights of the Noteholders may be modified by us with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the notes then outstanding under the indenture; but no modification may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding notes and no modification may be made without the consent of the holder of each outstanding note affected thereby if it would (a) change the fixed maturity of any Note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute the suit for the enforcement of that payment on or after the maturity thereof; or (b) reduce the above-stated percentage of notes, without the consent of the holders of all notes then outstanding under that indenture or (c) modify any of Section 9.02 of the indenture except to increase any percentage or fraction set out in the indenture or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the indenture; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the pledged assets or, except as provided in the indenture, terminate the lien of the indenture on any property at any time subject to the indenture or deprive any Noteholder of the security afforded by the lien of the indenture. No modification of the Indenture which materially affects the interests of the Swap Counterparty may be made without the consent of the Swap Counterparty. (Section 9.01)

     SERVICER EVENTS OF DEFAULT. The following events and conditions shall be defined in the assignment and servicing agreement as "Servicer Events of Default":

     (a) failure on the part of the servicer to remit to the trustee within three Business Days following the receipt thereof any monies received by the servicer required to be remitted to the trustee under the assignment and servicing agreement;

     (b) so long as Copelco Capital, Inc. is the servicer, failure on the part of Copelco Capital, Inc. to pay to the trustee on the date when due, any payment required to be made by Copelco Capital, Inc. in accordance with the assignment and servicing agreement;

     (c) default on the part of either the servicer or, so long as Copelco Capital, Inc. is the servicer, Copelco Capital, Inc. in its observance or performance in any material respect of covenants or agreements in the assignment and servicing agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date it first becomes known to any officer of Copelco Capital, Inc. or the servicer, as the case may be, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the servicer or Copelco Capital, Inc., as the case may be, by the trustee, or to the servicer or Copelco Capital, Inc., as the case may be, and the trustee by any holder of the notes;

     (d) if any representation or warranty of Copelco Capital, Inc. made in the assignment and servicing agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Copelco Capital, Inc. in the assignment and servicing agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the indenture or of the notes; and provided, further, that a material breach of any representation or warranty made by Copelco Capital, Inc. in the assignment and servicing agreement with respect to any of the leases or the equipment subject thereto will not constitute a Servicer Event of Default if Copelco Capital, Inc. repurchases that lease and equipment in accordance with the assignment and servicing agreement to the extent provided within that agreement;

     (e)  insolvency or bankruptcy events relating to the servicer;

     (f) the failure of the servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause, or permit one or more persons to cause, more than $5,000,000 of aggregate recourse debt or other obligations of the servicer to become due before its, or their, stated maturity or before its, or their, regularly scheduled dates of payment so long as the failure, event or condition shall be continuing and shall not have been waived by the person or persons entitled to performance;

     (g) a final judgment or judgments, or decrees or orders, for the payment of money aggregating in excess of $5,000,000 and any one of those judgments, or decrees or orders, has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

     SERVICER TERMINATION. So long as a Servicer Event of Default under the assignment and servicing agreement is continuing, the trustee shall, upon the instructions of the holders of 66-2/3% in principal amount of the notes, by notice in writing to the servicer terminate all of the rights and obligations of the servicer -- but not Copelco Capital, Inc.'s obligations which shall survive that termination -- under the assignment and servicing agreement (Section 5.01). Upon the receipt by the servicer of the written notice, all authority and power of the servicer under the assignment and servicing agreement to take any action with respect to any lease or equipment will cease and the same will pass to and be vested in the trustee in accordance with and under the assignment and servicing agreement and the indenture.

     REDEMPTION. We may, at our option, redeem the notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any Payment Date the Discounted Present Value of the Leases is less than or equal to 10% of the Discounted Present Value of the Leases as of the Cut-off Date. We will give notice of redemption to each Noteholder and the trustee at least 30 days before the payment date fixed for prepayment. Upon deposit of funds necessary to effect redemption, the trustee shall pay the remaining unpaid principal amount on the notes and all accrued and unpaid interest as of the payment date fixed for redemption.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the notes, the aggregate amount of each interest payment on the notes and the yield to maturity of the notes are directly related to the rate of payments on the underlying leases. The payments on those leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Those payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the leases. In general, the rate of those payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any class may also be affected by any repurchase of the underlying leases by Copelco Capital, Inc. in accordance with the assignment and servicing agreement. In that event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the notes to decrease. See "Risk Factors--Prepayments."

     In the event a lease becomes a Non-Performing Lease, a Warranty Lease or Adjusted Lease, Copelco Capital, Inc. will have the option to substitute for the terminated lease a Substitute Lease in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-off Date with respect to Non-Performing Leases and in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-off Date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of an early termination by a lessee which has been prepaid in full, Copelco Capital, Inc. will have the option to transfer an additional lease of similar characteristics. The Substitute Leases and Additional Leases will have a Discounted Present Value of the Leases equal to or greater than that of the leases being modified and replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated leases through the term of those terminated leases. In the event that an Early Lease Termination is allowed by Copelco Capital, Inc. and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated lease, plus any delinquent payments.

     The effective yield to holders of the notes will depend upon, among other things, the amount of and rate at which principal is paid to those Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the applicable interest income is received by the Noteholders.

     The following chart sets forth the percentage of the Initial Statistical Principal Amount of the Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes which would be outstanding on the payment dates presented below assuming a Conditional Prepayment Rate ("CPR") of 0%, 6%, 12% and 18%, respectively, and were calculated using a discount rate of 8.107%. The "Initial Statistical Principal Amount" of the Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes was assumed to be $185,514,639, $139,135,979, $139,135,979, $255,082,629, $236,531,165, $18,551,464, $18,551,464, $27,827,196
and $25,508,263, respectively. The interest rate for the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes was assumed to be 6.52856%, 6.656615%, 7.343%,7.29%, 7.32%, 7.41%, 7.56%, 7.99% and 10.16%, respectively. This information is hypothetical and is presented for illustrative purposes only. The CPR assumes that a fraction of the outstanding series pool is prepaid on each payment date, which implies that each lease in the series pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the series pool. The CPR measures prepayments based on the outstanding Statistical Discounted Present Value of the Leases, after the payment of all scheduled payments on the leases during that Due Period. The CPR further assumes that all leases are the same size and amortize at the same rate and that each lease will be either paid as scheduled or prepaid in full. The amounts described below are based upon the timely receipt of scheduled monthly lease payments as of the Cut-off Date, assume that we exercise our option to redeem the notes and assume the issuance date is April 20, 2000 and the first payment date is June 19, 2000.


                          PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNT AT THE RESPECTIVE CPR SET FORTH BELOW

                                                               0% CPR
------------------------------------------------------------------------------------------------------------------------------------
      Payment Date       Class A-1   Class A-2a  Class A-2b   Class A-3   Class A-4    Class B      Class C     Class D     Class E
--------------------     ---------   ----------  ----------   ---------   ---------    -------      -------     -------     -------
Issuance Date             100.00%      100.00%     100.00%     100.00%      100.00%     100.00%     100.00%      100.00%     100.00%
June 18, 2000              89.48       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
July 18, 2000              78.66       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
August 18, 2000            67.69       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
September 18, 2000         56.67       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
October 18, 2000           45.45       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
November 18, 2000          34.18       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
December 18, 2000          22.77       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
January 18, 2001           11.45       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
February 18, 2001           0.02       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
March 18, 2001              0.00         0.00       87.25      100.00       100.00       97.19       97.19        97.19       97.19
April 18, 2001              0.00         0.00       74.35      100.00       100.00       94.34       94.34        94.34       94.34
May 18, 2001                0.00         0.00       61.82      100.00       100.00       91.58       91.58        91.58       91.58
June 18, 2001               0.00         0.00       49.31      100.00       100.00       88.82       88.82        88.82       88.82
July 18, 2001               0.00         0.00       36.74      100.00       100.00       86.05       86.05        86.05       86.05
August 18, 2001             0.00         0.00       24.19      100.00       100.00       83.28       83.28        83.28       83.28
September 18, 2001          0.00         0.00       11.64      100.00       100.00       80.51       80.51        80.51       80.51
October 18, 2001            0.00         0.00        0.00       99.46       100.00       77.72       77.72        77.72       77.72
November 18, 2001           0.00         0.00        0.00       92.58       100.00       74.94       74.94        74.94       74.94
December 18, 2001           0.00         0.00        0.00       85.66       100.00       72.14       72.14        72.14       72.14
January 18, 2002            0.00         0.00        0.00       78.78       100.00       69.36       69.36        69.36       69.36
February 18, 2002           0.00         0.00        0.00       71.81       100.00       66.54       66.54        66.54       66.54
March 18, 2002              0.00         0.00        0.00       64.96       100.00       63.77       63.77        63.77       63.77
April 18, 2002              0.00         0.00        0.00       58.13       100.00       61.01       61.01        61.01       61.01
May 18, 2002                0.00         0.00        0.00       51.46       100.00       58.31       58.31        58.31       58.31
June 18, 2002               0.00         0.00        0.00       44.88       100.00       55.65       55.65        55.65       55.65
July 18, 2002               0.00         0.00        0.00       38.35       100.00       53.01       53.01        53.01       53.01
August 18, 2002             0.00         0.00        0.00       31.91       100.00       50.41       50.41        50.41       50.41
September 18, 2002          0.00         0.00        0.00       25.58       100.00       47.84       47.84        47.84       47.84
October 18, 2002            0.00         0.00        0.00       19.31       100.00       45.31       45.31        45.31       45.31
November 18, 2002           0.00         0.00        0.00       13.31       100.00       42.88       42.88        42.88       42.88
December 18, 2002           0.00         0.00        0.00        7.54       100.00       40.55       40.55        40.55       40.55
January 18, 2003            0.00         0.00        0.00        2.05       100.00       38.33       38.33        38.33       38.33
February 18, 2003           0.00         0.00        0.00        0.00        96.54       36.20       36.20        36.20       36.20
March 18, 2003              0.00         0.00        0.00        0.00        91.32       34.24       34.24        34.24       34.24
April 18, 2003              0.00         0.00        0.00        0.00        86.35       32.38       32.38        32.38       32.38
May 18, 2003                0.00         0.00        0.00        0.00        81.67       30.63       30.63        30.63       30.63
June 18, 2003               0.00         0.00        0.00        0.00        77.05       28.89       28.89        28.89       28.89
July 18, 2003               0.00         0.00        0.00        0.00        72.51       27.19       27.19        27.19       27.19
August 18, 2003             0.00         0.00        0.00        0.00        68.01       25.51       25.51        25.51       25.51
September 18, 2003          0.00         0.00        0.00        0.00        63.57       23.84       23.84        23.84       23.84
October 18, 2003            0.00         0.00        0.00        0.00        59.14       22.18       22.18        22.18       22.18
November 18, 2003           0.00         0.00        0.00        0.00        54.85       20.57       20.57        20.57       20.57
December 18, 2003           0.00         0.00        0.00        0.00        50.63       18.99       18.99        18.99       18.99
January 18, 2004            0.00         0.00        0.00        0.00        45.91       17.56       18.99        18.99       18.99
February 18, 2004           0.00         0.00        0.00        0.00        41.10       17.56       18.99        18.99       18.99
March 18, 2004              0.00         0.00        0.00        0.00        36.61       17.56       18.99        18.99       18.99
April 18, 2004              0.00         0.00        0.00        0.00        32.30       17.56       18.99        18.99       18.99
May 18, 2004                0.00         0.00        0.00        0.00         0.00        0.00        0.00         0.00        0.00

 WEIGHTED AVERAGE LIFE
       (1)(YEARS)
        To Call:            0.50         0.91       NA           2.15         3.63        2.51        2.51         2.51        2.51
      To Maturity           0.50         0.91       NA           2.15         3.73        2.65        2.68         2.70        2.70



                          PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNT AT THE RESPECTIVE CPR SET FORTH BELOW

                                                               6% CPR
-----------------------------------------------------------------------------------------------------------------------------------
      Payment Date       Class A-1   Class A-2a  Class A-2b   Class A-3   Class A-4    Class B      Class C     Class D     Class E
--------------------     ---------   ----------  ----------   ---------   ---------    -------      -------     -------     -------
Issuance Date             100.00%      100.00%     100.00%     100.00%      100.00%     100.00%     100.00%      100.00%     100.00%
June 18, 2000              86.96       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
July 18, 2000              73.75       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
August 18, 2000            60.51       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
September 18, 2000         47.34       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
October 18, 2000           34.11       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
November 18, 2000          20.96       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
December 18, 2000           7.79       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
January 18, 2001            0.00       100.00      100.00      100.00       100.00       98.70       98.70        98.70       98.70
February 18, 2001           0.00       100.00      100.00      100.00       100.00       95.47       95.47        95.47       95.47
March 18, 2001              0.00         0.00       65.11      100.00       100.00       92.30       92.30        92.30       92.30
April 18, 2001              0.00         0.00       50.76      100.00       100.00       89.14       89.14        89.14       89.14
May 18, 2001                0.00         0.00       36.91      100.00       100.00       86.08       86.08        86.08       86.08
June 18, 2001               0.00         0.00       23.21      100.00       100.00       83.06       83.06        83.06       83.06
July 18, 2001               0.00         0.00        9.58      100.00       100.00       80.05       80.05        80.05       80.05
August 18, 2001             0.00         0.00        0.00       97.87       100.00       77.08       77.08        77.08       77.08
September 18, 2001          0.00         0.00        0.00       90.59       100.00       74.13       74.13        74.13       74.13
October 18, 2001            0.00         0.00        0.00       83.33       100.00       71.20       71.20        71.20       71.20
November 18, 2001           0.00         0.00        0.00       76.15       100.00       68.30       68.30        68.30       68.30
December 18, 2001           0.00         0.00        0.00       69.02       100.00       65.41       65.41        65.41       65.41
January 18, 2002            0.00         0.00        0.00       61.97       100.00       62.56       62.56        62.56       62.56
February 18, 2002           0.00         0.00        0.00       54.92       100.00       59.71       59.71        59.71       59.71
March 18, 2002              0.00         0.00        0.00       48.05       100.00       56.93       56.93        56.93       56.93
April 18, 2002              0.00         0.00        0.00       41.26       100.00       54.19       54.19        54.19       54.19
May 18, 2002                0.00         0.00        0.00       34.68       100.00       51.52       51.52        51.52       51.52
June 18, 2002               0.00         0.00        0.00       28.23       100.00       48.92       48.92        48.92       48.92
July 18, 2002               0.00         0.00        0.00       21.90       100.00       46.36       46.36        46.36       46.36
August 18, 2002             0.00         0.00        0.00       15.71       100.00       43.85       43.85        43.85       43.85
September 18, 2002          0.00         0.00        0.00        9.67       100.00       41.41       41.41        41.41       41.41
October 18, 2002            0.00         0.00        0.00        3.75       100.00       39.02       39.02        39.02       39.02
November 18, 2002           0.00         0.00        0.00        0.00        97.97       36.74       36.74        36.74       36.74
December 18, 2002           0.00         0.00        0.00        0.00        92.15       34.56       34.56        34.56       34.56
January 18, 2003            0.00         0.00        0.00        0.00        86.66       32.50       32.50        32.50       32.50
February 18, 2003           0.00         0.00        0.00        0.00        81.44       30.54       30.54        30.54       30.54
March 18, 2003              0.00         0.00        0.00        0.00        76.63       28.74       28.74        28.74       28.74
April 18, 2003              0.00         0.00        0.00        0.00        72.09       27.03       27.03        27.03       27.03
May 18, 2003                0.00         0.00        0.00        0.00        67.83       25.44       25.44        25.44       25.44
June 18, 2003               0.00         0.00        0.00        0.00        63.67       23.88       23.88        23.88       23.88
July 18, 2003               0.00         0.00        0.00        0.00        59.61       22.35       22.35        22.35       22.35
August 18, 2003             0.00         0.00        0.00        0.00        55.62       20.86       20.86        20.86       20.86
September 18, 2003          0.00         0.00        0.00        0.00        51.72       19.40       19.40        19.40       19.40
October 18, 2003            0.00         0.00        0.00        0.00        47.87       17.95       17.95        17.95       17.95
November 18, 2003           0.00         0.00        0.00        0.00        43.52       17.95       17.95        17.95       17.95
December 18, 2003           0.00         0.00        0.00        0.00        39.28       17.95       17.95        17.95       17.95
January 18, 2004            0.00         0.00        0.00        0.00        35.18       17.95       17.95        17.95       17.95
February 18, 2004           0.00         0.00        0.00        0.00        31.13       17.95       17.95        17.95       17.95
March 18, 2004              0.00         0.00        0.00        0.00         0.00        0.00        0.00         0.00        0.00

 WEIGHTED AVERAGE LIFE
       (1)(YEARS)
        To Call:            0.44         0.91       NA           1.94         3.42        2.31        2.31         2.31        2.31
      To Maturity           0.44         0.91       NA           1.94         3.53        2.47        2.48         2.49        2.49



                          PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNT AT THE RESPECTIVE CPR SET FORTH BELOW

                                                               12% CPR
-----------------------------------------------------------------------------------------------------------------------------------
      Payment Date       Class A-1   Class A-2a  Class A-2b   Class A-3   Class A-4    Class B      Class C     Class D     Class E
----------------------   ---------   ----------  ----------   ---------   ---------    -------      -------     -------     -------
Issuance Date             100.00%      100.00%     100.00%     100.00%      100.00%     100.00%     100.00%      100.00%     100.00%
June 18, 2000              84.29       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
July 18, 2000              68.57       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
August 18, 2000            52.98       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
September 18, 2000         37.62       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
October 18, 2000           22.34       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
November 18, 2000           7.30       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
December 18, 2000           0.00       100.00      100.00      100.00       100.00       98.10       98.10        98.10       98.10
January 18, 2001            0.00       100.00      100.00      100.00       100.00       94.46       94.46        94.46       94.46
February 18, 2001           0.00       100.00      100.00      100.00       100.00       90.86       90.86        90.86       90.86
March 18, 2001              0.00         0.00       42.73      100.00       100.00       87.37       87.37        87.37       87.37
April 18, 2001              0.00         0.00       27.06      100.00       100.00       83.91       83.91        83.91       83.91
May 18, 2001                0.00         0.00       12.00      100.00       100.00       80.59       80.59        80.59       80.59
June 18, 2001               0.00         0.00        0.00       98.50       100.00       77.33       77.33        77.33       77.33
July 18, 2001               0.00         0.00        0.00       90.56       100.00       74.12       74.12        74.12       74.12
August 18, 2001             0.00         0.00        0.00       82.78       100.00       70.98       70.98        70.98       70.98
September 18, 2001          0.00         0.00        0.00       75.15       100.00       67.89       67.89        67.89       67.89
October 18, 2001            0.00         0.00        0.00       67.62       100.00       64.85       64.85        64.85       64.85
November 18, 2001           0.00         0.00        0.00       60.24       100.00       61.86       61.86        61.86       61.86
December 18, 2001           0.00         0.00        0.00       52.98       100.00       58.92       58.92        58.92       58.92
January 18, 2002            0.00         0.00        0.00       45.87       100.00       56.05       56.05        56.05       56.05
February 18, 2002           0.00         0.00        0.00       38.83       100.00       53.20       53.20        53.20       53.20
March 18, 2002              0.00         0.00        0.00       32.02       100.00       50.45       50.45        50.45       50.45
April 18, 2002              0.00         0.00        0.00       25.35       100.00       47.75       47.75        47.75       47.75
May 18, 2002                0.00         0.00        0.00       18.93       100.00       45.16       45.16        45.16       45.16
June 18, 2002               0.00         0.00        0.00       12.70       100.00       42.64       42.64        42.64       42.64
July 18, 2002               0.00         0.00        0.00        6.64       100.00       40.18       40.18        40.18       40.18
August 18, 2002             0.00         0.00        0.00        0.76       100.00       37.81       37.81        37.81       37.81
September 18, 2002          0.00         0.00        0.00        0.00        94.68       35.50       35.50        35.50       35.50
October 18, 2002            0.00         0.00        0.00        0.00        88.72       33.27       33.27        33.27       33.27
November 18, 2002           0.00         0.00        0.00        0.00        83.07       31.15       31.15        31.15       31.15
December 18, 2002           0.00         0.00        0.00        0.00        77.72       29.14       29.14        29.14       29.14
January 18, 2003            0.00         0.00        0.00        0.00        72.68       27.26       27.26        27.26       27.26
February 18, 2003           0.00         0.00        0.00        0.00        67.93       25.47       25.47        25.47       25.47
March 18, 2003              0.00         0.00        0.00        0.00        63.57       23.84       23.84        23.84       23.84
April 18, 2003              0.00         0.00        0.00        0.00        59.48       22.30       22.30        22.30       22.30
May 18, 2003                0.00         0.00        0.00        0.00        55.66       20.87       20.87        20.87       20.87
June 18, 2003               0.00         0.00        0.00        0.00        51.95       19.48       19.48        19.48       19.48
July 18, 2003               0.00         0.00        0.00        0.00        48.37       18.14       18.14        18.14       18.14
August 18, 2003             0.00         0.00        0.00        0.00        44.28       18.14       18.14        18.14       18.14
September 18, 2003          0.00         0.00        0.00        0.00        40.30       18.14       18.14        18.14       18.14
October 18, 2003            0.00         0.00        0.00        0.00        36.42       18.14       18.14        18.14       18.14
November 18, 2003           0.00         0.00        0.00        0.00        32.72       18.14       18.14        18.14       18.14
December 18, 2003           0.00         0.00        0.00        0.00         0.00        0.00        0.00         0.00        0.00

 WEIGHTED AVERAGE LIFE
       (1)(YEARS)
        To Call:            0.39         0.91       NA           1.75         3.18        2.12        2.12         2.12        2.12
      To Maturity           0.39         0.91       NA           1.75         3.31        2.30        2.31         2.33        2.33



                          PERCENTAGE OF THE INITIAL PRINCIPAL AMOUNT AT THE RESPECTIVE CPR SET FORTH BELOW

                                                               18% CPR
-----------------------------------------------------------------------------------------------------------------------------------
      PAYMENT DATE       CLASS A-1   CLASS A-2A  CLASS A-2B   CLASS A-3   CLASS A-4    CLASS B      CLASS C     CLASS D     CLASS E
---------------------    ---------   ----------  ----------   ---------   ---------    -------      -------     -------     -------
Issuance Date             100.00%      100.00%     100.00%     100.00%      100.00%     100.00%     100.00%      100.00%     100.00%
June 18, 2000              81.45       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
July 18, 2000              63.08       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
August 18, 2000            45.05       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
September 18, 2000         27.44       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
October 18, 2000           10.10       100.00      100.00      100.00       100.00      100.00      100.00       100.00      100.00
November 18, 2000           0.00       100.00      100.00      100.00       100.00       98.29       98.29        98.29       98.29
December 18, 2000           0.00       100.00      100.00      100.00       100.00       94.14       94.14        94.14       94.14
January 18, 2001            0.00       100.00      100.00      100.00       100.00       90.11       90.11        90.11       90.11
February 18, 2001           0.00       100.00      100.00      100.00       100.00       86.18       86.18        86.18       86.18
March 18, 2001              0.00         0.00       20.09      100.00       100.00       82.37       82.37        82.37       82.37
April 18, 2001              0.00         0.00        3.21      100.00       100.00       78.65       78.65        78.65       78.65
May 18, 2001                0.00         0.00        0.00       92.96       100.00       75.09       75.09        75.09       75.09
June 18, 2001               0.00         0.00        0.00       84.41       100.00       71.64       71.64        71.64       71.64
July 18, 2001               0.00         0.00        0.00       76.07       100.00       68.26       68.26        68.26       68.26
August 18, 2001             0.00         0.00        0.00       67.96       100.00       64.98       64.98        64.98       64.98
September 18, 2001          0.00         0.00        0.00       60.07       100.00       61.79       61.79        61.79       61.79
October 18, 2001            0.00         0.00        0.00       52.36       100.00       58.67       58.67        58.67       58.67
November 18, 2001           0.00         0.00        0.00       44.87       100.00       55.65       55.65        55.65       55.65
December 18, 2001           0.00         0.00        0.00       37.56       100.00       52.69       52.69        52.69       52.69
January 18, 2002            0.00         0.00        0.00       30.48       100.00       49.83       49.83        49.83       49.83
February 18, 2002           0.00         0.00        0.00       23.53       100.00       47.02       47.02        47.02       47.02
March 18, 2002              0.00         0.00        0.00       16.87       100.00       44.32       44.32        44.32       44.32
April 18, 2002              0.00         0.00        0.00       10.40       100.00       41.71       41.71        41.71       41.71
May 18, 2002                0.00         0.00        0.00        4.22       100.00       39.21       39.21        39.21       39.21
June 18, 2002               0.00         0.00        0.00        0.00        98.15       36.80       36.80        36.80       36.80
July 18, 2002               0.00         0.00        0.00        0.00        91.96       34.48       34.48        34.48       34.48
August 18, 2002             0.00         0.00        0.00        0.00        86.01       32.25       32.25        32.25       32.25
September 18, 2002          0.00         0.00        0.00        0.00        80.29       30.11       30.11        30.11       30.11
October 18, 2002            0.00         0.00        0.00        0.00        74.80       28.05       28.05        28.05       28.05
November 18, 2002           0.00         0.00        0.00        0.00        69.63       26.11       26.11        26.11       26.11
December 18, 2002           0.00         0.00        0.00        0.00        64.76       24.28       24.28        24.28       24.28
January 18, 2003            0.00         0.00        0.00        0.00        60.21       22.58       22.58        22.58       22.58
February 18, 2003           0.00         0.00        0.00        0.00        55.94       20.98       20.98        20.98       20.98
March 18, 2003              0.00         0.00        0.00        0.00        52.04       19.52       19.52        19.52       19.52
April 18, 2003              0.00         0.00        0.00        0.00        48.40       18.15       18.15        18.15       18.15
May 18, 2003                0.00         0.00        0.00        0.00        44.43       18.15       18.15        18.15       18.15
June 18, 2003               0.00         0.00        0.00        0.00        40.62       18.15       18.15        18.15       18.15
July 18, 2003               0.00         0.00        0.00        0.00        36.96       18.15       18.15        18.15       18.15
August 18, 2003             0.00         0.00        0.00        0.00        33.44       18.15       18.15        18.15       18.15
September 18, 2003          0.00         0.00        0.00        0.00         0.00        0.00        0.00         0.00        0.00

 WEIGHTED AVERAGE LIFE
       (1)(YEARS)
        To Call:            0.35         0.91       NA           1.58         2.95        1.94        1.94         1.94        1.94
      To Maturity           0.35         0.91       NA           1.58         3.09        2.14        2.15         2.16        2.16


                             SECURITY FOR THE NOTES

     Repayment of the notes will be secured by (a) a first priority security interest in the underlying leases perfected by filing UCC financing statements against us and Copelco Capital, Inc., (b) a security interest in the applicable equipment owned by us and an assignment of our security interest in the equipment subject to Nominal Buy-Out Leases, which security interest was originally perfected by Copelco Capital, Inc., for equipment with an original cost in excess of $25,000 which assignment will be recorded in the manner described below, (c) all funds in the Collection Account, the Reserve Account, the Class A Principal Payment Account and the Class A-2 Funding Account and (d) a security interest in our rights to receive payments under the Swap Agreement and our related interests in that agreement. Our obligations to the Swap Counterparty under the Swap Agreement will be secured by the same collateral.

                              THE INDENTURE TRUSTEE

     Manufacturers and Traders Trust Company will be the trustee under the indenture. Copelco Capital, Inc., as Transferor or servicer, the swap counterparty and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee, the servicer, the swap counterparty and any of their respective affiliates may hold notes in their own names. In addition, for purposes of meeting the legal requirements of local jurisdictions, the trustee shall have the power to appoint a co-trustee or a separate trustee under the indenture. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the indenture will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee, who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event we will be obligated to appoint a successor trustee. We may also remove each trustee if the trustee ceases to be eligible to continue as the trustee under the indenture, fails to perform in any material respect its obligations under the indenture, or becomes insolvent. In those circumstances, we will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                       LEGAL MATTERS AFFECTING A LESSEE'S
                             RIGHTS AND OBLIGATIONS

     GENERAL. The leases are triple-net leases, requiring the lessees to pay all taxes, maintenance and insurance associated with the equipment, and are primarily non-cancelable by the lessees.

     The leases are "hell or high water" leases, under which the obligations of the lessee is absolute and unconditional, regardless of any defense, setoff or abatement which the lessee may have against us, against Copelco Capital, Inc., as Transferor or servicer, or against any other person or entity whatsoever.

          Defaults under the leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the lessee under a lease. The remedies available to the lessor, and those available to us as assignee, following a notice and cure period, are generally to seek to enforce the performance by the lessee of the terms and covenants of the lease, including the lessee's obligation to make scheduled payments, or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the lessee under the lease. Although the leases permit the lessor to repossess and dispose of the applicable equipment in the event of a lease default, and to credit those proceeds against the lessee's liabilities thereunder, those remedies may be limited where the lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

          UCC AND BANKRUPTCY CONSIDERATIONS. In accordance with the assignment and servicing agreement, Copelco Capital, Inc. will make a capital contribution to us of the leases and equipment owned by Copelco Capital, Inc. subject to the leases, and assign its security interests in the equipment subject to Nominal Buy-Out Leases. Copelco Capital, Inc. will warrant that each contribution of the leases from Copelco Capital, Inc. to us is an absolute assignment, that the contributions of its rights in the equipment is a valid transfer of Copelco Capital, Inc.'s title to the equipment and that for leases with leased equipment having an original equipment cost in excess of $25,000 Copelco Capital, Inc. is either the owner of the equipment or has a valid perfected first priority security interest in the equipment, including equipment subject to Nominal Buy-Out Leases, and accordingly, Copelco Capital, Inc. has filed UCC financing statements in its favor against lessees in relation to all equipment in the series pool with an original equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital, Inc. in any equipment in the series pool with an original equipment cost of less than $25,000. In addition, UCC financing statements identifying security interests in the equipment as transferred to, or obtained by, us or the trustee and UCC financing statements identifying equipment owned by Copelco Capital, Inc., transferred to us and pledged to the trustee will be filed in favor of us or the trustee in the central filing location for any given state. In the event of the repossession and resale of equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before the proceeds could be applied to the payment of claims by the servicer on our behalf. Statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a lessee default. In the event of the bankruptcy or reorganization of a lessee, or Copelco Capital, Inc., as Transferor or servicer, various provisions of the Bankruptcy Code of 1978, 11 U.S.C. ss.ss. 101-1330, and applicable laws may interfere with, delay or eliminate our ability, or that of Copelco Capital, Inc., to enforce our rights under the leases.

          In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of an operating lease or contract constitutes a breach of that lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the servicer into the Collection Account and allocated to the Noteholders as more fully described by this prospectus supplement. Upon the bankruptcy of a lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a lessee, the servicer is prevented from collecting scheduled payments with respect to leases and those leases become Non-Performing Leases, no recourse would be available against Copelco Capital, Inc., except for misrepresentation or breach of warranty, and the Noteholders could suffer a loss with respect to the notes. Similarly, if we were to become bankrupt and the bankruptcy trustee or debtor-in-possession elected to reject a lease, the flow of lease payments to us and to the Noteholders would cease. As noted above, however, we have been structured so that the filing of a bankruptcy petition on our behalf is unlikely. See "The Issuer."

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of equipment, may limit the amount realized on the sale of equipment to less than the amount due on the applicable lease.

          NON-PETITION. Pursuant to the Indenture, the trustee and the holders of the Residual Notes, will agree not to institute, cooperate with or encourage others to institute against us any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any state bankruptcy or similar law in connection with any obligations relating to the Notes, the Residual Notes or the Indenture until the expiration of one year and one day, or if a preference period of the applicable jurisdiction is longer, the applicable preference period under that bankruptcy or similar law, from the date on which all of the Notes are paid in full.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          GENERAL. The following paragraphs together with the description of federal income tax consequences detailed in the prospectus under the heading "Material Federal Income Tax Consequences" present the material federal income tax consequences to the original purchasers of the notes of the purchase, ownership and disposition of the notes. Tax Counsel's opinion does not purport to deal with all federal income tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax exempt organizations, financial institutions or broker deals, taxpayers subject to the alternative minimum tax, and holders that will hold the notes as other than capital assets, are not discussed below or in the Prospectus. In particular, this discussion applies only to investors that purchase notes directly from us and hold the notes as capital assets.

          The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel to us are based upon provisions of the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service. Tax Counsel suggests that potential investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

          The following discussion addresses lease-backed notes, such as the notes, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying leases. Tax counsel has prepared the following discussion and is of the opinion that it is correct in all material respects.

          TAX CHARACTERIZATION OF COPELCO CAPITAL RECEIVABLES LLC. Tax Counsel is of the opinion that we will not be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

          TAX CHARACTERIZATION OF THE NOTES. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated in this Prospectus has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreement, the notes will be treated as indebtedness for federal income tax purposes. Although it is the opinion of Tax Counsel that the notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that this debt characterization of the notes will prevail. The IRS could recharacterize the notes under several alternative theories. See "Material Federal Income Tax Consequences--Tax Characterization of the Notes" in the Prospectus.

          DISCOUNT AND PREMIUM. It is not anticipated that the notes will be issued with any original issue discount. See "Material Federal Income Tax Consequences--Discount and Premium--Original Issue Discount" in the Prospectus. In addition, a subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences--Discount and Premium--Market Discount" in the Prospectus. A subsequent purchaser who buys a Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences--Discount and Premium--Premium" in the Prospectus.

          SALE OR EXCHANGE OF THE NOTES. If a Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Note. See "Material Federal Income Tax Consequences--Sale or Exchange" in the Prospectus.

          OTHER MATTERS. For a discussion of backup withholding and taxation of foreign investors in the Notes, see "Material Federal Income Tax
Consequences--Backup Withholding" and "--Foreign Investors" in the Prospectus.

                              ERISA CONSIDERATIONS

     The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the we incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor prohibited transaction class exemption.

     Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Code to such investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

     The sale of notes to a plan is in no respect a representation by the us or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                  UNDERWRITING

          Under the terms and subject to the conditions described in the underwriting agreement (the "Underwriting Agreement") between us and First Union Securities, Inc. ("First Union"), on behalf of the underwriters for the sale of the Offered Notes, we have agreed to sell and First Union, Prudential Securities Incorporated ("Prudential Securities"), Banc of America Securities LLC ("Banc of America") and Mellon Financial Markets, LLC ("Mellon Financial" and, together with First Union, Prudential Securities and Banc of America, the "Underwriters") each severally has agreed to purchase the principal amount of the Offered Notes described below:


                              PRUDENTIAL      BANC OF        MELLON
             FIRST UNION      SECURITIES      AMERICA       FINANCIAL       TOTALS
----------   ------------   ------------   ------------   ------------   ------------
Class A-1    $ 92,757,319   $ 55,654,392   $ 27,827,196   $  9,275,732   $185,514,637
Class A-2a    139,135,979           --             --             --      139,135,979
Class A-3     127,541,315     76,524,789     38,262,394     12,754,131    255,082,629
Class A-4     118,265,582     70,959,350     35,479,675     11,826,558    236,531,165
Class B ..      9,275,732      9,275,732           --             --       18,551,464
Class C ..      9,275,732      9,275,732           --             --       18,551,464
Class D ..     13,913,598     13,913,598           --             --       27,827,196
                                                   --             --           --
             ------------   ------------   ------------   ------------   ------------
   Totals    $510,165,257   $235,603,593   $101,569,265   $ 33,856,421   $881,194,536



          We have been advised by underwriters that the several underwriters propose initially to offer the notes to the public at the respective prices set out on the cover page of this prospectus supplement, and to dealers at that price, less a selling concession not in excess of ____% per Class A-1 Note, ____% per Class A-2 a Note, _____% per Class A-3 Note, _____% per Class A-4 Note, _____% per Class B Note, _____% per Class C Note and _____% per Class D Note. The underwriters may allow and the dealers may reallow to other dealers, a discount not in excess of _____% per Class A-1 Note, _____% per Class A-2a Note, _____% per Class A-3 Note, _____% per Class A-4 Note, _____% per Class B Note,
_____% per Class C Note and _____% per Class D Note. After the public offering, the public offering price and those concessions may be changed.

          The underwriters will each represent and agree that:

          (a) it has not offered or sold, and, prior to the expiration of six months from the Issuance Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

          (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom the document may otherwise lawfully be issued, distributed or passed on.

          We and Copelco Capital, Inc. have agreed to jointly and severally indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

          We have been advised by the underwriters that the underwriters presently intend to make a market in the Offered Notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Offered Notes and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.

          The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transaction involve purchase of the Offered Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Offered Notes originally sold by a syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Notes to be higher than they would otherwise be in the absence of those transactions. The Seller and the underwriters do not represent that the underwriters will engage in those transactions. Those transactions, once commenced, may be discontinued without notice at any time.

          First Union and Prudential Securities are serving as the placement agents for the private notes. FUNB, an affiliate of First Union, is the Swap Counterparty under the Swap Agreement. Amounts in the Class A-2 Funding Account will be invested in the commercial paper of VFCC. Various forms of liquidity and dealer support are provided to VFCC by FUNB and First Union.

                                     EXPERTS

          Our balance sheet as of December 31, 1999, has been included in this prospectus supplement and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere, and upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

          Legal matters relating to the notes will be passed upon for us, Copelco Capital, Inc., and the servicer by Dilworth Paxson LLP, Philadelphia, Pennsylvania and Lauren Zinn Abel, Associate General Counsel of Copelco Capital, Inc., and for the underwriters by Dewey Ballantine LLP, New York, New York.

                          RATINGS OF THE OFFERED NOTES

          It is a condition to the issuance of the Offered Notes that each have a minimum rating as follows:

         |- ----------|------------------------------------------------------|
         |            |                                                      |
         |            |                          Rating                      |
         |------------|------------------|--------------------|--------------|
         |Class       |        Moody's   |         Fitch      |  S&P         |
         |-----       |                  |                    |              |
         |A-1         |        P-1       |         F1+/AAA    |  A-1+        |
         |            |                  |                    |              |
         |A-2a        |        P-1       |         F1+/AAA    |  A-1         |
         |            |                  |                    |              |
         |A-3         |        Aaa       |         AAA        |  AAA         |
         |            |                  |                    |              |
         |A-4         |        Aaa       |         AAA        |  AAA         |
         |            |                  |                    |              |
         |B           |        Aa2       |         AA         |  AA          |
         |            |                  |                    |              |
         |C           |        A2        |         A          |  A           |
         |            |                  |                    |              |
         |D           |        Baa2      |         BBB        |  BBB         |
         |------------|------------------|--------------------|--------------|

          The rating will reflect only the views of the rating agencies and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the value of the leases and equipment. The ratings are not a recommendation to purchase, hold or sell the applicable Offered Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any particular rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the rating agencies if, in its judgment, circumstances so warrant. A revision or withdrawal of the rating may have an adverse affect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Offered Notes by the stated maturity date of the applicable class. The rating does not address the rate of prepayments that may be experienced on the leases and, therefore, does not address the effect of the rate of lease prepayments on the return of principal to the holders of the Offered Notes.

             FINANCIAL STATEMENTS OF COPELCO CAPITAL RECEIVABLES LLC

                          INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report................................................50

Balance Sheet of Copelco Capital Receivables LLC as of December 31, 1999....51

Notes to Balance Sheet......................................................52

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Copelco Capital Receivables LLC:

We have audited the accompanying balance sheet of Copelco Capital Receivables LLC, a wholly owned subsidiary of Copelco Capital, Inc., as of December 31, 1999. This financial statement is the responsibility of Copelco Capital Receivables LLC's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Copelco Capital Receivables LLC as of December 31, 1999 in conformity with generally accepted accounting principles.



                                           KPMG LLP



April 7, 2000
New York, New York

                         COPELCO CAPITAL RECEIVABLES LLC
              (a wholly owned subsidiary of Copelco Capital, Inc.)

                                  Balance Sheet

                                December 31, 1999

                                     Assets
                                     ------

Cash                                                                     $1,000

                                                                         $1,000

                                 Member's Equity
                                 ---------------

Membership Interests

                       Membership Interests (authorized 1,000              $100
                       shares, $1 par value, issued and outstanding
                       100 shares)
                       Additional paid-in capital                           900
                                                                            ---
                                                                         $1,000
                                                                         ======

See accompanying notes to balance sheet.

                         COPELCO CAPITAL RECEIVABLES LLC
              (a wholly owned subsidiary of Copelco Capital, Inc.)

                             Notes to Balance Sheet
                                December 31, 1999

(1)       Organization
          ------------
          Copelco Capital Receivables LLC, a wholly owned subsidiary of Copelco Capital, Inc. ("Copelco Capital"), was formed in the State of Delaware.

          Copelco Capital Receivables LLC was organized to engage exclusively in the following business and financial activities: to receive as capital contributions from Copelco Capital, Inc. and any of its affiliates pools of leases and the related equipment and lease receivables; to issue and sell notes collateralized by any or all of such assets pursuant to one or more indentures between Copelco Capital Receivables LLC and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Delaware law.

(2)       Capital Contribution
          --------------------
          Copelco Capital has made an initial capital contribution of $1,000 to Copelco Capital Receivables LLC.

                                    GLOSSARY

          "Additional Lease" is a lease Copelco Capital, Inc. has opted to purchase with the proceeds of a prepayment of a lease, in full or in part of a lease prepaid in full or in part. The newly purchased Additional Lease will have similar characteristics to the terminated lease.

          "Additional Principal" with respect to each payment date equals (a) zero if each of the Class Target Investor Principal Amounts for Classes B, C, D and E exceed their respective Class Floors on that payment date and (b) in each other case, the excess, if any, of (i)(A) the Outstanding Principal Balance of the notes plus the Overcollateralization Balance as of the immediately preceding payment date after giving effect to payments on that payment date, minus (B) the Discounted Present Value of the Performing Leases as of the applicable Determination Date, over (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment to be paid on that payment date.

          "Adjusted Lease" is a lease for which the terms of lease were adjusted or modified.

          "Available Funds" are (a) cash flows realized from the sale or release of the equipment following the expiration dates of the leases, other than equipment subject to Non-Performing Leases, (b) Residual Warranty Payments, (c) Residual Casualty Payments and (d) Residual Prepayments.

          "Available Funds Shortfalls" is the deficiency in Available Funds, excluding funds on deposit in the Reserve Account, needed to make the Required Payments.

          "Casualty Payment" is any payment in accordance with a lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of equipment subject thereto which results, in accordance with the terms of the lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the lessee's obligation to make future Lease Payments thereunder.

          "Class A Percentage" will be equal approximately to 85.0000%.

          "Class A Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, the lesser of (1) the amount necessary to reduce the outstanding principal amount on the Class A-1 Notes to zero and (2) the difference between (A) the Discounted Present Value of the Performing Leases as of the previous Determination Date and (B) the Discounted Present Value of the Performing Leases as of the applicable Determination Date, and (b) after the Class A-1 Notes have been paid in full, (i) prior to the March 2001 Payment Date, the amount necessary to reduce the aggregate outstanding principal amount on the Class A Notes (excluding Class A-2b Notes) to the Class A Target Investor Principal Amount less amounts, if any, on deposit in the Class A Principal Payment Account and (ii) on or after March 2001 Payment Date, the amount necessary to reduce the aggregate outstanding principal amount on the Class A Notes (after giving effect to any principal writedowns related to the Class A-2b Notes) to the Class A Target Investor Principal Amount.

          "Class A Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class A Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          "Class B Floor" with respect to each payment date means (a) 3.25% of the initial Discounted Present Value of the Leases as of the Cut-off Date, plus
(b) the Cumulative Loss Amount with respect to that payment date, minus (c) the sum of the outstanding principal amount of the Class C Notes, the outstanding principal amount of the Class D Notes, the outstanding principal amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding payment date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that payment date.

          "Class B Percentage" will be equal approximately to 2.5000%.

          "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the outstanding principal amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the outstanding principal amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

          The "Class B Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class B Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          "Class C Floor" with respect to each payment date means (a) 2.20% of the initial Discounted Present Value of the Leases as of the Cut-off Date, plus
(b) the Cumulative Loss Amount with respect to that payment date, minus (c) the sum of the outstanding principal amount of the Class D Notes, the outstanding principal amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding payment date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that payment date; provided, however, that if the outstanding principal amount of the Class B Notes is less than or equal to the Class B Floor on that payment date, the Class C Floor will equal the outstanding principal amount of the Class C Notes utilized in the calculation of the Class B Floor for that payment date.

          "Class C Percentage" will be equal approximately to 2.5000%.

          "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the outstanding principal amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the outstanding principal amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

          "Class C Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class C Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          "Class D Floor" with respect to each payment date means (a) 1.80% of the initial Discounted Present Value of the Leases as of the Cut-off Date, plus
(b) the Cumulative Loss Amount with respect to the payment date, minus (c) the sum of the outstanding principal amount of the Class E Notes, and the Overcollateralization Balance as of the immediately preceding payment date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that payment date; provided, however, that if the outstanding principal amount of the Class C Notes is less than or equal to the Class C Floor on that payment date, the Class D Floor will equal the outstanding principal amount of the Class D Notes utilized in the calculation of the Class C Floor for that payment date.

          "Class D Percentage" will be equal approximately to 3.7500%.

          "Class D Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the outstanding principal amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the outstanding principal amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount and the Class D Floor.

          "Class D Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class D Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          "Class E Floor" with respect to each payment date means (a) 1.20% of the initial Discounted Present Value of the Leases as of the Cut-off Date, plus
(b) the Cumulative Loss Amount with respect to that payment date, minus (c) the Overcollateralization Balance as of the immediately preceding payment date after giving effect to all principal payments made on that day, minus (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on that payment date; provided, however, that if the outstanding principal amount of the Class D Notes is less than or equal to the Class D Floor on that payment date, the Class E Floor will equal the outstanding principal amount of the Class E Notes utilized in the calculation of the Class D Floor for that payment date.

          "Class E Percentage" will be equal approximately to 3.4375%.

          "Class E Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the outstanding principal amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the outstanding principal amount of the Class E Notes to the greater of the Class E Target Investor Principal Amount and the Class E Floor.

          "Class E Target Investor Principal Amount" with respect to each payment date is an amount equal to the product of (a) the Class E Percentage and
(b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          "Class Floors" means the Class B Floor, the Class C Floor, the Class D Floor or the Class E Floor.

          "Class Target Investor Principal Amounts" means the Class A Target Investor Principal Amount or the Class B Target Investor Principal Amounts or the Class C Target Investor Principal Amount or the Class D Target Investor Principal Amount or the Class E Target Investor Principal Amounts, respectively.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Account" is an account in the name of the trustee on behalf of the noteholders into which payments made on or with respect to the applicable leases will be deposited as provided in the applicable Transaction Documents.

          "CPR" is the conditional prepayment rate.

          "Cumulative Loss Amount" with respect to each payment date is an amount equal to the excess, if any, of (a) the total of (i) the outstanding principal amount of the notes as of the immediately preceding payment date after giving effect to all principal payments made on that day, plus (ii) the Overcollateralization Balance as of the immediately preceding payment date, minus (iii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination Date applicable to the immediately preceding payment date minus the Discounted Present Value of the Performing Leases as of the applicable Determination Date and (B) Available Funds remaining after the payment of amounts owing the servicer and in relation to interest on the notes on that payment date, over (b) the Discounted Present Value of the Performing Leases as of the applicable Determination Date.

          "Determination Date" is the fifth day prior to each payment date, or the preceding business day, if that day is not a business day.

          "Discounted Present Value of the Leases," at any given time, will equal the future remaining scheduled payments, excluding delinquent amounts, Excess Copy Charges, Fee Per Scan Charges and Maintenance Charges from the leases, including Non-Performing Leases, discounted at the discount rate specified in the applicable prospectus supplement.

          "Discounted Present Value of the Performing Leases" equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing Leases, excluding delinquent amounts and Maintenance Charges, discounted at the discount rate.

          "Discount Rate" means an amount calculated by taking the sum of (a) the weighted average interest rate (or its swapped rate) of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, each weighted by (1) their respective initial principal amount, and (2) the expected weighted average life-under a zero prepayment and no loss scenario to optional redemption-of each class of notes (for the Class A-2b Notes, the weighted average life is computed assuming the Class A-2b Notes are funded on March 2001 Payment Date), as applicable, and (b) the servicing fee rate of 0.75% per annum..

          "Distribution Account" is an eligible account from which funds are distributed to the noteholders.

          "DTC" is the Depositary Trust Company.

          "Due Period" is, with regard to a specific payment date, the calendar month preceding that payment date.

          "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the trustee.

          "Eligible Investments": any one or more of the following obligations or securities:

          (a) direct non-callable obligations of, and non-callable obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (b) demand and time deposits in, certificates of deposits of, and bankers' acceptances issued by, any depository institution or company (including the Trustee acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $100,000,000, and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or company (or, in the case of a depository institution that is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have the highest short-term credit ratings available from Moody's and S&P;

          (c) repurchase obligations with respect to and collateralized by (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in each case entered into with a depository institution or company (acting as principal) of the type described in clause (b) above; provided that the Trustee has taken delivery of such security;

          (d) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date not more than one year after the date of issuance thereof having the highest short-term credit ratings from Moody's and S&P at the time of such investment, provided that, with respect to the Class A-2 Funding Account, commercial paper of Variable Funding Capital Corporation shall constitute an Eligible Investment so long as Variable Funding Capital Corporation is rated "P-1" by Moody's and "A-1" by S&P;

          (e) money market funds that redeem their shares on demand, invest only in other Eligible Investments, and are rated "D-1+" by Moody's and "AAAm" or "AAA-G" by S&P;

          (f) demand notes payable on demand issued by an institution rated "P-1" by Moody's, and "A-1+" by S&P;

          (g) funding agreements or guaranteed investment contracts provided by issuers rated "P-1" by Moody's and "A-1+" by S&P which provide, by their terms, for receipt by the trustee on or prior to the next Payment Date of a predetermined fixed dollar amount which cannot vary or change; and

          (h) such other investments as may be approved by S&P and Moody's.

          "Excess Copy Charge" is the incremental amount the Business Technology Group charges a copier user after the user exceeds the monthly copy allowance. This excess charge is remitted to the vendors upon collecting by Copelco Capital, Inc.

          "Fee Per Scan Charge" is the incremental fee charged by the Healthcare Group to the extent usage exceeds the monthly scan allowance.

          "Fitch" means Fitch IBCA, Inc. and its successors.

          "Interest Payments" is the interest due with respect to a class of notes since the last payment date or, for the first payment date, the issue date.

          "Lease Payment" is each periodic installment of rent payable by a lessee under a lease. Casualty Payments, Termination Payments, prepayments of rent required with respect to the terms of a lease at or before the commencement of the lease, payments becoming due before the applicable Cut-off Date and supplemental or additional payments required by the terms of a lease with respect to taxes, insurance, maintenance, including, without limitation, any Maintenance Charges, or other specific charges, including, without limitation, any excess Copy Charges and Fee Per Scan Charges.

          "LIBOR" the London interbank offered rate for one-month Eurodollar deposits appearing on the Telerate Screen Page 3750.

          "LIBOR Business Day" any day other then (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized to be closed.

          "Maintenance Charge" is that fixed portion of the cost per copy program fixed monthly charge that is attributable to maintenance of the copiers.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Nominal Buy-Out Leases" means leases which contain a nominal purchase option upon expiration or other terms which may be deemed effectively to vest ownership of the equipment in the lessee.

          "Non-Performing Lease" is (a) a lease that has become more than 123 days delinquent or (b) a lease that has been accelerated by the servicer or a lease that the servicer has determined to be uncollectible in accordance with its customary practices. Copelco Capital, Inc. will represent and warrant that, as of the Cut-off Date, none of the leases are Non-Performing Leases.

          "Offered Notes" are the Class A-1 Notes, Class A-2a Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes.

          "Origination Groups" are the Business Technology Group, the Healthcare Group and the Commercial and Industrial Group of Copelco Capital, Inc.

          "Overcollateralization Balance" with respect to each payment date is an amount equal to the excess, if any, of (a) the Discounted Present Value of Performing Leases as of the applicable Determination Date over (b) the outstanding principal amount of the notes as of that payment date after giving effect to all principal payments made on that day.

          "Principal Payments " means the rights of the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders to receive payments of principal on any Payment Date.

          "Record Date" means , with respect to the offered notes, the last business day preceding a payment date, unless the notes are definitive notes, in which case the record date is the last business day of the month preceding a payment date.

          "Required Payments" are the amounts owed to the servicer, interest payments on the notes, the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, the Class D Principal Payment and the Class E Principal Payment.

          "Reserve Account" is an account which provides reserves to cover shortfalls in Available Funds.

          "Residual Casualty Payment" is the excess of (a) the Casualty Payment related to the lease over (b) the discounted present value of the remaining Lease Payments related to the lease as of the beginning of the Due Period relating to such date of determination, plus any amounts previously due and unpaid.

          "Residual Notes" means the Class R-1 and Class R-2 Residual-Backed Notes.

          "Residual Prepayments" means, at any date of determination for a terminated lease, the excess of (a) the payment associated with the terminated lease over (b) the discounted present value of the remaining Lease Payments of the terminated lease as of the beginning of the Due Period pertaining to the date of determination, plus any amounts previously due and unpaid.

          "Residual Realizations" means (a) cash flows realized from the sale or release of the equipment following the expiration dates of the leases, other than equipment subject to Non-Performing Leases, (b) Residual Warranty Payments,
(c) Residual Casualty Payments and (d) Residual Prepayments

          "Residual Warranty Payments" means the excess of (a) the repurchase price associated with the Warranty Lease over (b) the discounted present value of the remaining Lease Payments related to the Warranty Lease as of the beginning of the Due Period relating to the date of determination, plus any amounts previously due and unpaid.

          "Servicer Advance" is an amount the servicer may, but will not be required to, advance to the trustee in order for the trustee to cover delinquencies on some or all leases with respect to the prior Due Periods.

          "Servicer Events of Default" means any of the following:

          (a) failure on the part of the servicer to remit to the trustee within three Business Days following the receipt thereof any monies received by the servicer required to be remitted to the trustee under the assignment and servicing agreement;

          (b) so long as Copelco Capital, Inc. is the servicer, failure on the part of Copelco Capital, Inc. to pay to the trustee on the date when due, any payment required to be made by Copelco Capital, Inc. in accordance with the assignment and servicing agreement;

          (c) default on the part of either the servicer or, so long as Copelco Capital, Inc. is the servicer, Copelco Capital, Inc. in its observance or performance in any material respect of covenants or agreements in the assignment and servicing agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date it first becomes known to any officer of Copelco Capital, Inc. or the servicer, as the case may be, and
               (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the servicer or Copelco Capital, Inc., as the case may be, by the trustee, or to the servicer or Copelco Capital, Inc., as the case may be, and the trustee by any holder of the notes;

          (d) if any representation or warranty of Copelco Capital, Inc. made in the assignment and servicing agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Copelco Capital, Inc. in the assignment and servicing agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the indenture or of the notes; and provided, further, that a material breach of any representation or warranty made by Copelco Capital, Inc. in the assignment and servicing agreement with respect to any of the leases or the equipment subject thereto will not constitute a Servicer Event of Default if Copelco Capital, Inc. repurchases that lease and equipment in accordance with the assignment and servicing agreement to the extent provided within that agreement;

          (e)  insolvency or bankruptcy events relating to the servicer;

          (f) the failure of the servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause, or permit one or more persons to cause, more than $5,000,000 of aggregate recourse debt or other obligations of the servicer to become due before its, or their, stated maturity or before its, or their, regularly scheduled dates of payment so long as the failure, event or condition shall be continuing and shall not have been waived by the person or persons entitled to performance;

          (g) a final judgment or judgments, or decrees or orders, for the payment of money aggregating in excess of $5,000,000 and any one of those judgments, or decrees or orders, has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

          The "Servicing Fee" with respect to each payment date is an amount equal to one-twelfth of 0.75% times the Discounted Present Value of the Performing Leases, as of the prior payment date.

          "S&P" means Standard and Poor's Investors Service, Inc., a division of the McGraw Hill Companies, Inc., and its successors.

          "Statistical Discounted Present Value of the Leases" means an amount equal to the future remaining scheduled payments, not including delinquent amounts, Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges, from the leases as of the Cut-off Date, discounted at a rate equal to 8.214% (the "Statistical Discount Rate"). The Statistical Discounted Present Value of the Leases as of the Cut-off Date is $925,744,701 and will not vary materially from the Discounted Present Value of the Leases as of the Cut-off Date.

          "Substitute Lease" is a lease substituted for a Non-Performing Lease, Warranty Lease or Adjusted Lease, having similar characteristics to the lease it is replacing.

          "Tax Counsel" is Dewey Ballantine LLP.

          "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

          "Termination Payment" is a payment by a lessee under a lease upon the early termination of such lease--but not on account of a casualty or a lease default--which may be agreed upon by the servicer, acting in our name, and the lessee.

          "Transaction Documents" are the indenture and the assignment and servicing agreement pertaining to the related series of notes.

          "Warranty Lease" is a lease subject to repurchase as a result of a breach of a representation and warranty.

PROSPECTUS
--------------------------------------------------------------------------------

                                 $1,200,000,000

                     COPELCO CAPITAL RECEIVABLES LLC, ISSUER
                         COPELCO CAPITAL, INC., SERVICER

                               LEASE-BACKED NOTES


----------------------------------------------
                                              |
WE SUGGEST THAT YOU READ THE SECTION ENTITLED |
"RISK FACTORS" STARTING ON PAGE 8 OF THIS     |
PROSPECTUS AND CONSIDER THESE FACTORS BEFORE  |
MAKING A DECISION TO INVEST IN THE NOTES.     |
                                              |
The notes of each series will be debt solely  |
of Copelco Capital Receivables LLC and will   |
be payable only from our pledged assets and   |
from any credit enhancement for such series.  |
                                              |
Retain this prospectus for future reference.  |
This prospectus may not be used to consummate |
sales of securities unless accompanied by the |
prospectus supplement relating to the         |
offering of such securities.                  |
                                              |
----------------------------------------------

                           FROM TIME TO TIME WE MAY SELL A SERIES OF ITS NOTES THAT --

                           o    will represent solely our debt obligations; and

                           o will consist of one or more classes on terms to be determined at the time of sale.

                           THE ASSETS BACKING THE NOTES MAY CONSIST OF ANY COMBINATION OF --

                           o    leases;

                           o    installment sale contracts;

                           o    rental stream obligations;

                           o    monies received relating to the leases,
                                contracts and obligations;

                           o    funds on deposit in one or more accounts; and

                           o    one or more forms of credit enhancement.

                           THE TERMS OF YOUR SERIES OF NOTES ARE DESCRIBED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       prospectus dated December 22, 1999.

                                TABLE OF CONTENTS

                                                                            PAGE

Important Information about this Prospectus and the Accompanying
Prospectus Supplement..........................................................3
Prospectus Summary.............................................................4
Risk Factors...................................................................7
Where You Can Find More Information...........................................12
The Issuer....................................................................13
Use of Proceeds...............................................................13
The Series Pools..............................................................13
Copelco Capital, Inc.'s Underwriting and Servicing Practices..................16
Description of the Notes......................................................23
Prepayment and Yield Considerations...........................................25
Description of the Transaction Documents......................................30
The Indenture Trustee.........................................................37
Security for the Notes........................................................37
Legal Matters Affecting a Lessee's  Rights and Obligations....................38
Material Federal Income Tax Consequences......................................39
Ratings.......................................................................44
ERISA Considerations..........................................................45
Plan of Distribution..........................................................46
Legal Opinions................................................................47
Glossary......................................................................48

                        IMPORTANT INFORMATION ABOUT THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

All references to "we," "us," "our," or "ourselves" mean Copelco Capital Receivables LLC.

          We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

          This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement. The prospectus supplement for your series of notes will state among other things:

          o the aggregate principal amount, interest rate and authorized denominations of the notes;

          o specific information concerning the characteristics of the leases;

          o    the terms of any credit enhancement with respect to the notes;

          o information concerning any other assets backing the notes, including any reserve fund;

          o    the final scheduled payment date of the notes;

          o how and when principal is to be paid on the notes on each payment date, the timing of the application of principal and the order of priority of the applications of the principal to the respective classes of notes;

          o    the federal income tax characterization of the notes;

          o    the terms of any subordination pertaining to the notes;

          o    the terms of any cross-collateralization applying to the notes;

          o the terms of any redemptions and the corresponding redemption prices applicable to the notes;

          o    servicing terms applicable to the notes;

          o    the presence of any prefunding feature relating to the notes;

          o the length and terms of any revolving period pertaining to the notes; and

          o    additional information on the plan of distribution of the notes.

                               PROSPECTUS SUMMARY

o This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus.

                               LEASE-BACKED NOTES
                               ISSUABLE IN SERIES

ISSUER

Copelco Capital Receivables LLC. We are a Delaware limited liability company. Our address is 700 East Gate Drive, Mt. Laurel, New Jersey 08054.

ORIGINATOR

Copelco Capital, Inc., a Delaware corporation and a wholly-owned subsidiary of Copelco Financial Services Group, Inc. or an entity named in the related Prospectus Supplement.

SERVICER

The servicer will be Copelco Capital, Inc. unless otherwise specified in the applicable prospectus supplement. The address of Copelco Capital, Inc. is One International Boulevard, Mahwah, New Jersey 07430.

TRUSTEE

For any series of notes, the trustee named in the applicable prospectus supplement.

THE NOTES

o The notes of each series will be secured solely by equipment leases or contracts and related assets. The assets will be pledged by us to a trustee under an indenture for the benefit of noteholders of that series.

o The transaction documents associated with each series of notes will describe the rights of each of those classes of notes to the funds derived from the applicable asset pool.

o The notes are fixed income securities, having a principal balance and a specified interest rate.

o Each class of notes may have a different interest rate, which may be a fixed or floating interest rate. The applicable prospectus supplement will specify the interest rate for each series or class of notes, or the initial interest rate and the method for determining subsequent changes to the interest rate.

o A series may include two or more classes of notes with different terms, including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both.

o A series may provide that distributions of principal or interest or both on any class may be made:

          o    upon the occurrence of specified events;

          o    in accordance with a schedule or formula; or

          o on the basis of collections from designated portions of the applicable asset pool.

o Any series may include one or more classes of notes which will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the applicable prospectus supplement.

o A series may include one or more other classes of notes that are senior to one or more other classes of notes with regard to distributions of principal and interest and allocations of losses on the applicable asset pool.

THE SERIES POOLS

o As specified in the applicable prospectus supplement, the pledged pool of assets securing a series of notes may consist of:

          o leases, which may include any combination of leases intended as security agreements, installment sale contracts or rental stream obligations, together with monies due on these leases and agreements and affiliated guarantees;

          o    security interests in the underlying equipment;

          o amounts held in any collection, reserve, prefunding or other accounts established in connection with the transaction documents;

          o proceeds and recoveries on insurance policies and the disposition of repossessed equipment;

          o    credit enhancement for a series pool or any class of notes; and

          o    interest earned on specific short-term investments.

o The notes may have a revolving period. During a revolving period, we may acquire additional leases and interests in equipment from the proceeds of payments on existing lease payments. The notes may not pay principal during this period.

PAYMENT DATE

As described in the applicable prospectus supplement, the notes will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

DUE PERIOD

The calendar month preceding the month in which a payment date occurs is the due period. As the applicable prospectus supplement will more fully describe, the servicer will remit collections received with respect to the due period to the trustee prior to the applicable payment date. The collections may be used to fund payments to noteholders on that payment date or to acquire additional leases.

RECORD DATE

The applicable prospectus supplement will describe a date preceding the payment date, as of which we or our paying agent will fix the identity of the holders of the notes. Noteholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

REGISTRATION OF NOTES

We will initially issue the notes as global notes registered in the name of Cede & Co., unless otherwise specified, as nominee of The Depository Trust Company. Noteholders will not receive definitive notes representing their interests, except in specific limited circumstances described in the applicable prospectus supplement.

CREDIT ENHANCEMENT

o Credit enhancement for a series pool or any class of notes may include any one or more of the following:

          o a policy issued by an insurer specified in the applicable prospectus supplement;

          o    overcollateralization;

          o    subordination of specific classes of notes;

          o    a reserve account;

          o    letters of credit;

          o    credit or liquidity facilities;

          o    third party payments or other support; and

          o    cash deposits or other similar arrangements.

o The prospectus supplement will describe any limitations and exclusions from coverage.

OPTIONAL OR MANDATORY TERMINATION

o Under the circumstances described in this prospectus and the applicable prospectus supplement, we or the servicer or other entities may, at our respective options, cause the early retirement of a series of notes at the price or prices indicated in the applicable prospectus supplement.

o The applicable prospectus supplement may describe circumstances under which we, the servicer or other entities will be required to retire early all or any portion of a series of notes. An indenture may require these parties to solicit competitive bids for the purchase of the applicable series pool or otherwise.

TAX CONSIDERATIONS

For federal income tax purposes, Dewey Ballantine LLP, our special tax counsel, is of the opinion that the notes will be treated as debt and that we will not be treated as an association, or a publicly traded partnership, taxable as a corporation. By acceptance of a note, you agree to treat the notes as debt.

ERISA CONSIDERATIONS

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus and the applicable prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the notes. We suggest that you consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

RATINGS

o We will not issue the notes unless a rating agency rates them in one of the four highest rating categories.

o You should not assume that the rating agency will not lower, qualify or withdraw its rating.

                                  RISK FACTORS


We suggest that you carefully consider, among other things, the following risk factors before deciding to invest in the notes offered by this prospectus.

YOU MAY NOT BE ABLE           If no public market develops, as a noteholder, you
TO SELL YOUR NOTES            may not be able to liquidate your investment in
                              the notes prior to maturity. We offer no assurance that one will develop. The underwriters expect, but are not obligated, to make a market in the notes. There is no assurance that a market will be created or, if created, will continue.

PREPAYMENTS AND               In the case of notes purchased at a discount, you
  ASSOCIATED                  should consider the risk that slower than
  REINVESTMENT RISK           anticipated rates of prepayments could result in
  MAY REDUCE                  an actual yield that is less than the anticipated
  YIELD TO NOTEHOLDERS        yield. Conversely, you should consider that in the
                              case of notes purchased at a premium, the risk that faster than the anticipated rate of prepayments could result in an actual yield that is less than the anticipated yield.

                              Be aware that you bear the risk of reinvesting unscheduled distributions resulting from prepayments of the notes.

                              The rate of payment of principal is unpredictable because the rate on the notes will depend on, among other things, the rate of payment on the underlying equipment leases. In addition to the normally scheduled payments on the leases, payments may come from a number of different sources. Payments on the leases will include the following:

                              o prepayments permitted by the servicer;

                              o payments as a result of leases which are
                                defaulted;

                              o payments as a result of leases accelerated by
                                the servicer;

                              o payments due to loss, theft, destruction or
                                other casualty; and

                              o payments upon repurchases by Copelco Capital,
                                Inc. on account of a breach of representation and warranty.

                              Copelco Capital, Inc. may elect to reinvest the proceeds of a lease which was partially or fully repaid or upgraded in one or more leases having similar characteristics to that terminated lease.

                              The rate of early terminations of leases due to prepayments and various non-payments may be influenced by a variety of economic and other factors. For example, adverse economic conditions and natural disasters such as floods, hurricanes, earthquakes and tornadoes may affect prepayments.

SPECIFIC SECURITY INTERESTS   In the event we have insufficient assets available
ARE NOT PERFECTED AND OTHER   to pay the notes, we may sell the equipment upon a
CREDITORS MAY HAVE RIGHTS     lease default in order to meet payments on the
TO THE EQUIPMENT              notes. The lack of a perfected security interest
                              in certain equipment may adversely affect our ability to recoup any moneys on that equipment following a lease default. This could reduce the funds available to pay the notes.


                              Copelco Capital, Inc. files Uniform Commercial Code financing statements against lessees with respect to equipment with an original equipment cost equal to or more than $25,000. As is more fully described in the applicable prospectus supplement, this means that financing statements will not be filed for a percentage of the leases. In addition, the indenture and the assignment and servicing agreement will require certain Uniform Commercial Code financing statements with respect to the equipment to be filed in our favor against Copelco Capital, Inc. and in favor of the trustee against us and against Copelco Capital, Inc.

                              Copelco Capital, Inc. does not perfect its interest in any equipment where the original cost of the related equipment is less than $25,000. As a result, Copelco Capital, Inc. will not have a perfected security interest in that equipment. Other creditors of the related lessees may acquire rights in the equipment superior to our own or to those of the trustee. In those cases, security interests in the equipment will also not be perfected in our favor nor in favor of the trustee. Additionally, because the transaction documents will only require Uniform Commercial Code financing statements to be filed in central locations for any given state, security interests in the equipment will also not be perfected in our favor nor in favor of the trustee in any state requiring other than central filings. Therefore, other creditors of Copelco Capital, Inc., may acquire rights in the equipment superior to our own or to those of the trustee.

STATE LAW AND OTHER FACTORS   The application of state law requirements may
MAY IMPEDE RECOVERY EFFORTS   limit recoveries on equipment. State laws impose
AND AFFECT THE ABILITY OF     requirements and restrictions on foreclosure sales
ISSUER TO RECOUP THE FULL     and obtaining deficiency judgments and may
AMOUNT DUE ON THE LEASES      prohibit, limit or delay repossession and sale of
                              equipment to recover losses on non-performing leases.

                              Additional factors that may affect our ability to recoup the full amount due on a lease include:

                              o Our failure to file financing statements to perfect our security interest in the equipment against a lessee;

                              o   depreciation;

                              o   obsolescence;

                              o   damage or loss of any item of equipment; and

                              o   the application of federal and state
                                  bankruptcy and insolvency laws.

                              As a result, the noteholders may be subject to delays in receiving payments and losses.

POSSESSION OF THE LEASES BY   Any insolvency by us, or by the servicer, the
 AND THE INSOLVENCY OF        originator or the seller, while in possession of
 COPELCO CAPITAL RECEIVABLES the leases may result in competing claims to LLC, ORIGINATOR OR SERVICER ownership or security interests in the leases
 MAY RESULT IN REDUCED        which could result in delays in payments on the
 OR DELAYED PAYMENTS TO       notes, losses to the noteholders or an
 NOTEHOLDERS                  acceleration of the repayment of the notes.


INSOLVENCY OF COPELCO         In some circumstances, a bankruptcy of Copelco
  CAPITAL,INC. MAY REDUCE     Capital, Inc. may reduce payments to noteholders.
  PAYMENTS TO NOTEHOLDERS     However, Copelco Capital, Inc. believes that each
                              contribution of the leases should be treated as an absolute and unconditional assignment.

                              Still, in the event of an insolvency of Copelco Capital, Inc., a court or bankruptcy trustee could, without limitation, attempt to -

                              o recharacterize the contribution of the related leases by Copelco Capital, Inc. to us as a loan to Copelco Capital, Inc. from us, secured by a pledge of those leases; or

                              o consolidate our assets with those of Copelco Capital, Inc. since Copelco Capital, Inc. will own all of our membership interests.

                              If the recharacterization or consolidation were successful, the bankruptcy trustee could repudiate the leases that are considered to be operating leases for bankruptcy law purposes and all obligations applicable to those operating leases. Either attempt, even if unsuccessful, could result in delays in payments to you. If the attempts were successful, those notes would be accelerated, and the trustee's recovery on behalf of you could be limited to the then current value of the leases or the underlying equipment. Consequently, you could lose the right to future payments and you may not receive your anticipated principal and interest on the notes.

                              Although Copelco Capital, Inc. believes that the contribution of the leases should be treated as an absolute and unconditional assignment, for accounting and tax purposes, the leases will be treated as assets of Copelco Capital, Inc. on its consolidated financial statements and on the tax return for its consolidated group. This treatment of the assets might increase the risk of recharacterization of the transfer to us as a financing rather than an absolute assignment.

NO RECOURSE AGAINST THE       There is no recourse against any of our
AFFILIATES                    affiliates. The notes represent our OF ISSUER debt
                              secured primarily by the leases. If the lease payments and other assets pledged to secure the notes are insufficient to pay the notes in full, you have no rights to obtain payment from Copelco
                              Capital, Inc. or any of its affiliates other than us. We are a limited liability company with limited assets.

GEOGRAPHIC CONCENTRATION      Adverse economic conditions or other factors
OF LEASES MAY ADVERSELY       particularly affecting any stateor region where a
AFFECT THE LEASES             high concentration of leases is located could
                              adversely affect the performance on the leases. We are unable to determine and have no basis to predict, with respect to any state or region, whether these types of events have occurred or may occur, or to what extent any of these types of events may affect the leases or the repayment of amounts due under the notes.

COMMINGLING OF FUNDS WITH     Should bankruptcy or reorganization proceedings be
COPELCO CAPITAL, INC. MAY     commenced with respect to the servicer, any funds
RESULT IN REDUCED OR          held by the servicer and not transferred to the TO
DELAYED PAYMENTS              collection account may not be available to
NOTEHOLDERS                   noteholders. If the funds are not transferred to
                              the trustee, as required by the transaction documents, payments to noteholders could be delayed or reduced if the servicer becomes bankrupt or insolvent.

DEFAULT OR INSOLVENCY OF      To the extent lessees default on the leases,
LESSEES MAY REDUCE PAYMENTS   including through insolvency, lease payments will
TO NOTEHOLDERS                decrease and, accordingly, funds available for
                              payment to you, as a noteholder, will
                              be reduced.

TECHNOLOGICAL OBSOLESCENCE    If technological advances relating to the
OF EQUIPMENT MAY REDUCE       equipment causes the leased OF equipment to become
VALUE COLLATERAL              obsolete, the value of the equipment will
                              decrease. This will reduce the amount of monies recoverable should the servicer sell the equipment following a lease default. If payments on the notes become dependent upon the proceeds from the sale of these obsolete equipment, you may not recoup the full amount due to you.

THE ADDITION AND              If a significant number of leases are added or
SUBSTITUTION OF LEASES MAY    replaced, this could affect the rate at which
ADVERSELY AFFECT CASHFLOW     funds are distributed on the notes and decrease
AND MAY DECREASE THE          the yield to noteholders. The transaction
YIELD ON THE NOTES            documents may permit Copelco Capital, Inc., under
                              specific circumstances, to substitute or add specific qualifying leases. The addition or substitution of leases may include leases that possess different payment due dates and installment amounts than its predecessor lease. It may also include leases with maturity dates that are different from the maturity dates of its predecessor lease.

                              Copelco Capital, Inc. may only add or substitute leases that meet specific qualifying characteristics and conditions. The ability of Copelco Capital, Inc. to acquire those leases is dependent upon its ability to originate a sufficient amount of leases that meet the specified eligibility criteria. This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally. This may increase the geographic concentration or equipment concentration of leases. Consequently, any adverse economic or social factors that particularly affect a geographic area or a type of equipment may adversely affect the performance of the leases.

                       WHERE YOU CAN FIND MORE INFORMATION

          We, or the servicer on our behalf, will file with the SEC all required annual, quarterly and special reports, proxy statements and other information about the notes. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect those reports, proxy statements and other information at the following regional offices of the SEC:

      New York Regional Office                Chicago Regional Office
      Seven World Trade Center                Citicorp Center
      Suite 1300                              500 West Madison Street,
      New York, New York 10048                Suite 1400

                                              Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by us or on our behalf until we terminate our offering of the notes.

     We filed a registration statement pertaining to the notes with the SEC. This prospectus is part of the registration statement but the registration statement includes additional information. As a recipient of this prospectus, you may request a copy of the registration statement and any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at:

                              Copelco Capital, Inc.
                              700 East Gate Drive
                              Mount Laurel, New Jersey 08054-5404
                              Attn: Stephen W. Shippie
                              856) 231-9600

     You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

                                   THE ISSUER

     We refer you to the glossary on page 50 for the meaning of defined terms used in this prospectus.

     We are a Delaware limited liability company, all of the membership interests in which will be held by Copelco Capital, Inc. We were organized for the limited purpose of engaging in the transactions described below and any activities incidental to and necessary or convenient for the accomplishment of those purposes and is restricted by its organizational documents and specific agreements from engaging in other activities. In addition, its organizational documents and various agreements require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of the originator or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. Our address is 700 East Gate Drive, Mt. Laurel, New Jersey 08054.

     We will from time to time sell a series of notes consisting of one or more classes on terms to be determined at the time of sale and described in the applicable prospectus supplement. The notes of each series will be secured solely by the related series pool. We do not have, nor are we expected in the future to have, any significant assets other than the series pools. The servicer of any series pool shall be Copelco Capital, Inc., unless otherwise stated in the applicable prospectus supplement.

     We will pledge our interests in a series pool to a trustee for a related series of notes in connection with an indenture between the trustee and us.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the notes of each series will be distributed to our owners. The distribution will occur after the contribution from the originator of the related pool of leases and interests in the related equipment to us.

                                THE SERIES POOLS

     The notes of each series will be secured by a segregated pool of equipment leases or contracts and related assets. The property comprising each series pool will include a pool of leases, which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations. Leases accounting for more than 98% of the discounted present value of the leases as of the cut-off date will be originated and located in the United States. As detailed in the related prospectus supplement, leases accounting for less than 2% of the discounted present value of the leases as of the cut-off date may be originated and located in Mexico and/or Canada. Such foreign leases will not have a material effect on the noteholders' return or the overall performance of the pool. In addition, the series pool may contain the following related assets:

     o specific monies due under the leases on or after a specified cut-off date,

     o monies held from time to time in one or more accounts established and maintained in connection with the related Transaction Documents,

     o a security interest in the underlying equipment and related property pertaining to that pool of leases,

     o our rights under certain Transaction Documents applicable to the series pool and

     o investment earnings on certain accounts created under the related Transaction Documents.

     We will not have and the series pools will not include any residual interest in any equipment after the related lease has been paid in full.

     The equipment generally will be limited to personal property which is leased or financed by the originator to lessees in connection with leases which either are "chattel paper" as defined in the UCC or are leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.

     The leases will be acquired by us from the originator under an assignment and servicing agreement between the originator and us. The leases included in a series pool will be selected from leases held by the originator based on the criteria described below under "The Series Pool--Eligible Leases."

     On or prior to the date of issuance of any series of notes, we will form a series pool by (1) acquiring the leases in connection with the applicable assignment and servicing agreement and (2) entering into an indenture with the trustee, pertaining to the issuance of the notes.

     The leases in each series pool will have been originated by the originator or acquired by the originator in accordance with the originator's specified underwriting criteria. The material underwriting criteria applicable to the leases are described under "Copelco Capital, Inc.'s Underwriting and Servicing Practices."

     THE LEASES. Information concerning the leases in each series pool will be described in the applicable prospectus supplement, including the composition of the leases and the distribution of the leases by equipment type, payment frequency and Discounted Present Value of the Leases as of the cut-off date. As of the date of issuance of the notes of any series, no more than 5% of the Discounted Present Value of the Leases of the applicable series pool will deviate from the characteristics of the leases described in the applicable prospectus supplement.

     ELIGIBLE LEASES. All leases have been originated or acquired in the ordinary course of the originator's business and comply with the originator's then existing credit and collections policies. The leases will be originated by Copelco Capital, Inc. or another entity described in the Prospectus Settlement. In addition, the following eligibility requirements apply or will apply to all leases on or prior to the related cut-off date:

          (1) The leases are valid and enforceable, and unconditionally obligate the lessee to make periodic lease payments, including taxes;

          (2) The leases are noncancellable by the lessee;

          (3) All payments payable under the leases are absolute, unconditional obligations of the lessees and lessees do not possess any right of offset for any reason;

          (4) All of the leases are triple-net leases and require the lessee or a third party to maintain the equipment in good working order, to install it at a specified place of business, to bear all the costs of operating the equipment, including taxes and insurance pertaining to it;

          (5) The leases are materially compliant with all U.S. or state laws;

          (6) The leases have been transferred to us free and clear of any liens and are assignable without prior written consent of the lessee;

          (7) The leases are U.S. dollar-denominated and the lessor and each lessee are located in the United States;

          (8) No more than three percent of the leases in any series pool will consist of leases with government entities as the obligor;

          (9) The lease is not subject to any guaranty by the lessor or originator but may be subject to the guaranty of others;

          (10) No adverse selection was used in selecting the lease for transfer to us;

          (11) The lessee has represented to the originator that it has accepted the equipment;

          (12) The lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer; and

          (13) The leases are not Non-Performing Leases.

     The servicer's customary practices with respect to Non-Performing Leases include action as is necessary to cause --or attempt to cause--the lessee thereunder to cure non-performance or to terminate the lease and recover the outstanding amount owed under the lease and all damages resulting from any default on the Non-Performing Leases. The servicer will take action that is consistent with the customary practices of servicers in the equipment leasing industry. In addition, the servicer will use its best efforts to sell or lease any equipment that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time in order to recoup any amounts still due on the lease.

     At the end of the lease term, the lessee must return the equipment in good working order, normal wear and tear expected, unless the lease is renewed or the equipment is purchased by the lessee.

     DISCOUNTED PRESENT VALUE. The Discounted Present Value of the Leases with regard to each series pool as of the initial cut-off date, calculated at the discount rate, will be specified in the applicable prospectus supplement. In connection with all calculations required to be made in connection with the Transaction Documents, in order to determine the Discounted Present Value of the Leases at any given time, it will be assumed that:

          (1) lease payments are due on the last day of the period from and including the first day of each calendar month to and including the last day of the calendar month immediately preceding the applicable payment date;

          (2) lease payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

          (3) lease payments are discounted to the last day of the calendar month prior to the relevant calculation date.

     In addition, each indenture and assignment and servicing agreement will provide that any calculation of future remaining scheduled payments made on or with respect to any date will be calculated after giving effect to any payments received prior to the date of that calculation to the extent those payments relate to scheduled payments due and payable with respect to the applicable Due Period and all prior Due Periods.

     DELINQUENCIES AND GROSS LOSSES. Information pertaining to the originator's delinquency and gross loss experience with respect to leases it has originated or acquired will be described in the applicable prospectus supplement. This information may include, among other things, the experience with respect to all leases in the originator's portfolio during specified periods, including leases not included in any series pool and leases which may not meet the criteria for selecting the leases for a series pool. There can be no assurance that the delinquency, repossession and net loss experience on any series pool will be comparable to the originator's prior experience.

     ACQUISITION OF LEASES. The leases underlying the notes will be acquired in connection with an assignment and servicing agreement by us from the originator. Each of the leases so acquired will have been originated or acquired by the originator in such a way that there are no material deviations from the underwriting criteria specified in this prospectus. After the originator underwrites or acquires the leases, they will be sold to us. See "Copelco Capital, Inc.'s Underwriting and Servicing Practices" below. In connection with the assignment and servicing agreement, the originator will make specific representations and warranties to us regarding the applicable leases. We will assign all of our rights under the assignment and servicing agreement to the trustee for the benefit of the holders of notes with the result that the originator will be liable to us and to the trustee for defective or missing documents or an uncured breach of the originator's representations or warranties.

          COPELCO CAPITAL, INC.'S UNDERWRITING AND SERVICING PRACTICES

     GENERAL. Copelco Capital, Inc., a Delaware corporation, was incorporated in October 1986. It is a wholly-owned subsidiary of Copelco Financial Services Group, Inc. Copelco Capital, Inc.'s primary business consists of originating and servicing leases to healthcare providers, businesses, business owners and individuals in the United States and Canada. Copelco Capital, Inc. has multiple locations and is headquartered at One International Boulevard, Mahwah, New Jersey 07430 and its telephone number is (856) 231-9600.

     In May 1993, Copelco Financial Services Group, Inc., which was incorporated in July 1982, reorganized its two primary operating subsidiaries, Copelco Credit Corporation and Copelco Leasing Corporation, into six strategic business units. Then, effective July 1994, Copelco Leasing Corporation was merged into Copelco Credit Corporation with Copelco Credit Corporation as the surviving legal entity; Copelco Credit Corporation then changed its name to Copelco Capital, Inc., merging all of Copelco Leasing Corporation's and Copelco Capital, Inc.'s leasing operations.

     Copelco Capital, Inc. currently consists of three separate operating
Groups: the Business Technology Group, the Healthcare Group and the Commercial & Industrial Group.

     The Business Technology Group leases small-ticket office equipment, primarily photocopiers and computers, to businesses and business owners throughout the United States and Canada through multiple manufacturer, vendor and dealer programs. The Business Technology Group is the successor Group to Copelco Capital, Inc.'s Document Imaging, Major Accounts, Computer and Canadian strategic business units. Copelco Capital, Inc. merged these four units in January 1997 in order to achieve greater operating and marketing efficiencies.

     The Healthcare Group provides a diversified range of leasing services for the financing of healthcare equipment through multiple manufacturer, vendor and dealer programs, with particular emphasis upon the acquisition, leasing and remarketing of high-technology medical equipment to hospitals, other healthcare facilities, healthcare providers and physicians. The Healthcare Group is the successor of the Hospital and Healthcare strategic business unit and the Healthcare Vendor strategic business unit which were consolidated in June 1995 and the Ambulatory Care strategic business unit which was merged into the Healthcare Group in November 1996. The Healthcare Group was created in an effort to achieve greater operating efficiencies and eliminate certain operating and marketing redundancies.

     The Commercial & Industrial Group is segmented into two distinct business units: the Manufacturing Technology Group and the Material Handling Group. The Manufacturing Technology Group provides equipment leasing services through multiple manufacturer, vendor and dealer programs, primarily to mid-sized companies. The equipment financed through this group includes high technology equipment for the electronics manufacturing service industry, such as printed circuit board assembly and test equipment. The Material Handling Group, established in 1998, provides retail equipment leasing and financing specifically for vendors and manufacturers in the material handling industry. The Material Handling Group, established in 1998, provides equipment leasing and financing tailored to meet the specific needs of the material handling industry. Headquartered in Portland, Oregon, the group has strategically located material handling finance experts throughout the United States who understand the needs of both distributors and end-users. These experts work closely with customers to provided tailored leasing and financing programs for forklifts, aerial work platforms, cranes and allied equipment.

     Since 1986, Copelco Capital, Inc. and its predecessors have participated in 36 equipment lease term securitizations involving the issuance of in excess of $4.0 billion in securities. Copelco Capital, Inc. and its predecessors performed all servicing functions in each of these prior transactions, 10 of which remain outstanding.

     ORIGINATIONS. The Business Technology Group leases small-ticket office equipment, primarily photocopiers and computers, to businesses and business owners throughout the United States and Canada. The Business Technology Group originates substantially all of its leases through marketing programs which are directed at vendors consisting of major manufacturers and various distributors of copier equipment, with the balance of the originations obtained through new leases with existing lessees and referrals. The Business Technology Group establishes both formal and informal relationships with vendors, several of which provide Copelco Capital, Inc. with a right of first refusal on all equipment leases with the vendor's customers. This arrangement provides the Business Technology Group with a steady flow of lease referrals from vendors which frequently use lease financing as a marketing tool. In the majority of these vendor programs, Copelco Capital, Inc. generally owns the equipment subject to each lease and bills and collects lease payments in its own name. For some select private label vendor programs, Copelco Capital, Inc. will bill and collect in the vendor's name.

     The Business Technology Group also offers a cost per copy program, introduced in late 1990, whereby lessees pay a fixed monthly payment for which they are allowed a specific minimum monthly copy usage. The monthly fixed payment represents equipment financing and a monthly Maintenance Charge. Copelco Capital, Inc. funds the vendors on the basis of the equipment financing portion of the fixed payments and remits the Maintenance Charge to the vendors as it is collected every month. Copelco Capital, Inc. calculates usage monthly using automated dialed-in copier meter readings. To the extent that the usage has exceeded the monthly copy allowance, Copelco Capital, Inc. bills the lessee an Excess Copy Charge. This excess copy charge is remitted to the vendors upon collection by Copelco Capital, Inc. Only the equipment financing portion of the fixed payment will be included in the Discounted Present Value of the Leases.

     Vendors may choose to use a Copelco Capital, Inc. lease form or they may use their own lease agreement. In either case, the credit approval remains with Copelco Capital, Inc. Lease documents for all leasing programs are either identical to Copelco Capital, Inc.'s standard lease documents or are reviewed by Copelco Capital, Inc. to ensure substantial compliance with its standard terms. Terms of Copelco Capital, Inc.'s lease documents are standard for virtually all leases, as is documentation for virtually all private label programs.

     The Healthcare Group provides a range of leasing services for the financing of healthcare equipment with emphasis on the acquisition, leasing and remarketing of high-technology medical equipment to hospitals, other healthcare facilities, healthcare providers and physicians. The Healthcare Group originates leases through five sales groups: National Accounts, Medical Business, Vendor Services, Home Care, and Ambulatory Care.

     The National Accounts sales group solicits contractual arrangements with major medical equipment manufacturers and distributors throughout the United States. These contracts usually give Copelco exclusive rights to handle the financing needs of the manufacturers' customers. Most manufacturers are publicly-held or subsidiaries of international medical conglomerates.

     The Medical Business sales group provides leasing services directly to hospitals and to physician group practices rather than through vendors or manufacturers. The Medical Business sales group operates Copelco Capital, Inc.'s Hospital Instant Lease program which grants hospitals a pre-approved leasing line of credit for the leasing of medium-ticket medical equipment such as computed topography scanners, radiographic and other imaging equipment, laboratory and patient monitoring systems.

     The Vendor Services sales group solicits exclusive contractual arrangements and informal non-exclusive arrangements with local and regional vendors. Those vendors sell medical equipment to physician group medical practices and to individual physicians who finance the acquisition of the equipment by leasing it from Copelco Capital, Inc. The Vendor Services sales group operates Copelco Capital, Inc.'s Physician's Instant Lease Line program, which grants individual physicians and physician group practices a pre-approved leasing line of credit for use in leasing small- and medium-ticket medical equipment. Approximately 25% of all leases originated by the Healthcare Group are made to individual physicians. The average size of those leases are generally less than or equal to $50,000. Copelco Capital, Inc. requires individual physicians to meet the same rigorous criteria and credit scores as a physician group.

     The Home Care sales group leases durable medical equipment such as respiratory care equipment, patient monitoring devices and medication delivery systems for use by people who are being treated on an out-patient or in-home basis for either temporary or chronic health problems. Lessees are typically wholesalers, distributors and service providers that rent the equipment to patients who are reimbursed for the rental payments by their health care insurers.

     The Ambulatory Care sales group provides equipment leasing to out-patient sites providing healthcare services such as diagnostic imaging, surgical procedures and radiation therapy. Customers range from start-up centers, typically managed by established organizations, to publicly-held companies. Transactions may involve new equipment or refinancing of existing equipment, often in conjunction with expansion or upgrading.

     In addition to making fixed payments with respect to certain health care equipment leases, lessees may pay incremental Fee Per Scan Charges to the extent the scan usage exceeds the monthly scan allowance. Fee Per Scan Charges will not be included in the Discounted Present Value of the Leases. The Fee Per Scan Charges are remitted to the Vendors upon collection by Copelco Capital, Inc.

     The Commercial & Industrial Group: The Manufacturing Technology Group provides equipment leasing services primarily to mid-sized companies. Since early 1993, the Group has focused on marketing through manufacturers and distributors in the electronics manufacturing service industry. The Material Handling Group originates a majority of its business through its relationship with distributors of material handling equipment. The Material Handling Group establishes both formal and informal relationships with vendors, manufacturers, and distributors of material handling equipment and provides retail leasing and financing for the end-user customers.

     CREDIT REVIEW. Copelco Capital, Inc. provides organizational oversight for investment/risk management policy, compliance, credit underwriting and due diligence standards, and coordinates portfolio concentration guidelines and credit personnel training for each of its Groups. Within the parameters established by Copelco Capital, Inc., each Group tailors its underwriting policies to reflect their unique customers and markets.

     Credit requests are evaluated under credit scoring models utilized by Copelco Capital, Inc. All credit requests not subject to automated credit scoring must be underwritten by a credit officer. Applicants declined by credit scoring may be reviewed by a credit officer. Each credit officer has a specific assigned lending limit based upon experience and seniority. Credit approval limits, applicable to single transaction size and individual lessee exposure, are also assigned to assistant credit managers, group credit officers, the president of Copelco Capital, Inc., and the chief credit officer of Copelco Capital, Inc. In general, transactions in excess of $3,000,000 must be approved by Itocho International, Inc.

     Business Technology Group: Prior to a lease being approved by the Business Technology Group, the vendor's sales personnel are required to obtain from the prospective lessee historical financial data and/or bank and trade references. New and repeat applicants must either complete a comprehensive credit application or provide bank and trade references.

     Credit data are submitted for credit review in Mahwah, New Jersey, Mt. Laurel, New Jersey and Moberly, Missouri. Credit review is performed and lease approvals are given at these locations, utilizing a computer system designed to handle applications which are telephoned or telecopied from vendors. Using the computer system, the applicant's credit is investigated and a credit decision is made.

     Lessee evaluation includes an analysis of credit payment history, business structure, banking history and relationships, and economic conditions as they relate to the prospective lessee. In the case of a credit request for equipment having a cost greater than approximately $50,000, the information collected includes the prospect's most recent financial statements. If individual guarantors are involved, a consumer credit bureau report is generally obtained for the guarantors. Potential lessees should generally have been in business for at least two years and a minimum of two trade references are required.

     The Business Technology Group has also implemented an automated credit scoring system. The system, designed by Dun & Bradstreet Information Services specifically for the Business Technology Group, was in development over a two-year period and was formally implemented on January 4, 1994. The system utilizes various filters for adapting "approve" and "decline" threshold scores based upon criteria such as credit exposure, payment history, by SIC code, vendor and state. The model is consistent with the Business Technology Group's traditional credit decision-making criteria, such as Dun & Bradstreet Information Services data, consumer credit bureau information and bank and trade references.

     Healthcare Group: For leases originated by the Medical Business sales group, full financial statements are required for credit review, and a thorough history of past payment patterns is examined. Other items such as a hospital's location, utility to its community and ownership--public or private--are also considered. A number of these transactions are credit scored under Hospital Instant Lease Line credit scoring parameters. The Hospital Instant Lease Line credit scoring parameters include, without limitation, the number of beds of the potential lessee, its occupancy rate and Dun & Bradstreet Information Services financial highlight information.

     A number of the leases originated by the Vendor Services group are credit scored under Physician's Instant Lease Line credit scoring parameters. The Physician's Instant Lease Line credit scoring parameters include, without limitation, the length of time in practice of the potential lessee, the potential lessee's medical specialty and a consumer bankruptcy predictor model. The credit review process for physicians is similar to that of personal lending because the lessees are predominantly individual physicians or groups of physicians. Many of the leases to physicians have personal guarantees associated with them and spousal guarantees as well. Lessees are not required, however, to give Copelco Capital, Inc. liens on property. The predominant reason for delinquencies in those leases is cash flow deficiencies and, to a lesser extent, death of the lessee, in which case settlement with the lessee's estate can take several months. Those leases are typically processed under the Physician's Instant Lease Line program. For inexpensive equipment, credit review of physician lessees involves analysis of credit bureau reports, bank references, duration of practice and medical specialty. For more expensive equipment, the credit review involves analysis of personal income tax returns and financial statements of the practice in addition to credit bureau reports and bank references. There is also a focus on the length of time that the physician has maintained his or her private practice.

     The Physician's Instant Lease Line and the Hospital Instant Lease Line programs afford Copelco Capital, Inc. the ability to analyze physician, physician group practice and hospital credit quality in advance of the lease decision, thus providing a means by which physicians in specific medical specialties and specific hospitals may be pre-approved for a leasing line of credit. They also provide rapid turnaround of a specific application when it is submitted.

     National Accounts, Home Care and Ambulatory Care generally utilize a combination of transactional credit analysis and credit scoring. Transactions not eligible for credit scoring are reviewed by the Healthcare Group's credit staff under the supervision of a senior credit officer.

     Commercial & Industrial Group: In the Manufacturing Technology Group, all credit decisions are made by credit analysts. Credit scoring is not used. In general, transactions in excess of $50,000 require financial statement disclosure consisting of at least the three most recent fiscal year-end financial statements and interim financial statements. Additionally, Dun & Bradstreet Information Services reports, bank and other credit references, trade references, and other information may be evaluated. Transactions involving small, privately held companies exhibiting limited financial resources require the financial disclosure and personal guaranty of the principals. Consideration will also be given to the value of the equipment securing the transaction, based upon a review by the Group's asset management department. An approval might contain restrictive conditions, including, but not limited to, a reduced term, guaranties, security deposits, down payments, or a letter of credit.

     The Material Handling Group utilizes a credit review system similar to and based upon that of the Business Technology Group. The majority of business is originated through dealer/vendor networks, with retail and wholesale credit applications submitted via fax. The assessment of creditworthiness is determined through both automated systems and credit officer analysis with emphasis on the following factors: time in business, financial strength, payment/credit history, transaction structure, collateral and industry outlook.

     The evaluation of creditworthiness for retail end-user customers will be accomplished through a modified version of the Business Technology Group's credit scoring model, in which the filters and scoring thresholds are adapted to the needs of the Material Handling Group. Retail lease applicants will generally have been in business for at least two years with evidence of satisfactory bank and/or comparable secured lender references. Consumer credit bureau reports will be obtained if individual guarantors or sole proprietors are considered in the transaction.

     The terms of the leases originated by each of the Groups require the lessees to maintain the equipment and install it at a place of business approved by Copelco Capital, Inc. Delivery, transportation, repairs and maintenance are obligations of lessees, and lessees are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Copelco Capital, Inc. Any lease payment defaults permit Copelco Capital, Inc. to declare immediately due and payable all remaining lease payments. At the end of a lease term, lessees must return the leased equipment to Copelco Capital, Inc. in good working order unless the lease is renewed or the leased equipment is purchased by the lessee.

     COLLECTIONS. Collection procedures have been instituted by Copelco Capital, Inc. and are uniformly utilized throughout Copelco Capital, Inc.'s Groups. A late charge is generally assessed to lessees 6 days after the payment due date. Telephone contact is normally initiated when an account is 15 days past due, but may be initiated more quickly. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order to facilitate routine collection activity. Collectors have available at their computer terminals the latest status and collection history on each account.

     Generally, on the day on which a lease becomes 10 days delinquent, Copelco Capital, Inc.'s credit and collection review system automatically generates a computerized late notice which is sent directly to the lessee. When an account becomes 30 days past due, a default letter is generally sent out to the lessee and to anyone providing personal guarantees on the leases. An acceleration letter is sent to the lessee and any guarantors when a lease becomes 45 days past due, as circumstances warrant. Telephone contact will be continued throughout the delinquency period. During the period between 90 days and 123 days, the servicer takes steps to collect on the delinquent account, including repossessing the equipment and employing the services of collection agencies and attorneys. Prior to being written down, which generally occurs when the lease is 123 days delinquent, each lease is evaluated on the merits of the individual situation, with equipment value being considered as well as the current financial strength of the lessee.

     ADDITIONS, SUBSTITUTIONS AND ADJUSTMENTS. Although the leases will be non-cancelable by the lessees, Copelco Capital, Inc. has, from time to time, permitted early lease terminations by lessees or other modifications of the lease terms in specific circumstances more fully specified in the assignment and servicing agreement, including, without limitation, in connection with a full or partial buy-out or equipment upgrade.

     In the event of an early lease termination which has been prepaid in full or in part, we will have the option to reinvest the proceeds of the early lease termination in one or more Additional Leases.

     In addition, Copelco Capital, Inc. will have the option, but not the obligation, subject to limitations described in the prospectus supplement, to add Substitute Leases for the following:

     o Non-Performing Leases;

     o Warranty Leases; and

     o Adjusted Leases.

     The terms of a lease may be modified or adjusted for administrative reasons or at the request of the lessee, vendor or lessor due to a variety of circumstances, including changes to the delivery date of equipment, the cost of equipment, the components of leased equipment or to correct information when a lease is entered into Copelco Capital, Inc.'s servicing system. Those modifications may result in adjustments to the lease commencement date, the monthly payment date, the amount of the monthly payment or the equipment subject to a lease.

     Additional Leases and Substitute Leases will be originated using the same credit criteria as the initial leases. To the extent material, information with respect to the Additional or Substitute Leases will be included in periodic reports filed with the SEC as are required under the Securities Exchange Act of 1934.

                  In no event will the aggregate scheduled payments of the leases, after the inclusion of the Substitute Leases and Additional Leases be materially less than the aggregate scheduled payments of the leases prior to the substitution or reinvestment. In addition, after giving effect to those additions and substitutions, the aggregate amount booked by Copelco Capital, Inc. as expected to be realized upon the scheduled termination of a lease through sale or other disposition of the related equipment will not be materially less than the aggregate booked residual value of the leases immediately prior to such substitutions or additions. In the event that an early lease termination is allowed by Copelco Capital, Inc. and an Additional Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated lease, plus any delinquent payments. See "The Series Pool--The Leases."

                            DESCRIPTION OF THE NOTES

     GENERAL. Each series of the notes will be issued pursuant to an indenture. The following summaries, together with additional summaries under "Description of the Transaction Documents" below, describe material terms and provisions of the notes.

     All of the notes offered by this prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

     The notes will generally be styled as debt instruments, having a principal balance and a specified floating or fixed interest rate. The notes of each series will represent debt secured by a series pool comprised primarily of the leases described in the applicable prospectus supplement.

     GENERAL PAYMENT TERMS OF NOTES. As provided in the applicable Transaction Documents, noteholders will be entitled to receive payments on their notes on the specified payment dates or on the next day that is not a Saturday, Sunday or other day on which commercial banking institutions located in the city or cities where the Corporate Trust Office of the trustee and the servicer and, if applicable, any credit enhancement provider are located are authorized or obligated by law or executive order to be closed.

     Neither the notes nor the underlying leases will be guaranteed or insured by any governmental agency or instrumentality or by us, the servicer, any trustee or any of their respective affiliates.

     COLLECTIONS. The trustee will establish and maintain an account into which the servicer will deposit the following funds within two business days of receipt:

     (a) Lease payments due during the prior Due Period net of any Excess Copy Charges, Maintenance Charges and Fee Per Scan Charges;

     (b) recoveries from Non-Performing Leases to the extent Copelco Capital, Inc., has not substituted Substitute Leases for those Non-Performing Leases, except to the extent required to reimburse unreimbursed Servicer Advances;

     (c) late charges received on delinquent lease payments not advanced by the servicer;

     (d) proceeds from repurchases by Copelco Capital, Inc. of leases as a result of breaches of representations and warranties to the extent Copelco Capital, Inc. has not substituted Substitute Leases for those leases other than, with respect to a Warranty Lease, the Residual Warranty Payments;

     (e) proceeds from investment of funds in the Collection Account and the Reserve Account, if any;

     (f) Casualty Payments other than Residual Casualty Payments which are, at any date of determination with respect to a lease, the excess of (1) the Casualty Payment relating to the lease over (2) the Discounted Present Value of the remaining Lease Payments relating to the lease as of the beginning of the Due Period pertaining to the date of determination, plus any amounts previously unpaid;

     (g)  Servicer Advances;

     (h) Termination Payments to the extent we do not reinvest the Termination Payments in Additional Leases other than Residual Prepayments;

     (i)  proceeds received once we exercise our right to redeem the notes; and

     (j) to the extent there occurs an Available Funds Shortfall, funds, if any, on deposit in the Reserve Account to the extent of the Available Funds Shortfall.

     The foregoing funds on deposit in the Collection Account on each determination date pertaining to a payment date, excluding Lease Payments not due during the preceding Due Period or any prior Due Period, together with any funds deposited into the Collection Account from any Reserve Account as described below under "Distributions," will constitute "Available Funds". Available Funds do not include cash flows realized from the sale or release of equipment following the expiration date of the applicable lease other than (a) equipment subject to Non-Performing Leases, (b) Residual Warranty Payments, (c) Residual Casualty Payments and (d) Residual Prepayments.

     A "Casualty Payment" is any payment with respect to a lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of equipment subject thereto which results, in accordance with the terms of the lease, in a reduction in the number or amount of any future lease payments due thereunder or in the termination of the lessee's obligation to make future Lease Payments thereunder.

     A "Lease Payment" is each periodic installment of rent payable by a lessee under a lease. Casualty Payments, Termination Payments, prepayments of rent required with respect to the terms of a lease at or before the commencement of the lease, payments becoming due before the applicable cut-off date and supplemental or additional payments required by the terms of a lease with respect to taxes, insurance, maintenance, including, without limitation, any Maintenance Charges, or other specific charges, including, without limitation, any excess Copy Charges and Fee Per Scan Charges, shall not be Lease Payments hereunder.

     A "Residual Casualty Payment" is the excess of (a) the Casualty Payment related to the lease over (b) the Discounted Present Value of the remaining Lease Payments related to the lease as of the beginning of the Due Period relating to such date of determination, plus any amounts previously due and unpaid.

     "Residual Prepayments" means, at any date of determination with respect to a terminated lease, the excess of (a) the payment associated with the terminated lease over (b) the Discounted Present Value of the remaining Lease Payments of the terminated lease as of the beginning of the Due Period pertaining to the date of determination, plus any amounts previously due and unpaid.

     "Residual Warranty Payments" means the excess of (a) the repurchase price associated with the Warranty Lease over (b) the Discounted Present Value of the remaining Lease Payments related to the Warranty Lease as of the beginning of the Due Period relating to the date of determination, plus any amounts previously due and unpaid.

     A "Termination Payment" is a payment by a lessee under a lease upon the early termination of such lease, but not on account of a casualty or a lease default, which may be agreed upon by the servicer, acting in our name, and the lessee.

     ADVANCES BY THE SERVICER. Prior to any payment date, the servicer may, but will not be required to, make a Servicer Advance to the trustee of an amount sufficient to cover delinquencies on some or all leases with respect to prior Due Periods. The servicer will be reimbursed for those Servicer Advances from Available Funds on the following payment date.

     DISTRIBUTIONS. On each payment date, Available Funds will be applied to make payments of principal and interest due on the notes, amounts owed to the servicer, the trustee, to the extent not payable by the servicer, and other parties, and for other purposes as described and in the priority set forth in the applicable prospectus supplement. If a Reserve Account is established for a series of notes, the applicable prospectus supplement will describe how much in that account will be transferred to the Collection Account when there is a deficiency in Available Funds otherwise available to make any payment due on each payment date. Similarly, the applicable prospectus supplement will describe the extent to which the proceeds of any applicable credit enhancement will be applied to make up any deficiency.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the notes, the aggregate amount of each interest payment on those notes and the yield to maturity of those notes are directly related to the rate of payments on the underlying leases. The payments on those leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any of those payments may result in distributions to noteholders of amounts which would otherwise have been distributed over the remaining term of the leases. In general, the rate of those payments may be influenced by a number of other factors, including, general economic conditions. The rate of principal payments with respect to any class may also be affected by any repurchase of the underlying leases by Copelco Capital, Inc. pursuant to the assignment and servicing agreement. In that event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the notes to decrease. See "Risk Factors--Prepayments."

     In the event a lease becomes a Non-Performing Lease, Warranty Lease or a Adjusted Lease, Copelco Capital, Inc. will have the option but not the obligation to replace it with a Substitute Lease in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the cut-off date with respect to Non-Performing Leases and in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the cut-off date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of an early lease termination which has been prepaid in full, Copelco Capital, Inc. will have the option to transfer an Additional Lease. The Substitute Leases and Additional Leases will have a Discounted Present Value of the Leases equal to or greater than that of the leases being modified and replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated leases through the term of those terminated leases. In the event that an early lease termination is allowed by Copelco Capital, Inc. and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated lease, plus any delinquent payments.

     The effective yield to holders of the notes will depend upon, among other things, the amount of and rate at which principal is paid to those noteholders. The after-tax yield to noteholders may be affected by lags between the time interest income accrues to noteholders and the time the related interest income is received by the noteholders.

     BOOK-ENTRY REGISTRATION. The securities are sometimes referred to in this prospectus as book-entry securities. No person acquiring an interest in the book-entry securities will be entitled to receive a definitive note representing an obligation of the trust, except under the limited circumstances described in the prospectus. Beneficial owners may elect to hold their interests through the Depository Trust Company in the United States, or Cedelbank or the Euroclear System, in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of that system. So long as the securities are book-entry securities, they will be evidenced by one or more securities registered in the name of Cede & Co., which will be the holder of those securities, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of Cedelbank or Euroclear, respectively, and each participating member of DTC. The securities will initially be registered in the name of Cede & Co. The interests of the holders of those securities will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus to any securities reflect the rights of beneficial owners only as those rights may be exercised through DTC and its participating organizations for so long as those securities are held by DTC.

     The beneficial owners of securities may elect to hold their securities through DTC in the United States, or Cedelbank or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities per class of securities which in the aggregate equal the outstanding principal balance of the related class of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only holder of these securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders", "noteholders" or "certificateholders", as the case may be, as those terms are used in the trust documents. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, including the underwriter, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry securities, such as the securities, among participants on whose behalf it acts with respect to the book-entry securities and to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the securities, and beneficial owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in these securities settled during that processing will be reported to the relevant Euroclear or Cedelbank participants on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will conform with DTC rules. Transfers between Cedelbank participants and Euroclear participants will conform with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedelbank in any of 38 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry securities will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions on those book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     DTC has advised the seller and the servicer that it will take any action permitted to be taken by a holder of the securities under the trust documents only at the direction of one or more participants to whose accounts with DTC the book-entry securities are credited. Additionally, DTC has advised the seller that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry securities evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry securities evidence such percentages of voting rights authorize divergent action.

     None of the trust, the seller, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     DEFINITIVE SECURITIES. The securities, which will be issued initially as book-entry securities, will be converted to definitive securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and DTC or the servicer is unable to locate a qualified successor or (b) the trustee, at its option, elects to terminate the book-entry system through DTC.

     If any event described in the preceding paragraph occurs, DTC will be required to notify all participants of the availability through DTC of definitive securities. Upon delivery of definitive securities, the trustee will reissue the book-entry securities as definitive securities to beneficial owners. Distributions of principal of, and interest on, the book-entry securities will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust documents.

     Definitive securities will be transferable and exchangeable at the offices of the trustee or the registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary describes the material terms of the Transaction Documents pursuant to which a series pool will be created and a series of notes will be issued. Forms of the Transaction Documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This description is not a complete summary of all the provisions of the Transaction Documents.

ASSIGNMENT AND SERVICING AGREEMENT

     ACQUISITION OF THE LEASES. On the issuance date, we will acquire the applicable leases from the originator in connection with an assignment and servicing agreement in which the originator will make representations and warranties concerning leases. The rights and benefits of the originator will, in turn, be pledged to the trustee for the benefit of the noteholders under an indenture.

     ADDITIONS, SUBSTITUTIONS AND ADJUSTMENTS. The originator will be obligated to purchase from us its interest in any lease in the series pool that has become a Warranty lease unless an eligible lease is substituted therefor in accordance with the applicable assignment and servicing agreement.

     In connection with an assignment and servicing agreement, the originator will have the option to substitute eligible leases for Non-Performing Leases, Adjusted Leases and Warranty Leases and to add Additional Leases. The percentage of leases in any series pool that can be substituted for Non-Performing Leases, Adjusted Leases and Warranty Leases will be limited, as described in the applicable prospectus supplement, to a percentage of the aggregate Discounted Present Value of the Leases in the series pool as of the applicable cut-off date. See "Description of the Notes - Prepayment and Yield Considerations."

     SERVICING. The servicer will service the leases in a series pool in connection with an assignment and servicing agreement. The servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

     The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the assignment and servicing agreement. Unless otherwise specified in an applicable prospectus supplement, an uncured breach of a representation or warranty that in any respect materially and adversely affects the interests of the noteholders will constitute a Servicer Event of Default by the servicer.

     The assignment and servicing agreement will provide that the servicer will take or cause to be taken all actions as are necessary or advisable to service, administer and collect on each lease in accordance with customary and prudent servicing procedures for leases of a similar type, and in accordance with applicable laws, rules and regulations and, in any event, according to a standard of care not less than that which it applies to leases it services for its own account.

     SERVICING COMPENSATION. The servicer will be entitled to receive a servicing fee for each Due Period in an amount equal to a specified percentage per annum of the Discounted Present Value of the Performing Leases or the outstanding principal amount of the notes, as of the first day of the Due Period. The applicable indenture will specify the priority of the servicing fee in relation to payments to noteholders and other persons. The servicing fee may be paid prior to any distribution to the noteholders.

     If so provided in the related Transaction Documents, the servicer may be entitled to reimbursement of out-of-pocket expenses reasonably incurred in the course of performance of its duties as servicer and to collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the leases and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a lease by a lessee as a result of the early termination thereof, and will be entitled to reimbursement from us for specific liabilities. Payments by or on behalf of lessees will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

     The servicing fee will compensate the servicer for performing the functions of a third-party servicer of similar types of leases as an agent for their beneficial owner. The servicing fee also will compensate the servicer for administering the leases, accounting for collections and furnishing statements to us and to the trustee with respect to distributions. The servicing fee also will reimburse the servicer for specific taxes, accounting fees, outside auditor fees, trustees fees, data processing costs and other costs incurred in connection with administering the leases.

     STATEMENTS TO TRUSTEE AND ISSUER. Prior to each payment date for a series of notes, the servicer will provide to the trustee as of the close of business on the last day of the preceding applicable Due Period, a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to noteholders.

     EVIDENCE AS TO COMPLIANCE. The assignment and servicing agreement will provide that a firm of independent public accountants will furnish to us and to the trustee, annually, a statement as to compliance by the servicer with certain standards pertaining to the servicing of the leases.

     The assignment and servicing agreement will also provide for the annual delivery to us and/or the trustee of a certificate signed by an officer of the servicer stating that the servicer either has fulfilled its obligations under the assignment and servicing agreement in all material respects or, if there has been a default in the fulfillment of any obligation in any material respect, describing each default. The servicer also will agree to give the trustee notice of a Servicer Events of Default under the applicable assignment and servicing agreement.

     Unless otherwise specified in the applicable prospectus supplement, copies of those statements and certificates may be obtained by noteholders owning at least 25% of the outstanding principal amount of the notes of the relevant series upon request in writing addressed to the trustee or the servicer.

     CERTAIN MATTERS REGARDING THE SERVICER. The assignment and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the performance by the servicer of those duties is no longer permissible under applicable law. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the assignment and servicing agreement.

     The assignment and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, or agents will be under any liability to us or the noteholders for taking any action or for refraining from taking any action in connection with the assignment and servicing agreement; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed based on any breach of the representations and warranties made by the servicer in the assignment and servicing agreement or by reason of willful misfeasance, bad faith or negligence in the performance or non-performance of duties.

     Under the circumstances specified in the assignment and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor to the servicer under the assignment and servicing agreement.

     SERVICER EVENTS OF DEFAULT. Unless otherwise specified in the applicable prospectus supplement, the following events and conditions will be defined in the assignment and servicing agreement as a "Servicer Event of Default":

     (a) failure on the part of the servicer to remit to the trustee within three business days following the receipt thereof any monies received by the servicer required to be remitted to the trustee under the assignment and servicing agreement;

     (b) failure on the part of the servicer to pay to the trustee on the date when due, any payment required to be made by the servicer in connection with the assignment and servicing agreement;

     (c) default on the part of either the servicer or, so long as Copelco Capital, Inc. is the servicer, Copelco Capital, Inc. in its observance or performance in any material respect of specific covenants or agreements in the assignment and servicing agreement which failure continues unremedied for a period of 30 days after the earlier of (1) the date it first becomes known to any officer of Copelco Capital, Inc. or the servicer, as the case may be, and (2) the date on which written notice thereof requiring the same to be remedied shall have been given to the servicer or Copelco Capital, Inc., as the case may be, by the trustee, or to the servicer or Copelco Capital, Inc., as the case may be, and the trustee by any noteholder;

     (d) if any representation or warranty of Copelco Capital, Inc. made in the assignment and servicing agreement proves to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Copelco Capital, Inc. in that assignment and servicing agreement will be deemed to be "material" only if it affects the noteholders or the enforceability of the applicable indenture or of the applicable notes; and provided, further, that a material breach of any representation or warranty made by Copelco Capital, Inc. in an assignment and servicing agreement with respect to any of the leases subject thereto will not constitute a Servicer Event of Default if Copelco Capital, Inc. purchases that lease in accordance with the assignment and servicing agreement;

     (e)  certain insolvency or bankruptcy events relating to the servicer;

     (f) the failure of the servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause--or permit one or more persons to cause-- more than $5,000,000 of aggregate recourse debt or other obligations of the servicer to become due before its, or their, stated maturity or before its, or their, regularly scheduled dates of payment so long as that failure, event or condition shall be continuing and not waived by the person or persons entitled to performance; or

     (g) a final judgment, decree or order for the payment of money aggregating in excess of $5,000,000 and any one of those judgments, or decrees or orders, has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

     RIGHTS UPON SERVICER EVENTS OF DEFAULT. As long as a Servicer Event of Default under the assignment and servicing agreement is continuing, the trustee, upon the instruction of holders of notes evidencing not less than 66-2/3% in principal amount of the notes of the relevant series or, if and to the extent described in the applicable prospectus supplement, any credit enhancement provider, shall, terminate, by notice in writing, all the rights and obligations of the servicer, if any, under the applicable assignment and servicing agreement, whereupon a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the assignment and servicing agreement. Upon the receipt by the servicer of such written notice, all authority and power of the servicer under the assignment and servicing agreement to take any action with respect to any lease or equipment will cease and the same will pass to and be vested in the trustee in connection with and under the applicable assignment and servicing agreement and the applicable indenture.

INDENTURE

     ACCOUNTS. The trustee will establish and maintain one or more Collection Accounts in the name of the trustee on behalf of the noteholders. In addition, the trustee may establish one or more of the following accounts in the name of the trustee for the benefit of the noteholders:

     o a Distribution Account;

     o a Reserve Account; and

     o an account for any other purpose.

     Funds in the Collection Account and any Distribution Account, Reserve Account, or an applicable account for any other purpose will generally be invested as provided in the applicable indenture in investments acceptable to the rating agencies as being consistent with the rating of the notes.

     The above accounts will be maintained as either (a) an account maintained with a depository institution or trust company acceptable to each of the rating agencies and any credit enhancement provider, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the trustee.

     DISTRIBUTIONS. Beginning on the first payment date, distributions of principal and interest, or, where applicable, of principal only or interest only on each class of notes entitled thereto will be made to the noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each class of notes will be described in the applicable prospectus supplement.

                  CREDIT ENHANCEMENTS. The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of notes of a given series will be described in the applicable prospectus supplement. Credit enhancement may be in the form of an insurance policy, subordination of one or more classes of notes, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or other arrangements as may be described in the applicable prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit enhancement for a series of notes may cover one or more other series of notes.

     The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of the class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. As more specifically provided in the applicable prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of notes or more than one series of notes, noteholders of any applicable class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

     If the protection provided to the noteholders of a given class of notes by any applicable credit enhancement or by the subordination of another class of notes is insufficient, we must rely solely on the series pool.

     MODIFICATION OF AN INDENTURE. With certain exceptions, under an indenture, our rights and obligations and the rights of the noteholders may be modified by us with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the notes then outstanding under the applicable indenture and, if and to the extent described in the applicable prospectus supplement, the consent of any credit enhancement provider. However, no modification of that type may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding applicable notes and no modification of that type may be made without the consent of the holder of each outstanding note affected thereby if it would:

     (a) change the fixed maturity of any note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof; or

     (b) reduce the above-stated percentage of notes, without the consent of the holders of all notes then outstanding under that indenture; or

     (c) modify the provisions of the indenture restricting modifications or waivers of the provisions of the indenture except to increase any percentage or fraction set forth in the indenture or to provide that other specific provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or

     (d) modify or alter the provisions of the indenture treating notes held by us or any of our affiliates as not being outstanding for specific purposes under the indenture; or

     (e) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of any series pool or, except as provided in the indenture, terminate the lien of the indenture on any part of a series pool at any time subject to the indenture or deprive any noteholder of the security afforded by the lien of the indenture.

     EVENTS OF DEFAULT. Events of default under an indenture will include, in addition to any other events or conditions described in the applicable prospectus supplement:

     (1) a default for payment of any interest on any note issued under that indenture;

     (2) a default in the payment of the principal of or any installment of the principal of any note at the stated maturity; or

     (3) insolvency or bankruptcy events relating to us.

     Subsequent to an event of default and following any acceleration of the notes in connection with an indenture, any monies that may then be held or thereafter received by the trustee will be applied in the order of priority described in the applicable prospectus supplement at the date or dates fixed by the trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the notes.

     REDEMPTION. In the event a redemption of the notes is effected upon terms described in the prospectus supplement, in all circumstances the repurchase price will at least equal the entire unpaid principal plus accrued and unpaid interest.

                              THE INDENTURE TRUSTEE

     The trustee for a series of notes will be identified in the applicable prospectus supplement. The originator and its affiliates may from time to time enter into normal banking and trustee relationships with the applicable trustee and its affiliates. The applicable trustee, the servicer and any of their respective affiliates may hold notes in their own names. In addition, for purposes of meeting the legal requirements of specific local jurisdictions, the trustee shall have the power to appoint a co-trustee or a separate trustee under the applicable indenture. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the indenture will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform specific acts, singly upon the separate trustee or co-trustee, who shall exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee.

     No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by the successor trustee. The trustee may resign at any time by giving written notice thereof to us and the servicer and by mailing notice of resignation by first-class mail, postage prepaid, to the applicable noteholders of the series at their addresses appearing on the security register. Unless otherwise specified in the applicable prospectus supplement, the trustee may be removed at any time by act of the holders of notes evidencing not less than 66-2/3% of the voting rights thereof, delivered to us and to the trustee. If the trustee resigns, is removed, or becomes incapable of acting, or if a vacancy shall occur in the office of the trustee for any cause, we must promptly appoint a successor trustee. If no successor trustee shall have been so appointed by us or the noteholders, or if no successor trustee shall have accepted appointment within 30 days after the resignation or removal, existence of incapability, or occurrence of the vacancy, the trustee or any noteholder may petition any court of competent jurisdiction for the appointment of a successor trustee.

                             SECURITY FOR THE NOTES

     Repayment of the notes will be secured by (1) a first priority security interest in the underlying leases perfected both by filing UCC financing statements against us and Copelco Capital, Inc. and by taking possession of the respective lease documents, (2) a security interest in the related equipment owned by us and an assignment of our security interest in such equipment subject to Nominal Buy-Out leases which security interest was originally perfected by Copelco Capital, Inc., except in certain circumstances and (3) all funds in the Collection Account and the Reserve Account.

                       LEGAL MATTERS AFFECTING A LESSEE'S
                             RIGHTS AND OBLIGATIONS

     GENERAL. The leases are triple-net leases, requiring the lessees to pay all taxes, maintenance and insurance associated with the equipment, and are primarily non-cancelable by the lessees.

     The leases are "hell or high water" leases, under which the obligations of the lessee is absolute and unconditional, regardless of any defense, setoff or abatement which the lessee may have against, us, against Copelco Capital, Inc., as transferor or servicer, or against any other person or entity whatsoever.

     Defaults under the leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the lessee under a lease. The remedies of the lessor and our remedies as assignee following a notice and cure period are generally to seek to enforce the performance by the lessee of the terms and covenants of the lease, including the lessee's obligation to make scheduled payments, or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the lessee under the lease. Although the leases permit the lessor to repossess and dispose of the related equipment in the event of a lease default, and to credit the proceeds against the lessee's liabilities thereunder, those remedies may be limited where the lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

     UCC AND BANKRUPTCY CONSIDERATIONS. In connection with the assignment and servicing agreement, the originator will make a capital contribution to us of the leases and equipment owned by the originator and subject to the leases and assign its security interests in the equipment subject to Nominal Buy-Out leases. The originator will warrant that each contribution of the leases from the originator to us is an absolute assignment, that the contributions of its rights in the equipment is a valid transfer of the originator's title to the equipment and that the originator is either the owner of the equipment or, for leases with leased equipment having an original equipment cost in excess of $25,000, has a valid perfected first priority security interest in the equipment, including equipment subject to Nominal Buy-Out Leases and accordingly, the originator has filed UCC financing statements in its favor against lessees regarding all equipment in the series pool with an original equipment cost in excess of $25,000. No action will be taken to perfect the interest of the originator in any equipment in the series pool with an original equipment cost of less than $25,000. In addition, UCC financing statements identifying security interests in the equipment as transferred to, or obtained by us or by the trustee and UCC financing statements identifying equipment owned by the originator, transferred to us and pledged to the trustee will be filed in favor of us or in favor of the trustee in the central filing location for any given state. In the event of the repossession and resale of equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before the proceeds could be applied to the payment of claims by the servicer on our behalf. Specific statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a lessee default. In the event of the bankruptcy or reorganization of a lessee, or the originator, as transferor or servicer, various provisions of the Bankruptcy Code of 1978, as amended, and related laws may interfere with, delay or eliminate our ability to enforce our rights, or the ability of the originator to enforce its rights under the leases.

     In the case of operating leases, the Bankruptcy Code of 1978, as amended, grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of that lease or contract constitutes a breach of the lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the servicer into the Collection Account and allocated to the noteholders as more fully described herein. Upon the bankruptcy of a lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a lease, the flow of scheduled payments to noteholders would cease. In the event that, as a result of the bankruptcy of a lessee, the servicer is prevented from collecting scheduled payments with respect to leases and those leases become Non-Performing Leases, no recourse would be available against the originator, except for misrepresentation or breach of warranty, and the noteholders could suffer a loss with respect to the notes. Similarly, if we were to become bankrupt, and if the bankruptcy trustee or debtor-in-possession elected to reject a lease, the flow of lease payments to us and to the noteholders would cease. As noted above, however, we have been structured so that the filing of a bankruptcy petition on our behalf is unlikely. See "The Issuer."

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of equipment, may limit the amount realized on the sale of equipment to less than the amount due on the applicable lease.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     GENERAL. The following discussion describes the material federal income tax consequences to the original purchasers of the notes of the purchase, ownership and disposition of the notes. However, the discussion does not address all of the tax consequences that might be relevant to holders subject to special treatment under United States federal income tax law, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the notes as other than capital assets.

     The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, our special tax counsel, are based upon provisions of the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the IRS. Accordingly, we suggest that you consult your own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

     The following discussion addresses lease-backed notes such as the notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying leases. Tax Counsel has prepared the following discussion and is of the opinion that it is correct in all material respects.

     TAX CHARACTERIZATION OF COPELCO CAPITAL RECEIVABLES LLC. Tax counsel is of the opinion that we will not be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

     TAX CHARACTERIZATION OF THE NOTES. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated within this prospectus has been the subject of any Treasury Regulation, Revenue Ruling or judicial decision, based on the application of existing law to the facts as presented in the applicable agreements, the notes will be treated as indebtedness for federal income tax purposes. If characterized as indebtedness, interest on the notes will be taxable as ordinary income for federal income tax purposes when received by noteholders using the cash method of accounting and when accrued by noteholders using the accrual method of accounting. Noteholders using the accrual method of accounting may be required to report income for tax purposes in advance of receiving a corresponding cash distribution with which to pay the applicable tax. Interest received on the notes also may constitute "investment income" for purposes of limitations in the Code concerning the deductibility of investment interest expense.

     Although it is the opinion of Tax Counsel that the notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that this debt characterization of the notes will prevail. If the notes were treated as an ownership interest in the leases, all income on the leases would be income to the holders of the notes, and related fees and expenses would generally be deductible, subject to the limitations on the deductibility of miscellaneous itemized deductions by individuals, and the market discount and premium provisions of the Code might apply to a purchase of the notes.

     If, alternatively, the notes were treated as an equity interest in us, we might be classified as a partnership or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation. If the notes were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the equipment and the leases by the partnership would be passed through to the noteholders, as partners in a partnership according to their respective interests. The timing, amount and character of the income or expenses reportable by the noteholders as partners in a partnership could differ from the income or expenses reportable by the noteholders as holders of debt. If the noteholders were treated as partners, a cash basis noteholder might be required to report income when it accrues to the partnership rather than when it is received by the noteholder. Moreover, if notes were treated as interests in a partnership, an individual noteholder's share of expenses of the partnership, such as servicing fees, would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual noteholder's adjusted gross income, meaning that the individual noteholder might be taxed on a greater amount of income than the stated interest on his or her notes. Finally, if a note were treated as a partnership interest, any taxable income allocated to a noteholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, could constitute "unrelated business taxable income."

     If the notes were treated as interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the leases. Moreover, distributions by the entity on the notes probably would not be deductible in computing the entity's taxable income and all or part of any distributions to noteholders would probably be treated as dividends. The imposition of an entity-level tax could result in a reduced amount of cash available for distributions to noteholders.

     Since we will treat the notes as indebtedness for federal income tax purposes, the trustee, participants and indirect participants will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the notes. Further, if the IRS were to contend successfully that the notes are interests in a publicly traded partnership taxable as a corporation, additional tax consequences would apply to foreign noteholders. Investors may wish to consult their own tax advisors with regard to the potential application of those provisions.

     DISCOUNT AND PREMIUM. A note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (a) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (b) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the note, or upon a sale of a note; and
(c) if a beneficial owner so elects, premium may be amortized over the life of the note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below. Beneficial owners who are required to include the interest income as it accrues may be required to report income for tax purposes in advance of receiving a corresponding cash contribution with which to pay the applicable tax.

     ORIGINAL ISSUE DISCOUNT. In general, a note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a note is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the notes is sold. The issue price also includes any accrued interest attributable to the period between the beginning of the Due Period and the closing date relating to the series of notes. The stated redemption price at maturity of a note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under that note. The stated redemption price at maturity of any other note is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the issuance date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the notes.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25 percent of the stated redemption price at maturity of the note multiplied by its weighted average life. The weighted average life of a note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (x) the number of complete years, rounding down for partial years, from the issuance date until the date on which each of those distributions is expected to be made by (y) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the note and, when each principal distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     The adjusted issue price of a note at any time will equal the issue price of the note, increased by the aggregate amount of previously accrued original issue discount with respect to that note, and reduced by the amount of any distributions made on that note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     A subsequent purchaser of a note that purchases it at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the note, the daily portion of original issue discount with respect to the note, but reduced, if the cost of the note to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (x) that daily portion and (y) a constant fraction, the numerator of which is that excess and the denominator of which is the sum of the daily portions of original issue discount on the note for all days on or after the day of purchase.

     MARKET DISCOUNT. A beneficial owner that purchases a note at a market discount, or in other words, at a purchase price less than the remaining stated redemption price at maturity of the note or, in the case of a note with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the note, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the note not previously included in income. With respect to notes that have unaccrued original issue discount, any market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on that indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a note may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the note. The trustee will make available, as required by the IRS, to beneficial owners of notes information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a note will be considered to be zero if the discount is less than 0.25 percent of the remaining stated redemption price at maturity of the note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, which includes prepayments, prior to the date of acquisition of the note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the note and, when each principal distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     PREMIUM. A purchaser of a note that purchases it at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the note at a premium. A purchaser of a note at a premium need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat that premium as "amortizable bond premium." If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on such note's yield to maturity. The amortization of premium should be made using constant yield principles. If a premium amortization election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, commonly called "fully taxable bonds", held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If a premium amortization election is not made,
(1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the note and when each principal distribution is received, a loss equal to the premium allocated to the principal distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the note.

     SPECIAL ELECTION. A beneficial owner may elect to include in gross income all "interest" that accrues on a note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. Tax Counsel suggests that a beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

     SALE OR EXCHANGE OF NOTES. If a note is sold or exchanged, the seller of the note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the note. The adjusted basis of a note will generally equal its cost, increased by any OID or market discount includible in income with respect to the note through the date of sale and reduced by any principal payments previously received with respect to the note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the note was held as a capital asset. Capital losses generally may be used only to offset capital gains.

     BACKUP WITHHOLDING. Distributions of interest and principal, as well as distributions of proceeds from the sale of notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of those distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The IRS has issued withholding regulations (the "Withholding Regulations"), which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000, although taxpayers may begin compliance with the Withholding Regulations immediately. We suggest that prospective investors consult their own tax advisors regarding the Withholding Regulations.

     FOREIGN INVESTORS. Distributions made on a note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the note, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of the beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives this statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that this statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

     If income or gain with respect to a note is effectively connected with a U.S. trade or business carried on by a noteholder who or which is not a U.S. person, the 30 percent withholding tax will not apply but the noteholder will be subject to U.S. federal income tax at graduated rates applicable to U.S. persons.

     The Withholding Regulations would require, in the case of notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

     STATE AND LOCAL TAX CONSEQUENCES. Potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors may wish to consult their own tax advisors regarding whether the purchase of the notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction.

     The federal and state income tax discussions described above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. Prospective purchasers may wish to consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws or in the interpretations thereof.

                                     RATINGS

     Each class of notes offered by this prospectus and the applicable prospectus supplement will be rated in one of the four highest rating categories by one or more Rating Agencies. These ratings will address, in the opinion of the applicable rating agencies, the likelihood that we will be able to make timely payment of all amounts due on the applicable notes in accordance with the terms thereof. These ratings will neither address any prepayment or yield considerations applicable to any notes nor constitute a recommendation to buy, sell or hold any notes.

                              ERISA CONSIDERATIONS

     ERISA and the Code prohibit pension, profit sharing and other employee benefit plans, as well as certain individual retirement arrangements, from engaging in transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code with respect to such plans. However, if a statutory or administrative exemption applies to the transaction, plans may engage in these transactions. ERISA and the Code also generally prohibit transactions involving conflicts of interest by fiduciaries of such plans. Persons who violate these prohibited transaction rules may incur excise tax and other liabilities under ERISA and the Code. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that a plan make its investments in accordance with its governing documents. Employee benefit plans that are governmental plans and church plans under ERISA are not subject to ERISA requirements. Accordingly, these plans may invest in notes without regard to the ERISA considerations discussed below. Any such plan that is qualified and exempt from taxation under section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules detailed in section 503 of the Code.

     Certain transactions involving Copelco Capital Receivables might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchased notes if our assets were deemed to be plan assets of such plan. Under the plan assets regulation issued by the Department of Labor, if a plan acquired an equity interest in Copelco Capital Receivables, the plan's assets would generally include both the equity interest and an undivided interest in each of our underlying assets. An equity interest is an interest other than an instrument that:

     o is treated as indebtedness under applicable local law, and

     o has no substantial equity features.

     It is anticipated that the notes should treated as indebtedness without substantial equity features for purposes of the plan assets regulation. In such case, the acquisition or holding of the notes by or on behalf of a plan could still result in a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could apply to a plan's purchase and holding of notes, depending on the type and circumstances of the plan fiduciary making the decision to acquire the securities. Included among these exemptions are:

     o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

     o PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

     o PTCE 91-38, regarding transactions entered into by bank collective investment funds;

     o PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

     o PTCE 96-23, regarding transactions effected by in-house asset managers.

     The prospectus supplement will provide further information that plans should consider before purchasing the notes. A plan fiduciary considering the purchase of notes may wish to consult its tax or legal advisors regarding:

     o    whether our assets would be considered plan assets,

     o the possibility of exemptive relief from the prohibited transaction rule, and

     o    other ERISA issues and their potential consequences.

     In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in notes is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of notes to a plan is in no respect a representation by us or by the underwriters that this investment meets all relevant requirements regarding investments by plans generally, by any particular plan or that this investment is appropriate for plans generally or any particular plan.

                              PLAN OF DISTRIBUTION

     The notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

     In connection with the sale of the notes, underwriters may receive compensation from us or from purchasers of the notes in the form of discounts, concessions or commissions. The underwriters and dealers participating in the distribution of the notes may be deemed to be underwriters in connection with the notes, and any discounts or commissions received by them from us and any profit on the resale of notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Any stabilizing, if commenced, may be discontinued at any time.

     The underwriting agreement pertaining to the sale of the notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all the notes subject to that agreement if any are purchased and that, in limited circumstances, we will indemnify the underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     Purchasers of notes, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of notes. noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon in relation to the issuance of the notes for us and for Copelco Capital, Inc. by Spencer Lempert, the General Counsel and Senior Vice President of Copelco Capital, Inc. and, in relation to other matters, Dewey Ballantine LLP, New York, New York will issue an opinion for us, for Copelco Capital, Inc. and for the underwriters.

                                    GLOSSARY

     "Additional Lease" is a lease originator has opted to purchase with the proceeds of a prepayment of a lease, in full or in part of a lease prepaid in full or in part. The newly purchased Additional Lease will have similar characteristics to the terminated lease.

     "Adjusted Lease" is a lease for which the terms of lease were adjusted or modified.

     "Available Funds" is defined on page 26.

     "Available Funds Shortfall" is the deficiency in Available Funds, excluding funds on deposit in the Reserve Account needed to make the Required Payments.

     A "Casualty Payment" is any payment made on a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of equipment subject thereto which results, in accordance with the terms of the lease, in a reduction in the number or amount of any future lease payments due on the Lease or in the termination of the lessee's obligation to make future Lease Payments thereunder.

     "Code" is the Internal Revenue Code of 1986, as amended.

     "Collection Account" is an account in the name of the trustee on behalf of the noteholders into which payments made on or with respect to the applicable leases will be deposited as provided in the applicable Transaction Documents.

     "Discounted Present Value of the Leases," at any given time, will equal the future remaining scheduled payments, excluding delinquent amounts, Excess Copy Charges, Fee Per Scan Charges and Maintenance Charges from the leases, including Non-Performing Leases, discounted at the discount rate specified in the applicable prospectus supplement.

     "Discounted Present Value of the Performing Leases" equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing leases, excluding delinquent amounts and Maintenance Charges, discounted at the discount rate.

     "Distribution Account" is an eligible account from which funds are distributed to the noteholders.

     "DTC" is the Depositary Trust Company.

     "Due Period" is, with regard to a specific payment date, the calendar month preceding that payment date.

     "Excess Copy Charge" is the incremental amount the Business Technology Group charges a copier user after the user exceeds the monthly copy allowance. This excess charge is remitted to the vendors upon collecting by Copelco Capital, Inc.

     "Fee Per Scan Charge" is the incremental fee charged by the Healthcare Group to the extent usage exceeds the monthly scan allowance.

     "Lease Payment" is each periodic installment of rent payable by a lessee under a lease. Casualty Payments, Termination Payments, prepayments of rent required with respect to the terms of a lease at or before the commencement of the lease, payments becoming due before the applicable cut-off date and supplemental or additional payments required by the terms of a lease with respect to taxes, insurance, maintenance, including, without limitation, any Maintenance Charges, or other specific charges, including, without limitation, any excess Copy Charges and Fee Per Scan Charges.

     "Maintenance Charge" is that fixed portion of the cost per copy program fixed monthly charge that is attributable to maintenance of the copiers.

     "Non-Performing Lease" is (a) a lease that has become more than 123 days delinquent or (b) a lease that has been accelerated by the servicer or a lease that the servicer has determined to be uncollectible in accordance with its customary practices. Copelco Capital, Inc. will represent and warrant that, as of the applicable cut-off date, none of the leases are Non-Performing Leases.

     "Reserve Account" is an account which provides reserves to cover shortfalls in Available Funds.

     "Residual Casualty Payment" is the excess of (a) the Casualty Payment related to the lease over (b) the discounted present value of the remaining Lease Payments related to the lease as of the beginning of the Due Period relating to such date of determination, plus any amounts previously due and unpaid.

     "Residual Prepayment" means, at any date of determination for a terminated lease, the excess of (a) the payment associated with the terminated lease over
(b) the discounted present value of the remaining Lease Payments of the terminated lease as of the beginning of the Due Period pertaining to the date of determination, plus any amounts previously due and unpaid.

     "Residual Warranty Payment" means the excess of (a) the repurchase price associated with the Warranty Lease over (b) the discounted present value of the remaining Lease Payments related to the Warranty Lease as of the beginning of the Due Period relating to the date of determination, plus any amounts previously due and unpaid.

     "Servicer Advance" is an amount the servicer may, but will not be required to, advance to the trustee in order for the trustee to cover delinquencies on some or all leases with respect to the prior Due Periods.

     "Servicer Event of Default" is defined on page 35.

     "Substitute Lease" is a lease substituted for a Non-Performing Lease, Warranty Lease or Adjusted Lease, having similar characteristics to the lease its replacing.

     "Tax Counsel" is Dewey Ballantine LLP.

     "Termination Payment" is a payment by a lessee under a lease upon the early termination of such lease--but not on account of a casualty or a lease default--which may be agreed upon by the servicer, acting in our name, and the lessee.

     "Transaction Documents" are the indenture and the assignment and servicing agreement pertaining to the related series of notes.

     "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

     "Warranty Lease" is a lease subject to repurchase as a result of a breach of a representation and warranty.

===========================================    =================================

          $881,194,536
         (Approximate)

        Copelco Capital                                (Approximately)
        Receivables LLC                         $185,514,639 _____% Class A-1
                                                      Lease-Backed Notes

     ----------------------                            (Approximately)
           PROSPECTUS                           $139,135,979 _____ Class A-2a
           SUPPLEMENT                                 Lease-Backed Notes
     ----------------------
                                                       (Approximately)
  FIRST UNION SECURITIES, INC.                  $255,082,629 _____% Class A-3
     PRUDENTIAL SECURITIES                           Lease-Backed Notes
 BANC OF AMERICA SECURITIES LLC
  MELLON FINANCIAL MARKETS, LLC                        (Approximately)
                                                $236,531,165 _____% Class A-4
                                                     Lease-Backed Notes

                                                       (Approximately)
      Dated April __, 2000                       $18,551,464 _____% Class B
                                                      Lease-Backed Notes

Until 90 days after the date of this                  (Approximately)
prospectus supplement, all dealers that          $18,551,464 _____% Class C
effect transactions in the Offered Notes,            Lease-Backed Notes
whether or not participating in this
offering, may be required to deliver a                 (Approximately)
prospectus supplement and an accompanying        $27,827,196 _____% Class D
Prospectus. This is in addition to the               Lease-Backed Notes
dealers' obligation to deliver a prospectus supplement and an accompanying Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



===========================================    =================================